Filed Pursuant to Rule 424(b)(3)
Registration No. 333-273752

PROSPECTUS SUPPLEMENT NO. 11
(to prospectus dated September 12, 2023)

NAUTICUS ROBOTICS, INC.
Up to 1,890,066 Shares of Common Stock
___________________________________

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated September 12, 2023 (the “Prospectus”), with the information contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale or other disposition from time to time by the selling securityholders named in the Prospectus or their permitted transferees (the “Selling Securityholders”) of up to an aggregate 1,890,066 shares (“Resale Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Nauticus Robotics, Inc., a Delaware corporation (the “Company” and, together with the Selling Securityholders, the “RRA Parties”). The Resale Shares were issued to the Selling Securityholders pursuant to and in consideration of the RRA Parties’ agreements set forth in the RRA Amendment (as defined in the Prospectus), including with respect to and in full satisfaction of certain liquidated damages provided for under the RRA (as defined in the Prospectus).

We will bear all costs, expenses and fees in connection with the registration of the Resale Shares and will not receive any proceeds from the sale of the Resale Shares. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales (if any) of the Resale Shares.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, any may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “KITT.” The closing price of our Common Stock on April 17, 2024 was $0.22 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 17, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2023
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _________ to ___________
Commission file number: 001-40611

NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-1699753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
17146 FEATHERCRAFT LANE, SUITE 450, WEBSTER, TEXAS 77598
(Address of principal executive offices and Zip Code)
(281) 942-9069
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share, and one-half of one redeemable warrant	KITT	The Nasdaq Capital Market

Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	KITTW	The Nasdaq Capital Market
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.      Yes ☐     No ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.      Yes ☐      No ☒
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.      Yes ☒      No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).     Yes     ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐
If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐
Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).     Yes ☐     No ☒
The aggregate market value of the registrant’s common stock held by non-affiliates was $21,885,108 as of June 30, 2023 (the last business day of the registrant’s most recently completed second fiscal quarter), based on a total of 10,572,516 shares of common stock held by non-affiliates and a closing price of $2.07 as reported on the Nasdaq Capital Market on June 30, 2023. For purposes of this computation, all officers, directors, and 10% beneficial owners of the registrant are deemed to be affiliates. Such determination should not be deemed to be an admission that such officers, directors or 10% beneficial owners are, in fact, affiliates of the registrant.
As of April 8, 2024, there were 62,089,911 shares of common stock outstanding.
DOCUMENTS INCORPORATED BY REFERENCE
Portions of the registrant’s definitive proxy statement for its 2024 Annual Meeting of Shareholders (the “Proxy Statement”) are incorporated by reference into Part III of this Annual Report on Form 10-K and will be filed within 120 days of the registrant’s fiscal year end.

FREQUENTLY USED TERMS
Unless otherwise stated in this Annual Report on Form 10-K (“Annual Report” or “Form 10-K”), or the context otherwise requires, references to “we,” “us,” “our” “Nauticus” or the “Company” are to Nauticus Robotics, Inc., a Delaware corporation and references to:
•“Board” are to the board of directors of CleanTech prior to the Closing, and the board of directors of the Company following the Closing.
•“Business Combination” are to the merger contemplated by the Merger Agreement, together with any amendment, ancillary agreements and transactions contemplated by the Merger Agreement.
•“CLAQ” and “CleanTech” are to the Company prior to the Closing.
•“Chardan” are to Chardan Capital Markets, LLC, as representative of the underwriters in CLAQ’s initial public offering.
•“CleanTech Investments” are to CleanTech Investments, LLC.
•“CleanTech Sponsor” are to CleanTech Sponsor I LLC, an entity affiliated with certain of CLAQ’s directors and officers.
•“Closing” are to the consummation of the Business Combination.
•“Closing Date” are to September 9, 2022, the date of the consummation of the Business Combination.
•“Code” are to the Internal Revenue Code of 1986, as amended.
•“Closing Share Price” are to $10.00 per share.
•“Common Stock” are to the shares of common stock, par value $0.0001 per share, of CLAQ prior to the Closing, and the common stock of the Company following the Closing.
•“Effective Time” are to the time at which the Business Combination became effective.
•“Exchange Act” are to the Securities Exchange Act of 1934, as amended.
•“Exchange Ratio” are to the ratio determined by dividing (a) the Per Share Merger Consideration Value, by (b) the Closing Share Price.
•“Founder Shares” are to an aggregate of 4,312,500 shares of Common Stock held by the Sponsors, directors and officers, consisting of (i) 2,595,000 shares of Common Stock held by CleanTech Investments; (ii) 1,437,500 shares of Common Stock held by CleanTech Sponsor; and (iii) an aggregate of 280,000 shares of Common Stock held by CLAQ officers, directors and certain advisors.
•“GAAP” are to accounting principles generally accepted in the United States of America.
•“IPO” are to the initial public offering of 15,000,000 Units of CLAQ consummated on July 19, 2021, including the additional 2,250,000 Units sold to cover the over-allotment option on July 28, 2021.
•“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of December 16, 2021, as amended on January 30 and June 6, 2022, by and among CLAQ, Merger Sub and Nauticus Robotics Holdings.
•“Merger Sub” are to CleanTech Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of CLAQ.
•“Nasdaq” are to The Nasdaq Capital Market.

•“Nauticus Robotics Holdings” are to Nauticus Robotics Holdings, Inc., a Texas corporation, formerly known as Houston Mechatronics, Inc.
•“Nauticus Convertible Notes” are to (i) that certain Unsecured Convertible Promissory Note, dated June 19, 2021, by and between Goradia Capital, LLC and Nauticus, as amended on December 16, 2021, (ii) that certain Unsecured Convertible Promissory Note, August 3, 2021, by and between Material Impact Fund II, L.P. and Nauticus, as amended on December 16, 2021, (iii) that certain Unsecured Convertible Promissory Note, dated October 22, 2021, by and between In-Q-Tel, Inc. and Nauticus, as amended on December 16, 2021, (iv) that certain Unsecured Convertible Promissory Note, dated July 28, 2020, by and between Schlumberger Technology Corporation and Nauticus, as amended on December 16, 2021, and (v) that certain Unsecured Convertible Promissory Note, dated December 7, 2020, by and between Transocean Inc. and Nauticus, as amended on December 16, 2021 (each, a “Nauticus Convertible Note” and collectively, the “Nauticus Convertible Notes”).
•“Old Nauticus Common Stock” are to shares of Nauticus Robotics Holdings common stock; par value $0.01 per share.
•“Old Nauticus Convertible Notes” are to that certain (i) Unsecured Convertible Promissory Note, dated June 19, 2021, by and between Goradia Capital, LLC and Nauticus Robotics Holdings, Inc., as amended on December 16, 2021, (ii) Unsecured Convertible Promissory Note, August 3, 2021, by and between Material Impact Fund II, L.P. and Nauticus Robotics Holdings, Inc., as amended on December 16, 2021, (iii) Unsecured Convertible Promissory Note, dated October 22, 2021, by and between In-Q-Tel, Inc. and Nauticus Robotics Holdings, Inc., as amended on December 16, 2021, (iv) Unsecured Convertible Promissory Note, dated July 28, 2020, by and between Schlumberger Technology Corporation and Nauticus Robotics Holdings, Inc., as amended on December 16, 2021, and (v) Unsecured Convertible Promissory Note, dated December 7, 2020, by and between Transocean Inc. and Nauticus Robotics Holdings, Inc., as amended on December 16, 2021.
•“Per Share Merger Consideration” are to with respect to any share of Nauticus Common Stock, issued and outstanding immediately prior to the Effective Time, including those issued in connection with the Nauticus Preferred Stock Conversion and the Nauticus Convertible Note Conversion, a number of shares of the Company’s Common Stock equal to (i) the Per Share Merger Consideration Value divided by (ii) the Closing Share Price.
•“Per Share Merger Consideration Value” are to $142.069.
•“PIPE Investment” are to the sale and issuance of (i) 3,100,000 shares of Common Stock to certain investors for an aggregate purchase price of $31 million in a private placement immediately prior to the closing of the Business Combination (the “Equity Financing”); and (ii) up to an aggregate of $40.0 million in principal amount of secured debentures (the “Debentures”) (of which we have entered into agreements for $36,530,320 of Debentures) and warrants (the “SPA Warrants”) to certain investors named in the Securities Purchase Agreement dated December 16, 2021, as amended on January 31, 2022, and as further amended and restated on September 9, 2022, substantially concurrently with the closing of the Business Combination (the “Debt Financing”).
•“Public Warrants” are to warrants sold in the IPO as part of the Units, whether they were purchased in the IPO or thereafter in the open market.
•“Private Warrants” are to the 7,175,000 warrants issued to the Sponsors, consisting of (i) 4,783,333 warrants issued to CleanTech Sponsor; and (ii) 2,391,667 warrants issued to CleanTech Investments, in a private placement in connection with the consummation of the IPO.
•“SEC” are to the U.S. Securities and Exchange Commission.
•“Securities Act” are to the Securities Act of 1933, as amended.
•“Sponsor” are to, individually, CleanTech Sponsor or CleanTech Investments and, collectively, both of the foregoing.
•“Units” are to the units of CLAQ, each consisting of one share of common stock, one right and one-half of one redeemable warrant.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Annual Report on Form 10-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.
This document contains certain forward-looking statements with respect to our financial condition, results of operations and business, plans, objectives and strategies. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements.
A detailed discussion of potential risks and uncertainties that could cause actual results and events to differ materially from forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — “Risk Factors” of this Annual Report and in subsequent reports filed with the Securities and Exchange Commission (“SEC”). The Company has no obligation, and we disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this filing, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

NAUTICUS ROBOTICS, INC.
ANNUAL REPORT ON FORM 10-K
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023
i

PART I
Item 1. Business
Nauticus Robotics, Inc. develops autonomous robots for the ocean industries. Autonomy requires the extensive use of sensors, artificial intelligence, and effective algorithms for perception and decision allowing the robot to adapt to changing environments. The company’s business model includes using robotic systems for service, selling vehicles and components, and licensing of related software to both the commercial and defense business sectors. Nauticus has designed and is currently testing and certifying a new generation of vehicles to reduce operational cost and gather data to maintain and operate a wide variety of subsea infrastructure. Besides a standalone service offering and forward-facing products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofit/upgrading traditional ROV operations and other third-party vehicle platforms. Nauticus’ services provide customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions, to improve offshore health, safety, and environmental exposure.
Products, Services and Revenue
Nauticus is in an industry that operates on a service-based daily rate model which requires a master service agreement. Nauticus optimizes asset utilization across different customers in the same geography by managing the scope of work with each customer to maximize asset utilization.
The service and sales business model will be applied to the commercial fleet services aspect of our business. The ToolKITT software platform is intended to be licensed or, in some cases, sold to end customers through a perpetual license. In the latter case, end users are expected to be contracted for software support and maintenance.
Although the sale of Nauticus’ products may occur on either point sales, rental or SaaS models, the fleet services and software (“ToolKITT”) are targeted for this type of recurring revenue sales. Other products (US Defense) and Olympic Arms (for existing ROVs) are anticipated to be sold through conventional sales contracts with accompanying software licenses. Aquanaut, the commercial subsea vehicle, may also be sold to selective customers, when those sales are not expected to cannibalize or compete with other Nauticus fleet services.
Currently, Nauticus has not completed any material product sales, and many of its core products are still under development.
Evolution of Aquatic Robotics
The modern ocean robotic vehicles known as unmanned underwater vehicles (“UUVs”) can be traced to work performed by the U.S. Navy in the 1960’s. As this technology developed through the 1970’s and 1980’s, the oil and gas industry began to utilize this technology to support exploration projects in water depths that exceeded the capability of human divers. Since these beginnings, remotely operated vehicles and autonomous underwater vehicles (“AUVs”) have expanded their reach into many fields beyond the ocean energy marketplace. These robotic vehicles have played a key role in exploration and discovery as well as ocean rescue missions. Today, these vehicles are routinely used to perform a wide variety of tasks in support of many fields of use, including offshore wind energy and aquaculture.
UUVs generally have two missions: data gathering or manipulation. They are operated in two distinct classifications — remotely operated or autonomous. The current vehicle designs are optimized and limited to performing one mission or the other. The long-range observation and data gathering missions are often oceanographic data, communication cable inspections, or subsea topographical surveys. These vehicles are usually AUVs and are non-hovering, tetherless, “submarine shaped” hulls optimized for long range cruising. Not only do these platforms neglect any manipulation, they are also less than ideally suited for tasks requiring high maneuverability. There are some hovering AUVs and even some that offer limited manipulation. However, these hydraulic arms are very rudimentary add-on features incapable of complex coordination or more advanced concepts like goal directed, impedance-force control.
On the other hand, most manipulation missions are performed by ROV designs. These tethered robots, which are specifically aimed at subsea manipulation, are attached to topside support vessels for power and communication. As such, they take advantage of high data rates and the power-rich environment afforded by the tether. Although operator fatigue is a notorious problem, most ROV operators are paid by the hour, and that has unfortunately held down advancing the state of the art in operational efficiency, control, and manipulation sophistication. And it is these technological advancements that are required in a communication-poor, power-limited environment.
There is an emerging need for the hybrid operation: a highly maneuverable platform that can perform manipulation work and also travel efficiently for tens of kilometers. This might include deployment from shore or from some other vehicle and then traveling large distances to then perform manipulation or observation work or both.
Market Opportunity
Although AUV and ROV technology have progressed over the years, the fundamental solution architecture has not changed from its beginning. Servicing missions at depth requires a large surface ship and for intervention tasks, tether spooling systems to be mounted and controlled from the vessel. Beyond the obvious mobilization/demobilization and operating costs of the ship, the tether system introduces its own set of operational challenges and constraints to account for entanglement and sea current-induced disturbances. The size and complexity of the tether system contribute to the size requirements of the vessel. The current paradigm typically includes onboard crew to operate the ROV, further increasing the vessel requirements. The current architecture drives the high cost of this service through the large size of the surface vessel combined with the encumbrance of the connecting cable between the surface vessel and the ROV.
The Nauticus solution addresses the primary factors that drive the cost of the current servicing paradigm. Eliminating the need for the several thousand meters of cable and therefore the onsite vessel and people using acoustic communications substantially reduces the cost of operations. In addition to removing the cost and maintenance of the cable, the surface vessel does not need to accommodate the size and complexity of this system, reducing its size and associated cost. Reducing the size of the surface vessel yields cost savings through reduced crew and vessel operating cost. Importantly, reducing the size of the surface vessel also substantially reduces the carbon expression during servicing operations.
Removing the cable, which provides high-bandwidth communications between the surface and the ROV, while still performing dexterous manipulation tasks has been a central technical achievement of Nauticus. Increasing the autonomy of the ROV through artificial intelligence enables the full set of capabilities required by the market but achieved through low-bandwidth data links. In this new control paradigm, high-bandwidth teleoperation gives way to low-bandwidth supervised autonomy. Taking the responsibility for robotic interventions from a real-time operator and placing it with the robot itself also improves performance of the system by reducing task completion times. This benefit results when the robot, not the operator, compensates for local disturbances while completing tasks in the workspace.
Another key benefit provided by Nauticus’ Aquanaut is its unique ability to transform its hull to optimize performance during different phases of the mission. The AUV-style, hydrodynamically efficient hull configuration enables the robot to traverse long distances when performing subsea pipe or cable inspections. After this transit, the vehicle can transform its shape to expose workclass-capable manipulators to interact with its environment. This ability to transit long distances and then perform manipulation tasks is enabled by both the vehicle design as well as the freedom from a cabled surface connection. This unique capability of the Aquanaut brings new capacity to subsea robotic interventions and further disrupts the status quo.
Nauticus believes that these new technical advances will redefine how ocean intervention services are performed. However, it is possible that these beliefs will prove incorrect. For additional discussion of risks relating to operational and financial projections, please see “Risk Factors — Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from its forecasted results.”
The new and unique capabilities of the Aquanaut represent a significant market opportunity for Nauticus to disrupt the ocean services marketplace, especially given the lack of comparable systems.
The market for this technology is vast and covers several independent market segments including offshore renewables, oil & gas, telecommunications, aquaculture, mining, defense, ports, and shipping, just to name a few. The worldwide energy (O&G & Wind) IMR services market is projected to grow based on aging assets with O&G, and asset growth with Offshore Windfarms.1 Over the next 4 years, there will be tremendous growth of wind farm infrastructure installed into the global offshore market.2 Currently, 25GW of offshore renewables are installed off the coast of Europe with expectations to double by 2030. Th
1 Source: https://www.westwoodenergy.com/reports/world-rov-operations-market-forecast-2019-2023.
2 Source: https://gwec.net/global-offshore-wind-report-2021/.

e Biden administration announced the installation of 30GW of offshore renewables to be installed off American shores by 2030. In total, this would imply around 15,000 more wind turbines to be installed in just the United States and Europe. Today, these markets are served by service companies offering Vessel-based services with the cost of these services being split substantially on the cost to operate the vessel over the ROV.
Overall, the Defense market is expected to perform strongly in the next 5 years as geopolitical tensions continue to indicate that peer competitor and near-peer competitor engagements are likely in the ocean domain. Unmanned systems, especially in the maritime domain, will be front and center and see heavy investment. Due to the inherent stealth that the undersea domain presents, we believe this area will see a sharp increase in development spending and acquisitions. In general, geopolitical tension drives defense spending for reconnaissance and covert littoral battlefield and deepwater assets, and agencies that sponsor these developments have affirmed this belief. COVID-19 has had a minimal effect on defense spending on our products. We have seen some increase in discretionary spending even while COVID-19 has caused a decrease in government spending in other areas. We do not expect a reduction in spending from supporting agencies.
The use of technology like Aquanaut is a significant topic in port security and management but is difficult to properly assess through industry reports alone. Our findings through target customer interactions indicate that the size of the port and security market and expected adoption of such technology in the next three to five years will be substantial. As a point of reference, there are over 100 major ports worldwide and where Aquanaut can address the work required to assess port seabed conditions, vessel hull anomalies, sensor placements and retrievals, change detection monitoring and unauthorized vessel detection. We plan to have multiple service offerings for the port and harbor security market through vehicle sales and leases to the customer, including all equipment necessary to conduct Aquanaut missions. Aquanaut is an excellent multi-tool, but many of the ‘tools’ required for the vehicle are software based. Due to the specific nature of security requests, we believe that custom development will be a requirement. We plan to provide over-the-air updates from our Houston-based engineering team to ensure that vehicles are equipped and qualified with the latest algorithms in our autonomy framework. We believe we will have a residual revenue opportunity through a long-term license for the autonomy updates.
A longer-term market where Nauticus could expand is Aquaculture, and that segment is expected to increase significantly. With the world’s population on course to reach 9.7 billion by 2050, the global demand for protein is expected to grow by 40%.3 One way to meet our protein needs is to sustainably maintain both wild fish reserves and farmed fish. Furthermore, the rising trend of smart fishing and the increase in seafood trade is also propelling the demand for aquaculture products. Major factors driving the growth of the market include rising demand for protein-rich aqua food across the world, rapid adoption of advanced technologies — IoT, artificial intelligence (“AI”), feeding robots, and underwater remotely operated vehicles on aquaculture farms; increasing investment and rising R&D expenditure in aquaculture technology worldwide; and the growing popularity of land-based recirculating aquaculture systems.
The most addressable portion of this market today is associated with salmon farming in both Norway and Chile. Regular net cleaning is important to maintaining the health of the fish and the current man in the loop semi-automated cleaners damage the netting over time and nets break. When the nets break, the fish are lost, but the farmers are also fined for allowing farm fish to escape into the wild population of fish. Aquanaut-type vehicles and Aquanaut technologies could reside within the farm and clean the nets more regularly. The robot could also use its machine vision technology to measure and classify the net wear characteristics over time, which would trigger preventative maintenance in order to avoid net breaks, and by doing so, avoid the fine.
The Nauticus Solution
We are developing a portfolio of ocean robotic vehicles and manipulators controlled by our multi-layered software suite. This software provides sensed perception of the environment combined with guidance, navigation, and control of the vehicle. Additionally, the software suite provides cutting-edge intelligence to control the dual arm manipulators to perform dexterous tasks. Complex task execution without a high-bandwidth tether to the robot necessitates a command-and-control architecture that permits local command authority as well as a level of self-sufficiency to execute high-level, human-directed tasks. Many studies have demonstrated that naive implementation of autonomy can result in opaque systems—meaning that it is difficult to explain their outcomes— unless a focus of the system architecture is the interdependence between human and robotic systems. Besides basing our success metrics on operator mental burden, advances in three key
3 Source: Henchion M, Hayes M, Mullen AM, Fenelon M, Tiwari B. Future Protein Supply and Demand: Strategies and Factors Influencing a Sustainable Equilibrium. Foods. 2017;6(7):53. Published 2017 Jul 20. doi:10.3390/foods6070053.

areas will differentiate this architecture. Those areas are automatic task planning, probabilistic-based perception, and novel data compression.
Our technological innovations also include:
•A subsea vehicle that can transform its hull shape from a hydrodynamic transit vehicle to a working ROV mode that exposes two workclass manipulators.
•A multi-layered software subsystem that handles vehicle control, perception, and manipulation supported through machine learning paradigms.
•An acoustic-based network communication system that provides multi-point communication capabilities between subsea vehicles and the sea surface.
We believe the primary drivers towards the adoption of Nauticus’ products include:
•Substantial reduction in the cost to deliver subsea inspection, maintenance, and repair services to customers.
•Reduced carbon footprint provided by the reduction in size of the surface vessels required to perform work.
•Reduced number of crew exposed to offshore work hazards.
•Additional cost savings from fewer vessel days due to improved operational efficiencies.
•Reduction of hydraulic fluid leaks.
We believe the benefits of our robotic systems will have clear implications across many industries, including offshore wind, port security, aquaculture, traditional energy, subsea mining, and telecommunications.
Strategic Collaborators
We collaborate with market leaders in complementary technologies such as energy storage and sensors while nurturing market relationships with key customers. Our collaborations with high-profile industry leaders provide valuable feedback that we believe will enhance our early mover advantage. We also expect that these relationships will provide us enhanced credibility and better lead generation and conversion of additional potential customers.
Growth Strategy
The key elements of our growth strategy include:
Accelerate the Development of our Robotic Systems
Nauticus is committed to the development of a complete ocean eco-system of robotic technologies. Each product is developed from an advanced automation perspective with focus on increased performance, lower cost, and environmentally friendly operations. The Nauticus product portfolio includes a new archetype of subsea vehicle, the AURV we call Aquanaut, which can change its configuration to optimize performance during various transit and manipulation phases of the mission. Our expertise in dexterous manipulation supports the deployment of electric, subsea manipulators that will be used by Nauticus for its own vehicles, but could also address a market need to retrofit existing ROV’s with manipulators that have both workclass strength and reach envelopes. ToolKITT integrates total robot and vehicle functions that simplify operational control through "intuitive, platform-agnostic user interface". This superior approach to operational control of robots reduces both task times and mission cost. The Nauticus acoustic communication technology serves as a many-to-many data connection between multiple mobile assets in the marine environment. This technology enables multiple robotic actors to participate in complex servicing activities with over-the-horizon control by remote operators. These products combine to minimize mission execution cost, enhance safety, and enable the application of state-of-the-art robotic technologies to the needs of the ocean customer.

Continued Investment in Innovation
We will continue to invest significant resources in developing proprietary technologies across hardware, firmware, software, and controls to commercialize our robotic systems. We expect our research and development activities to focus on various sizes of vehicles and manipulators to meet different market needs. Improving network data communication to include both acoustic and optical modalities that optimize bandwidth over the near and far range is also a part of the development roadmap.
Our Product Platforms
We expect to offer a range of robotic systems that draw on our intellectual property, years of expertise, and innovative core technologies.
Aquanaut
The Aquanaut represents a new type of subsea vehicle that takes advantage of new subsystem technologies to bring best-in-class performance to the ocean realm.
We believe the following to be the key capabilities of the Aquanaut:
•Transformable hull design that enables efficient operations in transit (AUV mode) and at the worksite (ROV mode)
•All-electric design for both propulsion and manipulation
•Capable of operating under supervised autonomy and fully autonomous vehicle control modes
•Multi-modal sensor suite providing the required perception of the near-space environment to support manipulation
•Onboard navigation that enables extended transit to a worksite
ToolKITT
ToolKITT is a software platform consisting of interrelated products for ocean sensing, manipulation, autonomous behaviors, survey, search & recovery, and manual intervention. This functionality encompasses robotic controls, user interfaces, sensor integration, simulation, data analysis, and communication frameworks purposely built to enable work subsea. This software unifies all of Nauticus’ products into a single control architecture. This system includes a communications middleware that orchestrates vehicle activities, performs updates, and enables multi-agent interaction and mission planning. However, the software platform can also be used across other robotic platforms in the ocean space and, theoretically, outside of the ocean domain as well.
This product embodies a complete command and control suite of software components that provide the intelligence necessary to transit and perform work with minimal interventions. Although the entire suite is comprised of the following components, each one is capable of existing independently, being seamlessly integrated into existing customer platforms and systems:
•Helmsman — Safe, efficient, reactive, on-board control system for maritime robotic platforms
•Commander — Mission planning, autonomy, and direct commanding of maritime robotic platforms
•Wayfinder — Perception-based mapping and world modelling
•Wavelink — Disruption-tolerant, secure, communication network for maritime robotic platforms
•Loggerhead — Data collection and analysis for customer data products and diagnostics

Olympic Arm
The Olympic Arm is an all-electric subsea manipulator designed for a variety of intervention tasks on work class ROVs. The patented design consists of electric actuators, replacing the conventional hydraulic variants. This allows for precise and accurate control of the manipulator, which enables ROV operators to perform complex and delicate tasks. The manipulator also uses biodegradable oil instead of hydraulic fluid, which is a more environmentally friendly solution.

When fully utilizing ToolKitt, the arm can provide the ROV operator autonomous and semi-autonomous task completion. This is due to a combination of resolute positioning sensors, force feedback capability, precise actuation, and behavioral and perception capabilities provided by ToolKitt.
Competition
Current Solutions:
Ocean Services utilizing AUVs/ROVs are based on vessel companies contracting two ways with clients — Long Term Annual Contracts and Spot Market Contracts. These vessel companies either own their own fleet of AUV/ROVs or they subcontract with an AUV/ROV services providers. The mobilization and demobilization costs of the equipment are an additional service fee the majority of the time. AUVs are utilized within the market differently than ROVs with smaller survey vessels used that do not have crane systems or DP2 position control classification.
Sample of Traditional Energy Market Service Providers:
•Oceaneering
•Subsea 7
•Fugro
•DOF
•C-Innovations
•Helix
•Saipem
Sample of Platform Manufacturers (Product Sales):
•Forum
•TechnipFMC (now moving into services)
•SMD
•SAAB
Sample of Autonomous Surface Vessel coupled to Subsea Platform Assets:
•Ocean Infinity
•Reach Subsea
•Fugro
Sample of ToolKITT competitors
•SeeByte

•Greensea IQ
Customers and Partners
Nauticus has been engaged in the development of specialized ocean vehicles for U.S. government interests. In this work, we are teaming with a Large Confidential Government Contractor to deliver ocean vehicles that meet the challenging objectives of the U.S. Services. In the past we have been funded directly by DARPA to develop our advanced ocean capabilities.
For the go-to-market strategy in commercial ocean services, Nauticus has teamed with local service providers in the North Sea to leverage their relationships with customers operating in this active region for ocean energy services. Through our investment relationships with both Transocean and Schlumberger, we have in place a global footprint of opportunities to pursue and an infrastructure that can be leveraged to expedite service deployments.
Nauticus currently has one subsea robot — Aquanaut. The vehicle exhibits the ability to traverse long distances, transform its hull to expose dual robotic manipulators, perform robotic tasks, and then return to the launch site or other predetermined location. It is designed to meet commercial requirements related to performing inspection, maintenance, and repair work in subsea oil & gas and offshore wind energy applications. Its capabilities could also satisfy the needs for port security and maintenance, aquaculture, telecommunications, and subsea mining markets. In this setting, the vehicle performs a variety of tasks, including inspection, maintenance, and repair of customer assets. The initial Aquanaut commercial unit is planned to be operational in the second quarter of 2024. The second Aquanaut is to be completed towards the end of 2024, with the third unit expected to be completed in the first half of 2025.
Nauticus has also developed a full-featured software stack, called ToolKITT, that provides autonomous and semi-autonomous control modes covering many aspects of subsea vehicle missions. This software, although indigenous to Nauticus’ own subsea vehicles, can and has been deployed in existing ROV’s and other company's AUV's to enhance and expand their operational capabilities and ability to integrate multirobot missions in the future.
Manufacturing and Suppliers
As part of the original development of engineering prototypes, Nauticus has established supplier relationships with key commercial-off-the-shelf (“COTS”) and custom part manufacturers. Consideration is given within our international supply chain for redundancy, where possible. In cases of limited supplier options, Nauticus initiates procurement early in the manufacturing schedule to mitigate risk of supply interruption.
Currently, Nauticus manages a supply chain with many suppliers that specialize in parts aimed toward subsea vehicles. A key component of Aquanaut subsea vehicle is the energy storage system — a Li-ion battery. There are a variety of suppliers available to provide this battery subsystem. One battery, in particular, that Nauticus uses is from SubCTech, a German company. The batteries are a long-lead-time item and are ordered well in advance of the time they are required to be integrated into the vehicle.
As we progress toward more production of our ocean vehicles, trade studies will be conducted to identify subassembly outsourcing options that will reduce the number of parts required in-house for final assembly at our facility. We recognize that the outsourcing trades may have advantages in limiting required lease space, tooling, and personnel requirements, but these benefits may be offset by quality control or other issues leading to full in-house assembly of the vehicles. Nauticus is committed to exploring the options that will lead to the most capital-efficient manufacturing process and support our sales-driven build schedule.
Government Regulation
In addition to our compliance regarding federal regulations affecting businesses of this type, Nauticus also maintains compliance with the ITAR and Export Administration Regulations (“EAR”) governing the sale of our technology products. In addition to these commercial regulations, compliance with the U.S. Department of Defense requirements for safeguarding data and other sensitive information is a main focus of the organization.

Intellectual Property
The ability to obtain and maintain intellectual property protection through patent and trademark filings is important to our business. Nauticus utilizes a combination of the protections afforded to the owners of patents, copyrights, trade secrets, and trademarks to secure its intellectual property. In addition, Nauticus requires employment agreements which stipulate IP protections for the company. For external relationships, non-disclosure agreements and other contractual restrictions are used to establish and protect our intellectual property.
Nauticus will file for patent protection if the invention is believed to be patentable and the resulting patent will be beneficial in protecting the invention in the marketplaces. Consideration is also given, particularly with respect to software, as to the benefits of seeking a patent against the associated market risks of providing public exposure of the invention. In many cases with our software, Nauticus holds this code and algorithms as trade secrets.
Nauticus has patented its reconfigurable hull design for subsea vehicles. This approach protects the Company’s vehicle configuration that enables it to transit long distances and then transform into a working robot once at the worksite. This capability is key to exploiting the vehicle architecture and its tetherless operational modes. Similarly, Nauticus has applied for patent protection for its all-electric, workclass robotic manipulators. These manipulators are the first in their market class and utilize specialized actuation systems to achieve the strength performance necessary for workclass systems. This patent was granted on January 24, 2023, under USPTO Number 11559905.
Nauticus has also filed for protection of our Company name and brand under trademark registration in the United States.
Employees and Human Capital Resources
We had 72 employees as of December 31, 2023, including our named executive officers. None of our employees are covered by collective bargaining agreements, and we have not experienced any strikes or work stoppages related to labor relations issues. We believe we have good relations with our employees. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. We endeavor to recruit the best people for the position regardless of gender, ethnicity or other protected traits and it is our policy to fully comply with all laws applicable to discrimination in the workplace. Our diversity, equity and inclusion principles are also reflected in our employee training and policies. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants, officers and directors through the granting of stock-based compensation awards and cash-based incentive bonus awards.
Merger Agreement
On the Closing Date, Nauticus consummated its previously announced Business Combination pursuant to the Merger Agreement, as amended, by and among Nauticus’ predecessor CleanTech, Merger Sub and Nauticus Robotics Holdings. Pursuant to the terms of the Merger Agreement, the Business Combination was effected through the merger of Merger Sub with and into Nauticus Robotics Holdings, with Nauticus Robotics Holdings surviving the merger as a wholly owned subsidiary of CleanTech. On the Closing Date, CleanTech was renamed “Nauticus Robotics, Inc.,” and Nauticus Robotics Holdings was renamed “Nauticus Robotics Holdings, Inc.”
As a result of the Closing, among other things, (a) each share of Nauticus Robotics Holdings preferred stock, par value $0.01 per share, that was issued and outstanding immediately prior to the Closing converted into Old Nauticus Common Stock, in accordance with the certificate of incorporation of Nauticus Robotics Holdings (the “Preferred Stock Conversion”); (b) each of the Old Nauticus Convertible Notes was converted into shares of Old Nauticus Common Stock in accordance with the terms of each such note (the “Convertible Note Conversion”); and (c) each share of Old Nauticus Common Stock (including shares of Old Nauticus Common Stock outstanding as a result of the Preferred Stock Conversion and Convertible Notes Conversion, but excluding shares of the holders who perfected rights of appraisal under Delaware law) was converted into the right to receive (i) the Per Share Merger Consideration and (ii) Earnout Shares.
In addition, each outstanding option to purchase shares of Old Nauticus Common Stock (an “Old Nauticus Option”), whether or not then vested and exercisable, was assumed by CLAQ and converted automatically (and without any required action on the part of such holder of outstanding Old Nauticus Option) into an option to purchase shares of the CLAQ’s Common Stock equal to the number of shares determined by multiplying the number of shares of the Old Nauticus

Common Stock subject to such Old Nauticus Option immediately prior to the Closing by the Exchange Ratio. As a result of the Closing, an aggregate of 3,970,266 shares of Common Stock were reserved for issuance upon exercise of these options.
Earnout Shares
Following the closing of the Merger, former holders of shares of Old Nauticus Common Stock (including shares received as a result of the Preferred Stock Conversion and the Convertible Notes Conversion, the “Stockholder Earnout Group”) shall be entitled to receive their pro rata share of up to 7,499,993 additional shares of Common Stock (the “Earnout Shares”). The Earnout Shares will be released and delivered to the Stockholder Earnout Group upon occurrence of the following (each, a “Triggering Event”):
i.one-half of the Earnout Shares will be released if, within a 5-year period following the signing date of the Merger Agreement, the volume-weighted average price of our Common Stock equals or exceeds $15.00 per share over any 20 trading days within a 30-day trading period;
ii.one-quarter of the Earnout Shares will be released if, within a 5-year period following the signing date of the Merger Agreement, the volume-weighted average price of our Common Stock equals or exceeds $17.50 per share over any 20 trading days within a 30-day trading period; and
iii.one-quarter of the Earnout Shares will be released if, within a 5-year period following the signing date of the Merger Agreement, the volume-weighted average price of our Common Stock equals or exceeds $20.00 per share over any 20 trading days within a 30-day trading period.
Subscription Agreements. In connection with the execution of the Merger Agreement, CleanTech entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of Common Stock (the “Subscribers”) pursuant to which the Subscribers purchased, and CleanTech agreed to sell to the Subscribers, an aggregate of 3,100,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $31 million (the “Equity Financing”). Of the Subscribers, Transocean Inc. and Material Impact II, L.P. respectively purchased 750,000 and 250,000 shares of Common Stock in the Equity financing at a price of $10.00 per share and at aggregate respective purchase prices of $7,500,000 and $2,500,000.
Securities Purchase Agreement. In connection with the execution of the Merger Agreement, Nauticus and Nauticus Robotics Holdings entered into the Securities Purchase Agreement with certain investors purchasing up to an aggregate of $40.0 million in principal amount of Debentures and warrants (the “Securities Purchase Agreement”). The number of shares of Common Stock into which the Debentures are convertible is equal to 120% of the outstanding principal amount of the Debentures divided by the conversion price of $15.00, and the number of shares of Common Stock into which the associated warrants are exercisable is equal to 120% of the outstanding principal amount of the Debentures divided by the conversion price, with an exercise price equal to $20, subject to adjustment (the “Debt Financing,” and together with the Equity Financing, the “PIPE Investment”). The exercise price of the associated warrant is subject to (i) customary anti-dilution adjustments; and (ii) in the case of a subsequent equity sale at a per share price below the exercise price, the exercise price of the associated warrant will be adjusted to such lower price, and the number of shares underlying the warrant will increase proportionately. In the event of a rights offering or dividend, the warrant holder will be treated as though the shares underlying the warrant he/she holds were outstanding. These warrants can be exercised on a cashless basis. There is an original issue discount of 2% from the issued amount of the Debentures. Interest accrues on all outstanding principal amount of the Debentures at 5% per annum, payable quarterly. The Debentures are secured by first priority interests, and liens on, all present and after-acquired assets of the Company and will mature on the fourth anniversary of the date of issuance. ATW, Material Impact Fund II, L.P., and the SLS Family Trust have subscribed for Debentures in the aggregate principal amount of $36,530,320 (out of the aggregate $40.0 million) which is convertible into 2,922,425 shares of our Common Stock and associated warrants for an additional 2,922,425 shares. ATW is managed by ATW Partners Opportunities Management, LLC, which is an affiliate of Chardan Capital Markets, LLC (“Chardan”), and our former director, Mr. Jonas Grossman, is the Managing Partner and President of Chardan. In addition, our director, Adam Sharkawy, is the managing partner of Material Impact II, L.P.
Amended and Restated Registration Rights Agreement. In connection with the Closing, Nauticus Robotics Holdings, CleanTech and certain stockholders of each of Nauticus Robotics Holdings and CleanTech who received shares of Common Stock pursuant to the Merger Agreement, entered into an amended and restated registration rights agreement (“Registration Rights Agreement”).

Lock-up Agreement and Arrangements. In connection with the Closing, the Sponsors and certain Nauticus Robotics Holdings stockholders entered into a lock-up agreement (the “Sponsor Lock-Up Agreement” and “Company Stockholder Lock-up Agreement”) with Nauticus Robotics Holdings and CleanTech, pursuant to which each has agreed, subject to certain customary exceptions, not to:
(i)offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of CleanTech Common Stock received as merger consideration and held by it immediately after the Effective Time (the “Lock-Up Shares”), or enter into a transaction that would have the same effect;
(ii)enter into transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or
(iii)publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge, or other arrangement, or engage in any “Short Sales” (as defined in the Sponsor Lock-Up Agreement and Company Stockholder Lock-up Agreement) with respect to any security of CleanTech; during a “Lock-Up Period” under their respective agreements.
Under the Sponsor Lock-up Agreement, the Lock-Up Period means the period commencing on the Closing Date and ending on the earlier of (x) the one year anniversary of the Closing Date; (y) the date on which the volume weighted average price of shares of Common Stock equals or exceeds $13.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on Nasdaq, and (z) the date specified in a written waiver duly executed by Nauticus Robotics Holdings; provided that the restrictions set forth in the Sponsor Lock-up Agreement do not apply to (1) transfers or distributions to such stockholder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the stockholder’s immediate family or to a trust, the beneficiary of which is the stockholder or a member of the stockholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the stockholder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of the Sponsor Lock-up Agreement. At the latest, the Sponsor Lock-up Agreement will expire on September 9, 2023.
Under the Company Lock-up Agreement, the Lock-Up period means the period commencing on the Closing Date and ending on the earlier of (x) the date that is 180 calendar days after the consummation of the Business Combination, (y) the date on which the volume weighted average price of shares of Common Stock equals or exceeds $13.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on Nasdaq, and (z) the date specified in a written waiver duly executed by the Sponsors and CleanTech; provided that the restrictions set forth in the Company Lock-up Agreement do not apply to (1) transfers or distributions to such stockholders, current or former general or limited partners, managers or members, other equity holders or other direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the stockholder’s immediate family or to a trust, the beneficiary of which is the stockholder or a member of the stockholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the stockholder; (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement; (5) transfers or distributions of, or other transactions involving, securities other than the Lock-up Shares (including, without limitation, securities acquired in the PIPE Investment or in open market transactions); or (6) in the case of Angela Berka (or Reginald Berka with respect to any community, marital or similar interest he may have in the following shares), the transfer of up to 1,000,000 shares of Lock-up Shares in a privately negotiated sale to another company stockholder, who shall enter into a Lock-Up Agreement (or amend an existing Lock-Up Agreement) containing the same terms and conditions as this Agreement with respect to such shares, or the entry into any agreement with respect to such a sale entered into before, at or after the Effective Time. The Company Lock-up Agreement expired on March 8, 2023.
RCB Equities #1, LLC
On July 14, 2023, the Company issued a secured promissory note to RCB Equities #1, LLC, a related party for $5,000,000. The promissory note included a 2.5% original issue discount or $125,000, bears interest at 15% per annum, and matures on September 9, 2026. The promissory note provides for an exit fee of $125,000 if paid off in full between October 12, 2023, and the maturity date, with no other considerations triggered for premiums or penalties. Further, the promissory note provides for an automatic rollover into the structure of certain future debt-financing transactions. On September 18, 2023, the RCB Equities #1, LLC promissory note was rolled into the convertible senior secured term loan discussed below bearing interest at 12.5% per annum including the $125,000 exit fee.
Convertible Senior Secured Term Loan
On September 18, 2023, the Company entered into a convertible senior secured term loan agreement with ATW Special Situations II LLC as collateral agent (in such capacity, the “Collateral Agent”) and lender, and Transocean Finance Limited, ATW Special Situations I LLC, Material Impact Fund II, L.P, and RCB Equities #1, LLC, as lenders.
The Convertible Senior Secured Term Loan Agreement provides the Company with up to $20.0 million of secured term loans. Any portion of the outstanding principal amount of the Loans is prepayable at the Company’s option pro rata to each Lender upon at least five days’ prior written notice to each Lender.
The initial amount funded under the Convertible Senior Secured Term Loan Agreement was $11,600,000. The Convertible Senior Secured Term Loan Agreement included a 2.5% exit fee of $290,000, bearing interest at 12.50% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing April 1, 2024. The exit fee is being provided for over the period of the loan. The loan agreement included a 2.5% original issue discount of $125,000 from the RCB Equities #1, LLC promissory note. The loan includes assumed legal fees of $557,500 and deemed interest from convertible debentures of $378,118. The debt discount is being accreted to interest expense over the period of the loan. The legal fees are being amortized to general and administrative expenses over the period of the loan. The Loans will mature on the earliest of (a) the third anniversary of the date of the Term Loan Agreement of September 17, 2026, (b) 91 days prior to the maturity of the 5% Original Issue Discount Senior Secured Convertible Debentures, dated as of September 9, 2022.
Subject to the terms and conditions of the Term Loan Agreement, the Company may, upon at least two trading days’ written notice to the Lenders, elect to redeem some or all of the then outstanding principal amount of the Loans. In connection with any such election, which shall be irrevocable, the Company shall pay each Lender, on a pro rata basis, an amount in cash equal to the greater of (x) the sum of (i) 100% of the then outstanding principal amount of the Loans, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Loans (including, without limitation, the Exit Fee (as defined in the Term Loan Agreement)) (the “Optional Redemption Amount”) and (y) the product of (i) the aggregate number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), then issuable upon conversion of the applicable Optional Redemption Amount (without regard to any limitations on conversion set forth in the Term Loan Agreement) multiplied by (ii) the highest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date that the applicable notice of redemption is delivered to the Lenders and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made in connection with such redemption.
The Loans are convertible, in whole or in part, at the option of each Lender into shares of Common Stock until the date that the Loans are no longer outstanding, at a conversion rate equal to the outstanding principal amount of the Loans to be converted divided by a conversion price of $6.00 per share of Common Stock (the “Conversion Price”), subject to certain customary anti-dilution adjustments as described in the Term Loan Agreement.
First Amendment to Convertible Senior Secured Term Loan
On December 31, 2023, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Senior Secured Term Loan Agreement, dated as of December 31, 2023 (the “First Amendment”), by and among the Company, the subsidiary guarantors (as defined in the First Amendment) and ATW Special Situations II LLC (“ATW II”), a Delaware limited liability company, which amended that certain Senior Secured Term Loan agreement dated as of September 18, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) with ATW II, as collateral agent (as replaced by Acquiom Agency Services LLC, in such capacity, the “Collateral Agent”) and lender, and Transocean Finance Limited (“Transocean Finance”), ATW Special Situations I LLC (“ATW I”), Material Impact Fund II, L.P. (“MIF”), and RCB Equities #1, LLC (“RCB”), as lenders (collectively, the “Initial Lenders”).
The First Amendment provided the Company with an incremental loan in the aggregate principal amount of $695,000 (the “December 2023 Incremental Loan”), subject to the terms and conditions set forth in the Term Loan Agreement and the First Amendment. The total loan funded under the Term Loan Agreement and First Amendment as of December 31, 2023, is $12,295,000. The December 2023 Incremental Loan would be made on the same terms as the Additional Term Loans funded on the Closing Date and be deemed to be Additional Term Loans for all purposes under the Term Loan Agreement.

The loan assumed legal fees of $30,000 which are being amortized to general and administrative expenses over the period of the loan.
Where You Can Find More Information
The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act are filed with the SEC. Such reports and other information filed by the Company with the SEC are available free of charge on our website at https://www.nauticusrobotics.com as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our SEC filings are also available to the public from the SEC’s internet site at https://www.sec.gov.

Item 1A. Risk Factors
Our business, financial condition, results of operations, cashflows, reputation and prospects are affected by a number of factors, whether currently known or unknown, including risks specific to us or the robotics industry, as well as risks that affect businesses in general. The risks disclosed in this Annual Report on Form 10-K, including but not limited to those described below, could materially adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects and thus our stock price. These risk factors may be important to understanding other statements in this Annual Report on Form 10-K and should be read in conjunction with the consolidated financial statements and related notes in Part I, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 8, “Financial Statements and Supplementary Data” of this Annual Report on Form 10-K. Because of such risk factors, as well as other factors affecting the Company’s financial condition and operating results, past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.
Risk Factors Summary
Risks Related to Our Business and Industry
•We are an early-stage company with a history of losses and expect to incur significant expenses for the foreseeable future.
•The consolidated financial statements included in this Annual Report have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.
•We previously identified a material weakness in our internal control over financial reporting which we are working to remediate. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
•A significant amount of our revenues is derived from a limited number of customers. A material portion of our revenue may be generated by sales to government entities, which are subject to a number of uncertainties, challenges, and risks.
•If we fail to effectively manage our limited financial and intellectual resources, we may not be able to design, develop, manufacture, market, and launch new generations of our robotic systems successfully.
•Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.
•We have limited experience commercializing our products at a large scale and may not be able to do so efficiently or effectively.
•We may be unable to raise sufficient affordable capital needed to fund and grow our business.
•We plan to dispose of assets to fund new opportunities and contracts but we may not be able get full book value or market value for those assets in dispositions.
•Defects, glitches, or malfunctions in our products or the software that operates them, failure of our products to perform as expected, connectivity issues or operator errors could result in product recalls, lower than expected return on investment for customers, and could cause harm to operators and significant safety concerns, each of which could adversely affect our results of operations, financial condition and our reputation.
•Our ability to manufacture products of sufficient quality on schedule is unproven, and delays in the design, production and launch of our products could harm our business, financial condition, results of operations, cash flows, reputation and prospects.

•We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.
•We are highly dependent on the services of our senior management and other key employees and if we are unable to attract and retain a sufficient number of qualified employees, our ability to design, manufacture and launch our products, operate our business and compete could be harmed.
•We will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition, result of operations, cash flows, reputation and prospects.
•We may experience significant delays in the design, development, production and launch of our ocean robotic systems, which could harm our business, financial condition, results of operations, cash flows, reputation and prospects.
•The period of time from initial design of our products to obtaining binding purchase commitments from customers is long and we are subject to the risk that customers who initially expressed an interest in our products during the design phase will not enter into binding commitments.
•We are dependent on our suppliers, some of which are currently single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our products at prices and volume and with specifications and performance characteristics acceptable to us, could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects. We have not yet identified all of the suppliers that we are likely to rely on to support future commercialization of our core products.
•Our transition to an outsourced manufacturing business model for our commercial products may not be successful, which could harm our ability to deliver products and recognize revenue.
•We may be unable to adequately control the costs associated with our operations.
•We operate in a competitive industry that is subject to rapid technological change, and we expect competition to increase.
•If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.
•Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.
•We have yet to achieve positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.
•We expect to incur substantial R&D costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue to us.
•As part of growing our business, we may undertake acquisitions, from time to time. If we fail to successfully select, execute, or integrate our acquisitions, our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.
•If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to grow our business may suffer.
Risks Related to Government Contracts
•Many of our contracts contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise, or are dependent upon factors not wholly within our control. Failure to meet these obligations and requirements could adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects. Early termination of customer contracts or contract penalties could adversely affect our results of operations.
•We rely on a limited number of suppliers for certain raw materials and supplied components, which has caused and may continue to cause supply chain disruptions. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing, design, and operating needs on favorable terms or at all.
•Disputes with our subcontractors or the inability of our subcontractors to perform, or our key suppliers to timely deliver our components, parts or services, has caused and could continue to cause our products, systems or services to be produced or delivered in an untimely or unsatisfactory manner.
•Government customers subject us to risks including early termination, audits, investigations, sanctions and penalties.
Risks Related to Our Securities
•We may issue a significant number of shares or equity-linked securities in the future in connection with investments or acquisitions.
•If certain holders of Common Stock sell a significant portion of their securities, it may negatively impact the market price of the shares of our Common Stock and such holders still may receive significant proceeds.
•If we are unable to regain and maintain compliance with Nasdaq’s listing criteria, including their minimum bid price rule and minimum market value requirement, Nasdaq may delist the Company’s stock.
•We are an emerging growth company and smaller reporting company, and as such are subject to various risks unique only to emerging growth companies, including, but not limited to, risks associated with taking advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, which could, among other things, make our securities less attractive to investors and may make it more difficult to compare our performance with certain public companies.
•We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to investors, thereby making Public Warrants worthless.
•Currently outstanding Public Warrants, Private Warrants, SPA Warrants and New SPA Warrants are exercisable for shares of Common Stock. Additionally, the Debentures are currently convertible. Any future exercise of such warrants or conversion of the Debentures would increase the number of shares of Common Stock eligible for future resale in the public market and result in dilution to our stockholders.
Risks Relating to our Business and Industry
We are an early-stage company with a history of losses, and we expect to incur significant expenses for the foreseeable future.
We incurred a net loss of $50.7 million and $28.3 million for the years ended December 31, 2023 and 2022, respectively. We believe that we will continue to incur operating and net losses each quarter until at least the first quarter of 2025. Even though we have commercial traction for platform sales, we may not attract customers for our offering, and our potential profitability is dependent upon the successful adoption on a larger scale of our robotics systems, which may not occur. There can be no assurance that we will be financially successful.
We expect we will continue to incur operating and net losses in future periods as we:
•continue to design, develop, manufacture and commercialize our ocean robotic systems;
•continue to explore new relationships with third-party partners for supply, design-to-manufacturing and manufacturing;
•investigate the potential outsourcing of the manufacturing of our ocean robotic systems;

•build up inventories of parts and components for ocean robotic systems;
•mature maintenance and servicing capacity, capabilities, and replacement parts inventory;
•manufacture an inventory of ocean robotic systems;
•increase sales and marketing activities and enhance sales and distribution infrastructure;
•further develop remote monitoring, updating, and other cloud-based services;
•refine safety measures for the ocean robotic systems;
•expand technology infrastructure and cybersecurity measures, policies, and controls; and
•increase general and administrative functions to support growing operations as a public company.
Because we will incur costs and expenses from these efforts before we receive any incremental revenues with respect thereto, we expect to experience losses in future periods. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.
The consolidated financial statements included in this Annual Report have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.
The Company currently funds its operations from cash on hand and other current assets. The Company has a history of losses and negative cash flows from operations. It is not certain that the Company’s cash and other current assets and forecasted operating cash flows currently expected to be generated from the ongoing activity will provide the Company with sufficient financial resources to fund operations and meet our capital and operating requirements and anticipated obligations as they become due in the next twelve months. The Company may require additional liquidity to continue its operations over the next twelve months to sufficiently alleviate or mitigate the conditions and events noted above, which a current investor has committed to the Company. The Company believes with this investor support that there will be sufficient resources to continue as a going concern for at least one year from the date that the consolidated financial statements contained in this Form 10-K are issued.
We have restated our unaudited condensed consolidated financial statements for certain prior periods, which may lead to additional risks and uncertainties, including loss of investor confidence and negative impacts on our stock price.
We previously restated our unaudited condensed consolidated financial statements as of and for the quarterly period ended September 30, 2022 (the “2022 Restated Period”). In consultation with the Audit Committee of the Board (the “Audit Committee”) and our auditors, we made the determination to restate such financial statements following the identification of errors related to the classification of certain warrants that were previously recorded as equity. Due to such errors, the Company’s management and the Audit Committee concluded that our previously issued financial statements for the 2022 Restated Period should no longer be relied upon. In addition, our management, with the participation and under the supervision of our former Chief Executive Officer and former Chief Financial Officer, performed a re-evaluation of the effectiveness of our disclosure controls and procedures as of the end of the 2022 Restated Period. Based on such re-evaluation, our former Chief Executive Officer and former Chief Financial Officer concluded that, as a result of the identified material weakness, our disclosure controls and procedures were ineffective as of the end of the 2022 Restated Period. Our Quarterly Report on Form 10-Q for the period ended September 30, 2022 has been amended by an Amendment No. 1 on Form 10-Q/A to, among other things, reflect the restatement of our financial statements for the 2022 Restated Period.
Further, we have restated our unaudited condensed consolidated financial statements as of and for the quarterly period ended March 30, 2023 (the “2023 Restated Period”). In consultation with the Audit Committee and our auditors, we made the determination to restate such financial statements following the identification of an error associated with a failure to timely recognize an accrued liability and expense arising out of the RRA. Due to such error, the Company’s management and the Audit Committee concluded that our previously issued financial statements for the 2023 Restated Period should no longer be relied upon. In addition, our management, with the participation and under the supervision of our former Chief

Executive Officer and former Chief Financial Officer, performed a re-evaluation of the effectiveness of our disclosure controls and procedures as of the end of the 2023 Restated Period. Based on such re-evaluation, our former Chief Executive Officer and former Chief Financial Officer concluded that, as a result of the continued material weakness, our disclosure controls and procedures were ineffective as of the end of the 2023 Restated Period.
As a result of these events, we have become subject to a number of additional costs and risks, including unanticipated costs for accounting and legal fees in connection with or related to the restatement and the remediation of our ineffective disclosure controls and procedures and material weakness in internal control over financial reporting. In addition, the attention of our management team has been diverted by these efforts. We could be subject to additional stockholder, governmental, or other actions in connection with the restatements or other related matters. Any such proceedings will, regardless of the outcome, consume management’s time and attention and may result in additional legal, accounting, insurance and other costs. If we do not prevail in any such proceedings, we could be required to pay substantial damages or settlement costs. In addition, the restatements and related matters could impair our reputation or could cause our counterparties to lose confidence in us. Each of these occurrences could have a material adverse effect on our business, results of operations and financial condition.
We previously identified a material weakness in our internal control over financial reporting which we are working to remediate. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls.
In 2021, we identified a material weakness in our internal control over financial reporting, such that there was a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. To address this material weakness, we engaged a technical accounting and financial reporting consulting firm to assist the Company with (i) our financial accounting close, (ii) the application of technical accounting literature, (iii) the preparation of our financial statements, and (iv) the independent audit of our financial statements. We hired additional personnel in the third and fourth quarters of 2022 to supplement our accounting and financial reporting staff to remediate this weakness in our internal controls. We are also strengthening internal control over financial reporting by implementing an enterprise resource planning system (“ERP”), a software used to automate business processes, containing workflows and business rules that ensure process is followed by approved policies, roles, and procedures.
In reviewing our internal controls for 2023, we identified a gap in the implementation of the above. Due to the turnover of key finance personnel in the fourth quarter of 2023, certain tasks that were required to be completed to remediate the material weakness were not performed or handed over to the new finance personnel and as a result, management concluded the material weakness has not been remediated.
In addition to the steps already taken, we plan to continue to devote significant effort and resources to the remediation and improvement of our internal control over financial reporting. We plan to formally document the system controls that we have in place, including user access reviews and a formally documented segregation of duties that includes formal system-based roles. Further, we will implement a testing plan of our internal controls over financial reporting that will be reviewed and signed off quarterly. The elements of our continued remediation plan can only be accomplished over time, and we can offer no assurances that these initiatives will ultimately have all or some of the intended effects.
Any failure to maintain such internal control could adversely impact our ability to report our financial position and results of operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our Common Stock is listed, the SEC or other regulatory authorities. In either case, that could result in a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading of our Common Stock.
As identified in our amended quarterly report on Form 10-Q/A for the period ended September 30, 2022, we identified a material weakness affecting the classification of the SPA Warrants, which were previously recorded as equity. Further, this continued material weakness, specifically in relation to the accounting for complex transactions and contracts of the

Company, is associated with the untimely recognition of an accrued liability and expense arising out of the RRA. This material weakness was considered remediated as of December 31, 2023.
We can give no assurances that going forward, the measures we plan to take in the future will remediate any additional material weaknesses or restatements of financial results will not arise in the future due to failure to implement and maintain adequate control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair preparation and presentation of our consolidated financial statements.
For more information, please see the risk factor entitled “If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.”
A significant amount of our revenues is derived from a limited number of customers. A material portion of our current revenue may be generated by sales to government entities, which are subject to a number of uncertainties, challenges, and risks.
We currently have a limited number of customers. For the year ended December 31, 2023, sales to two customers accounted for almost 100% of total revenue, and the total balance due from these customers made up 68% of accounts receivable as of December 31, 2023, with the remaining 32% being made up by one additional customer. For the year ended December 31, 2022, sales to two customers accounted for 95% of total revenue, and the total balance due from this customer made up 82% of accounts receivable as of December 31, 2022. Due to our limited number of customers, the breach, cancellation, or amendment of any sales agreement with our current or future customers may have an outsized effect on our revenue, cash on hand, and profitability. In addition, we may have an increased interest in accepting less favorable terms of any amendment as a result.
Sales to government entities are subject to a number of risks. Selling to government entities can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. In the event that we are successful in being awarded further government contracts, such awards may be subject to appeals, disputes, or litigation, including, but not limited to, bid protests by unsuccessful bidders. Government demand and payment for our solutions may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our solutions. Government entities may have statutory, contractual, or other legal rights to terminate our contracts for convenience or default. For purchases by the U.S. federal government, the government may require certain products to be manufactured in the United States and other high-cost manufacturing locations, and we or any third-party manufacturers may not manufacture all products in locations that meet government requirements, and as a result, our business and results of operations may suffer.
As a government contractor or subcontractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and inclusion on government contract vehicles, which affect how we and our partners do business with government agencies. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to non-ordinary course audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling our products to our government customers. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages, downward contract price adjustments or refund obligations, civil or criminal penalties, and termination of contracts and suspension or debarment from government contracting or subcontracting for a period of time or indefinitely. Any such damages, penalties, disruption, or limitation in our ability to do business with a government would adversely impact, and could have a material adverse effect on, our business, financial condition, results of operations, cash flows, reputation and prospects.
If we fail to effectively manage our limited financial and intellectual resources, we may not be able to design, develop, manufacture, market, and launch new generations of our robotic systems successfully.
We intend to invest to expand our business. Any failure to manage our limited financial and intellectual resources effectively could materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects. We intend to expand our operations. We expect our expansion to include:
•expanding the management, engineering, and product teams;

•identifying and recruiting individuals with the appropriate relevant experience;
•hiring and training new personnel;
•launching commercialization of new products and services;
•forecasting production and revenue and ERP modifications;
•entering into relationships with one or more third-party design-for-manufacturing partners and third-party manufacturers and/or expanding our internal manufacturing capabilities;
•controlling expenses and investments in anticipation of expanded operations;
•carrying out acquisitions and entering into collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships;
•expanding and enhancing internal information technology, safety, and security systems;
•establishing or expanding sales, customer service, and maintenance and servicing facilities;
•conducting demonstrations of ocean robotic systems;
•entering into agreements with suppliers and service providers; and
•implementing and enhancing administrative infrastructure, systems, and processes.
Should achieved market penetration warrant, we intend to continue to hire a significant number of additional personnel, including engineers, design and production personnel, and service technicians for our ocean robotic systems and services. Because of the innovative nature of our technology, individuals with the necessary experience may not be available to hire, and as a result, we will need to expend significant time and expense to recruit and retain experienced employees and appropriately train any newly hired employees. Competition for individuals with experience designing, producing, and servicing dexterous ocean robots and their software is intense, and we may not be able to attract, integrate, train, motivate, or retain additional highly qualified personnel. The failure to attract, integrate, train, motivate, and retain these additional employees could seriously harm our business, financial condition, results of operations, cash flows, reputation and prospects.
Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.
We are an ocean robotics and services company, with limited experience commercializing our products and services. The projected financial and operating information appearing elsewhere in this Annual Report on Form 10-K reflect estimates of future performance and is based on multiple financial, technical, and operational assumptions, including hiring of additional skilled personnel in a timely manner to support continued development and commercialization of the core products; the, timing of commercial launch of our ocean robotic system; the level of demand for our ocean robotic systems; the performance of our ocean robotic systems; the utilization of the ocean robot fleet; the useable life of the ocean robotic systems; the, cost of manufacturing; the cost and availability of adequate supply of components; the nature and length of the sales cycle; and the costs of, maintenance and servicing and refurbishing of our ocean robotic systems. However, given our limited commercial experience, it is likely that many of these assumptions will prove incorrect. The projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. See “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.” Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on a number of other factors, many of which are outside our control, including, but not limited to:
•whether we can obtain sufficient capital to sustain and grow our business;
•our ability to manage our growth;

•the contractual terms of one or more agreements with third-party manufacturers;
•whether we can manage relationships with key suppliers and partners;
•the timing and costs of the required marketing and promotional efforts;
•whether customers and their employees will adopt the ocean robotic systems offered by us;
•the timing required and success of customer testing of our technology;
•competition, including from established and future competitors;
•our ability to retain existing key management, to attract additional leaders, to integrate recent hires and to attract, retain, and motivate qualified personnel, including engineers, design and production personnel, and service technicians;
•the overall strength and stability of domestic and international economies;
•demand for currently available and future ocean robots;
•regulatory, legislative, and political changes; and
•customer requirements and preferences.
Unfavorable changes in any of these or other factors, most of which are beyond our control, could cause us to fail to meet our operating and financial projections and could materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects.
We rely on third-party manufacturers/suppliers and expect to continue to do so for the foreseeable future. This reliance on third parties increases the risk that we will not have sufficient quantities of our products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.
We rely on third-party manufacturers/suppliers. This reliance on third-party manufacturers/suppliers increases the risk that we will not have sufficient quantities of our products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts. Additionally, we may be unable to establish or continue any agreements with third-party manufacturers/suppliers, on acceptable terms or at all. Even if we are able to establish agreements with third-party manufacturers/suppliers, reliance on third-party manufacturers/suppliers entails additional risks, including:
•failure of third-party manufacturers/suppliers to comply with regulatory requirements and maintain quality assurance;
•breach of the manufacturing/supply agreement by the third party;
•failure to manufacture/supply our product according to our specifications;
•failure to manufacture/supply our product according to our schedule or at all;
•misappropriation of our proprietary information, including our trade secrets and know-how; and
•termination or non-renewal of the agreement by the third party at a time that is costly or inconvenient for us.
If our current or future third-party manufacturers/suppliers cannot perform as agreed, we may be required to replace such manufacturers/suppliers and we may be unable to replace them on a timely basis or at all. Our current and anticipated future dependence upon third-party manufacturers/suppliers may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis.

We have limited experience commercializing our products at a large scale and may not be able to do so efficiently or effectively.
Although we have sold products to a limited number of individual customers in the past, we have limited experience commercializing ocean robotic systems at a large scale and may not be able to do so efficiently or effectively. A key element of our long-term business strategy is the continued growth in sales, marketing, training, customer service and maintenance, and servicing operations, including hiring personnel with the necessary experience. Managing and maintaining these operations is expensive and time consuming, and an inability to leverage such an organization effectively or at all could inhibit potential sales or subscriptions and the penetration and adoption of our products into new markets. In addition, certain decisions we make regarding staffing in these areas in our efforts to maintain adequate spending levels could have unintended negative effects on our revenues, such as the weakening of our sales, marketing and maintenance and servicing infrastructures or lowering the quality of our customer service.
Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.
We will require significant capital to operate our business and fund our capital expenditures for the next several years. While we expect that we will have sufficient capital to fund our currently planned operations, it is possible that we will need to raise additional capital to fund our business, including to finance ongoing research and development costs, manufacturing, any significant unplanned or accelerated expenses, and new strategic alliances or acquisitions. The fact that we have limited experience commercializing our ocean robotic systems on a large scale, coupled with the fact that our products represent a new product category in the commercial and industrial ocean robotic market, means we have limited historical data on the demand for our robotic systems. In addition, we expect our capital expenditures to continue to be significant in the foreseeable future as we continue generational improvements for our commercial products, and that our level of capital expenditures will be significantly affected by customer demand for our ocean robotic systems. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms, and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.
In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and/or our ability to pay dividends.
If we cannot raise additional funds when we need or want them, our business, financial condition, results of operations, cash flows, reputation and prospects could be negatively affected.
We may be unable to raise sufficient affordable capital needed to fund and grow our business.
We may not be able to increase our capital resources by engaging in additional debt or equity financings. Even if we complete such financings, they may not be on favorable terms. These circumstances could materially and adversely affect our financial results and impair our ability to achieve our business objectives. Additionally, we may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions (including terms that require us to maintain specified liquidity or other ratios) that would otherwise be in the best interests of our stockholders.
We plan to dispose of assets to fund new opportunities and contracts but we may not be able get full book value or market value for those assets in dispositions.
To adapt to changing markets, we plan to dispose of assets to fund new opportunities and contracts. Our assets are expensive and we may not be able to get full book or market value for those assets in dispositions.

Our products and services are disruptive to the ocean services industries, and important assumptions about the market demand, pricing, adoption rates and sales cycles with respect to our current and future products and services may be inaccurate.
Our core offering, a tetherless subsea robot, presents a new service paradigm in the ocean services markets, which are currently dominated by conventional, tethered devices. The market demand for and adoption of our offering is unproven, and important assumptions about the characteristics of targeted markets, pricing, and sales cycles may be inaccurate. Although we have engaged in ongoing dialogue with potential customers, we have few binding commitments to purchase products and services or to enter into software subscriptions. Existing or new regulatory or safety standards, or resistance by customer employees and labor unions, all of which are outside of our control, could cause delays or otherwise impair adoption of these new technologies, which will adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects. We may be required to offer products such as “augmented autonomy” solutions in order to allow for required cultural changes to occur. Given the evolving nature of the markets in which we operate, it is difficult to predict customer demand or adoption rates for our products or the future growth of the markets we expect to target. If one or more of the targeted markets experience a shift in customer or prospective customer demand, our products may not compete as effectively, if at all, and they may not be fully developed into commercial products. As a result, the financial projections in this Annual Report on Form 10-K necessarily reflect various estimates and assumptions that may not prove accurate and these projections could differ materially from actual results because of the risks included in this “Risk Factors” section, among others. If demand does not develop as expected or if we cannot accurately forecast pricing, adoption rates and sales cycles of our products, our business, results of operations and financial condition will be adversely affected.
The benefits of our products to customers and projected return on investment have not been substantiated through long-term trials or use.
Our core products’ benefits to customers and projected return on investment have not been substantiated through long-term trials or use. We currently have a limited frame of reference for evaluating the performance of our ocean robotic systems upon which our business prospects depend. There can be no assurance that such units will provide the expected benefit to customers. Our ocean robotic systems may not perform consistently with customers’ expectations or consistently with other robotics products that may become available. Any failure of our robotic systems and software to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, results of operations, cash flows, reputation and prospects. Additionally, problems and defects experienced by competitors or others in the ocean robotics market could, by association, have a negative impact on perception and customer demand for our ocean robotic systems.
Even if we successfully market our products and services, the purchase or subscription, adoption, and use of the products and services may be materially and negatively impacted if our customers resist the use and adoption of the products and services.
We have designed and developed our robotic systems with the goal of reducing operating costs and greenhouse gases via all-electric robot subsystems and the use of smaller surface vessels. Even if we successfully market our products and services to customers, the purchase or subscription, adoption, and use of the products and services may be materially and negatively impacted if our customers resist or delay their use and adoption our novel technology products and service offerings. Customers may resist or delay the adoption of our products and services for several reasons, including lack of confidence in autonomous and semi-autonomous ocean vehicles. We will spend significant time and resources on beta units of our Aquanaut for customer testing. If our customers resist or delay adoption of our ocean robotic platforms, our business, financial condition, results of operations, cash flows, reputation and prospects will be materially and adversely affected.
If we are successful in commercializing our products and services, our revenue will be concentrated in a limited number of models for the foreseeable future.
If we are successful in commercializing our products and services, our revenue will be concentrated in a limited number of models for the foreseeable future. We launched the Aquanaut platform in 2021 and expect to launch the commercial production versions of the Aquanaut robotic system in 2024. Such timeline may be delayed, including due to challenges in recruiting skilled employees, difficulties in securing components and materials, development delays, difficulties relating to manufacturing of the units, and other factors. Such challenges may result in the delay of the anticipated commercial launch of one or more of the products and services, which would adversely affect our financial and operating results. To the extent our products and services do not meet customer expectations, or cannot be completed or manufactured or delivered on their projected timelines and in line with cost and volume targets, our future sales and operating results may be adversely affected. Given that for the foreseeable future our business will depend on a limited number of product models, to the extent a particular product model is not well-received by the market, our revenue could be materially and adversely affected. This could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.
We may not be able to complete or enhance our product and service offerings through our research and development efforts.
To commercially launch the commercialized aquanaut business model, we will need to continue to advance and evolve our products in response to the evolving demands of our customers in the various industries we expect to serve. We expect to launch a newer version of the Aquanaut, a mobile subsea robotic system, in 2024, which will require significant additional expenses, and we may not be successful in commercializing or marketing the associated products and services at all or within the currently expected timeline.
In addition, notwithstanding our market research efforts, our future products and services may not be accepted by customers or their employees. The success of any proposed product and service offerings will depend on numerous factors, including our ability to:
•attract, recruit and retain qualified personnel, including engineers, design and production personnel and service technicians;
•identify the preferred product and service features in multiple industries, such as offshore wind energy, defense, and subsea oil and gas and successfully incorporate those features into our products;
•develop and introduce in a timely manner proposed products and services of sufficient quality and in sufficient quantities;
•adequately protect our intellectual property and avoid infringing upon the intellectual property rights of third parties; and
•demonstrate the cost savings and efficacy of our products and services.
We have managed and expect to continue to manage our product development efforts through the development of alpha units, beta units, and commercial units. If we fail to adequately communicate to customers the improvements that are expected from one development stage to the next, or if customer feedback from one development stage is not adequately reflected in the next, customers may not be persuaded of the value of our products and services. If we fail to generate demand by developing products that incorporate features desired by customers, we may fail to generate sufficient contracts to achieve or maintain profitability. We have in the past experienced, and may in the future experience, delays in various phases of product development, including during research and development, manufacturing, limited release testing, marketing, and customer education efforts. Further, delays in product development would postpone demonstrations and customer testing, which are important opportunities for customer engagement, and cause us to miss expected timelines. Such delays could cause customers to delay or forgo purchases of or subscriptions to our products and services, or to purchase or subscribe for competitors’ products and services. Even if we can successfully develop proposed products when anticipated, these products and their related services may not produce revenue in excess of the costs of development and service, and they may be quickly rendered obsolete by changing customer preferences or the introduction by competitors of products and services embodying new technologies or features.
Defects, glitches, or malfunctions in our products or the software that operates them, failure of our products to perform as expected, connectivity issues or operator errors, could result in product recalls, lower than expected return on investment for customers, and could cause harm to operators and significant safety concerns, each of which could adversely affect our results of operations, financial condition and our reputation.
The design, manufacture, and marketing of our products involve certain inherent risks. Manufacturing or design defects, glitches, malfunctions, connectivity issues between the central processing unit and peripheral vehicle subsystems, unanticipated use of our robotic systems, operator errors or inadequate disclosure of risks relating to the use of ocean robotic systems, among other things, can lead to injury, property damage, or other adverse events. We conduct extensive testing of our units, in some instances in collaboration with our customers, to ensure that any such issues can be identified and addressed in advance of commercial launch of the products. However, there can be no assurance that we will be able to identify all such issues or that, if identified, efforts to address them will be effective in all cases.
In addition, if the manufacturing of our products is outsourced, we may not be aware of manufacturing defects that could occur. Such adverse events could lead to unexpected failures in our products and could result, in certain cases, in the removal of our products from the market. A product recall could result in significant costs. To the extent any manufacturing defect occurs, our agreement with the third-party manufacturer may contain a limitation on the third-party manufacturer’s liability, and therefore we could be required to incur the majority of related costs. Product defects or recalls could also result in negative publicity, damage to our reputation or, in the event of regulatory developments, delays in new product acceptance.
Our products incorporate sophisticated computer software. Complex software frequently contains errors, especially when first introduced. Our software may experience errors or performance problems in the future. If any part of our products’ hardware or software were to fail, the service mission could be compromised. Additionally, users may not use our products in accordance with safety protocols and training, which could amplify the risk of failure. Customers or other users also may fail to install updates and fixes to the software for several reasons, including poor connectivity or inattention. Any such occurrence could cause delays in the market acceptance of our products, damage to our reputation, or result in product recalls, increased service and warranty costs, product liability claims and loss of revenue relating to such hardware or software defects.
We anticipate that, as part of our ordinary course of business, we may be subject to product liability claims alleging defects in the design or manufacture of our products. A product liability claim, regardless of our merit or eventual outcome, could result in significant legal defense costs and high punitive damage payments. Although we maintain product liability insurance, the coverage is subject to deductibles and limitations, and may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or adequate amounts.
Even if our products perform properly and are used as intended, if operators sustain any injuries while using our products, we could be exposed to liability and our results of operations, financial condition, and reputation may be adversely affected.
Our products contain complex technology and must be used as designed and intended in order to operate safely and effectively. While we expect to develop a training, customer service and maintenance and servicing infrastructure to ensure users are equipped to operate our products in a safe manner, we cannot be sure that the products will ultimately be used as designed and intended. In addition, we cannot be sure that we will be able to predict all the ways in which use or misuse of the products can lead to injury or damage to property, and our training resources may not be successful at preventing all incidents. If operators were to sustain any injuries or cause any damage to property while using our products, in a manner consistent with our training and instructions or otherwise, we could be exposed to liability and our results of operations, financial condition and reputation may be adversely affected.
We have no experience maintaining or servicing our products at a large scale.
Under the conventional service contract model, we will be responsible for maintenance and servicing of our products. However, we have no experience providing maintenance and servicing on a global scale. We may elect to partner with one or more third parties to perform some or all of the servicing and maintenance on our products, but there can be no assurance that we will be able to enter into an acceptable arrangement with any such third-party provider. Although such servicing partners may have experience in servicing complex machinery, they will initially have limited experience in servicing our ocean vehicles. If we are unable or elect not to enter into a partnership with third parties to perform maintenance and servicing, we would be required to provide such services directly, which would significantly increase our capital expenditures and personnel costs. We would also be required to recruit and train employees to provide these services and we may not be able to attract persons with the necessary knowledge or experience to provide these services.
In addition, there can be no assurance that our service and maintenance arrangements will adequately address the service and maintenance requirements of our customers to their satisfaction, or that we and our servicing partners will have sufficient resources, experience or inventory to meet these service requirements in a timely manner as the volume of robotic systems we deliver increases. Even if we and our servicing partners have the sufficient resources and experience needed, we or they still may not adequately service or maintain the units. If we are unable to, directly or through third-party partners, roll out and establish a widespread service network, including on-site services, customer satisfaction could be adversely affected, which in turn could materially and adversely affect our reputation and thus our business, financial condition, results of operations, cash flows, reputation and prospects.
Our customers will also depend on our customer support team to resolve technical and operational issues relating to the integrated software underlying our ocean robotic systems. Customer behavior and usage may result in higher than expected maintenance and repair costs.
As we continue to grow, additional pressure may be placed on our customer support team or partners, and we may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. We also may be unable to modify the future scope and delivery of our technical support to compete with changes in the technical support provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our operating results. If we are unable to successfully address the service requirements of our customers or if there is a market perception that we do not maintain high-quality support, we may be subject to claims from our customers, including loss of revenue or damages, and our business, financial condition, results of operations, cash flows, reputation and prospects may be materially and adversely affected.
Our ability to manufacture products of sufficient quality on schedule is unproven, and delays in the design, production and launch of our products could harm our business, financial condition, results of operations, cash flows, reputation and prospects.
Our future business depends in large part on our ability to execute our plans to design, develop, manufacture, market, deploy and service our products. We intend to increasingly outsource the manufacturing of our ocean robotic systems to one or more third-party manufacturing partners. While this arrangement may lower operating costs, it also reduces our direct control over production and manufacturing. Such diminished control may have an adverse effect on the quality or quantity of our units, or our flexibility to respond to changing conditions.
Further, we plan to continue to retain third-party vendors and service providers to engineer, design and test some of the critical systems and components of our units. While this allows us to draw from such third parties’ industry knowledge and expertise, there can be no assurance such systems and components will be successfully developed to our specifications or delivered in a timely manner to meet our program timing requirements. Also, slower payment of vendors due to constrained capital could make access to needed equipment and consumables difficult or expensive to procure.
Our continued development and manufacturing of our commercially available robotic system, Aquanaut, and of future models of our products, are and will be subject to risks, including with respect to:
•costs to be incurred by us and/or any third-party manufacturing partners in meeting our specifications and design tolerances;
•hiring and retaining a sufficient number of qualified employees, which are challenges that have contributed to us being historically understaffed
•long- and short-term durability of our ocean robotic systems to withstand day-to-day wear and tear;
•delays in delivery of final systems and components by our suppliers;
•manufacturing of robotic systems units in excess of demand due to contractual requirements or unexpected changes in demand;
•shifts in demand for future models;
•quality controls, particularly as we plan to expand our production capabilities;
•delays or disruptions in our supply chain, or the need to order supplies in excess of demand due to batch number requirements or price thresholds;

•work stoppages, labor strikes and other labor disputes or shortages affecting us or our suppliers, third-party manufacturers and other partners; and
•other delays and cost overruns.
We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.
We may seek to enter into strategic alliances, joint ventures, minority equity investments, acquisitions, collaborations and in-license arrangements. There is no guarantee that any of these partnerships or acquisitions would lead to any binding agreements or lasting or successful business relationships with third parties. If any of these relationships are established, they may subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party, and increased expenses in establishing new relationships, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.
Strategic business relationships will be an important factor in the growth and success of our business. However, there are no assurances that we will be able to identify or secure suitable business relationship opportunities in the future or that our competitors will not capitalize on such opportunities before we do. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If we are unable to successfully source and execute on strategic relationship opportunities in the future, our overall growth could be impaired, and our business, financial condition, results of operations, cash flows, reputation and prospects could be materially adversely affected.
When appropriate opportunities arise, we have in the past, and may in the future acquire additional assets, products, technologies or businesses that are complementary to our existing business. From time to time, the sellers of these assets, products and technologies or businesses may retain limited rights to the technology that they sell to us, which in some circumstances could allow the sellers to compete with us in a limited fashion. In addition to possible stockholder approval, we may need to obtain approvals and licenses from relevant government authorities and will be required to comply with any applicable laws and regulations in connection with consummating proposed acquisitions, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations and financial results. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.
We are highly dependent on the services of our senior management and other key employees and, if we are unable to attract and retain a sufficient number of qualified employees, our ability to design, manufacture and launch our products, operate our business and compete could be harmed.
Our success depends, in part, on our ability to retain our key personnel. We expect that we will be required to increase compensation levels of senior management and key employees to remain competitive with our peers. The unexpected loss of or failure to retain one or more of our senior managers or other key employees could delay product development and require outsourcing to third parties, each of which in turn could adversely affect our business. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel. Experienced and highly skilled employees are in high demand and competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our business strategy. Any failure by our management team and our employees to perform as expected may have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.

We will incur significant expenses and administrative burdens as a public company which could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.
We will incur significant legal, accounting and other expenses as a public company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to continue devoting a substantial amount of time to these compliance initiatives. We may need to hire additional personnel to support our operations as a public company, which will increase our operating costs in future periods. Moreover, our compliance with these rules and regulations has to date, and may in the future, involve substantially increased legal and financial costs in addition to certain activities being more time-consuming and costly. The increased costs have and may further increase our net loss. We cannot accurately predict or estimate the amount or timing of additional costs we may incur in connection with being a public company. The impact of being a public company could also make it more difficult for us to attract and retain qualified persons to serve on our Board, or on committees of our Board or as executive officers. Such increased expenses and administrative burdens involved in operating as a public company could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.
We may become subject to new or changing governmental regulations relating to the design, manufacturing, marketing, distribution, servicing, or use of our products, including as a result of climate change, and a failure to comply with such regulations could lead to withdrawal or recall of our products from the market, delay our projected revenues, increase costs, or make our business unviable if we are unable to modify our products to comply.
We may become subject to new or changing international, federal, state and local regulations, including laws relating to the design, manufacturing, marketing, distribution, servicing or use of our products. Such laws and regulations may require us to pause sales and modify our products, which could result in a material adverse effect on our revenues and financial condition. Such laws and regulations can also give rise to liability, such as fines and penalties, property damage, bodily injury and cleanup costs. Capital and operating expenses needed to comply with laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations. Any failure to comply with such laws or regulations could lead to withdrawal or recall of our products from the market.
Climate change laws and environmental regulations could result in increased operating costs and reduced demand for our products and services.
Concerns over environmental pollution and climate change have produced significant legislative and regulatory efforts on a global basis, and we believe this will continue both in scope and in the number of countries participating. These changes could directly increase the cost of energy, which may have an effect on the way we manufacture products or utilize energy to produce our products. In addition, any new regulations or laws in the environmental area might increase the cost of raw materials or key components we use in our products. Environmental regulations may require us to reduce product energy usage, monitor and exclude an expanding list of restricted substances and participate in recovery and recycling of our products or components. We are unable to predict how any future changes will impact us and if such impacts will be material to our business.
Further, climate change laws, environmental regulations, and other similar measures may have an effect on the operating activities of our customers, which may, in turn, reduce the demand for our products and services. To the extent increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events, such events could have a material adverse effect on the Company and potentially subject the Company to further regulation.
We may experience significant delays in the design, development, production and launch of our ocean robotic systems, which could harm our business, financial condition, results of operations, cash flows, reputation and prospects.
Our core products, including the Aquanaut, Olympic Arm and ToolKITT, will be offered to customers through direct sales, lease, and service contracts. We expect that the nature of these products will require continuous improvements and further testing throughout their product and generational lifecycles in order to innovate and develop these products fully. Commercial customer use of our core products is not expected to begin until the third quarter of 2024, and may occur later or not at all. Such timeline may be delayed, including due to challenges in recruiting skilled employees, difficulties in securing components and materials, development delays, difficulties relating to manufacturing of the units and other factors. Any delay in the design, development, production and release of our products could materially damage our brand, business, financial condition, results of operations, cash flows, reputation and prospects. We may experience delays in the design, development, production and release of new products, including due to integration, safety and performance issues. To the extent we delay the commercial launch of our ocean robotic systems, our business, financial condition, results of operations, cash flows, reputation and prospects will likely be materially and adversely affected.
We have no experience to date in high-volume manufacturing of our products, nor do we have the facility, employees, or equipment needed to manufacture our products in high volume.
We intend to continue under existing agreements and/or enter into new contracts with one or more third-party manufacturers to produce our ocean vehicles. We do not know whether our future third-party manufacturers will be able to develop efficient, automated, low-cost production capabilities and processes and reliable sourcing of component supply, which will enable us to meet the applicable quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market our robotic systems. Even if we and our third-party manufacturers are successful in developing our production capability and processes and reliably source our components, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond our control such as problems with suppliers and vendors, or force majeure events, or in time to meet our unit commercialization schedules or in satisfaction of the requirements of existing and potential customers.
If we are unable to enter into agreements with third-party manufacturers on acceptable terms, we will need to develop our own manufacturing and production capabilities, which would significantly increase our capital expenditures and possibly delay production of our ocean robotic systems. If this were to occur, we would need to raise or borrow additional money, which may not be successful, and possibly change the anticipated pricing of our products, which would adversely affect our margins and cash flows.
Any failure to develop production processes and capabilities within our projected costs and timelines could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.
The period of time from initial design of our products to obtaining binding purchase commitments from customers is long and we are subject to the risk that customers who initially expressed an interest in our products during the design phase will not enter into binding commitments.
Our products contain complex technology that requires multiple years of engineering and design. Therefore, the period of time from initial design of our products to obtaining binding purchase commitments from customers is long and we are subject to the risk that customers who initially expressed an interest in our products during the design phase will not enter into binding commitments. The design of our products is significantly influenced by feedback from potential customers and reflects the needs expressed by them. As a result, adapting our products to other industries or customers may require additional design, development, testing, work and expenses. We cannot be sure that we will be able to adapt our products to reflect such feedback successfully or at all. If customers who initially expressed an interest in our proposed products, and in turn influenced the design of our products, ultimately decide to not enter into binding commitments or to adopt a competitor’s technology, our business, financial condition, results of operations, cash flows, reputation and prospects would be adversely affected.
Our business, financial condition, results of operations, cash flows, reputation and prospects depend significantly on our ability to build the Nauticus brand. We may not succeed in continuing to establish, maintain and strengthen the Nauticus brand, and our brand and reputation could be harmed by negative publicity regarding us or our products.
Our business, financial condition, results of operations, cash flows, reputation and prospects are heavily dependent on our ability to develop, maintain and strengthen the Nauticus brand. If we do not continue to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will depend significantly on our ability to provide high quality products and engage with our customers as intended. In addition, our ability to develop, maintain and strengthen the Nauticus brand may depend on the acceptance of our products by employees of our customers. To promote our brand, we may be required to change our customer development and branding practices, which could result in substantially increased expenses, including the need to use traditional media including print media. If we do not develop and maintain a strong brand, our business, financial condition, results of operations, cash flows, reputation and prospects will be materially and adversely impacted.

In addition, if negative incidents occur or are perceived to have occurred, whether or not such incidents are our fault, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm perceptions and confidence in the Nauticus brand. Furthermore, there is the risk of potential adverse publicity related to our manufacturing or other partners whether or not such publicity is related to their collaboration with us. Our ability to successfully position our brand could also be adversely affected by perceptions about the quality of our competitors’ products.
We are dependent on our suppliers, some of which are currently single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our products at prices and volume and with specifications and performance characteristics acceptable to us, could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects. We have not yet identified all of the suppliers that we are likely to rely on to support future commercialization of our core products.
We rely on third-party suppliers for the provision and development of many of the key components and materials used in our products. We have not yet identified all of the suppliers, contractors and other third parties that we are likely to rely on to support future commercialization of our core products. While we plan to obtain components from multiple sources whenever possible, some of the components used in our products may have to be purchased by us from a single source. If our third-party suppliers are unable to supply key components and materials at the required volume, our sales, revenues and profitability will likely be adversely affected. Our third-party suppliers may also not be able to meet the specifications and performance characteristics required by us, which would impact our ability to achieve our product specifications and performance characteristics as well. Additionally, our third-party suppliers may be unable to obtain or maintain required certifications relating to their products that we currently or may in the future use, or unable to provide warranties that are necessary for our solutions. If we are unable to obtain components and materials used in our products from our suppliers, our business would be adversely affected.
We have less negotiating leverage with suppliers than larger and more established companies and may not be able to obtain favorable pricing and other terms. For example, agreements with suppliers may include terms that are unfavorable to us, such as requirements that we order components and or manufactured units in excess of our demand due to batch number requirements or price thresholds. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components, we may be unable to do so in the short term, or at all, at prices or quality levels that are favorable to us, which could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.
Moreover, we and our suppliers are currently experiencing increases in the cost of, and an interruption in, the supply or shortage of materials. It is unclear how long these challenges will remain. Due to the complexity of our products, each unit is expected to contain several thousand components. Difficulty securing any components and materials could result in delays in the development of these core products, which delays could be compounded if components or units require redesign or reengineering. Any sustained or further, supply interruptions or shortages could therefore prevent or delay the commercialization of our products and materially and negatively impact our business, financial condition, results of operations, cash flows, reputation and prospects. We and our suppliers use various materials in our respective businesses and products, including, for example, semiconductor chips, energy storage materials, commodity materials and specialty metal alloys, and the prices for these materials fluctuate. The available supply of some of these materials and components is currently and may continue to be unstable, depending on market conditions and global demand, and could adversely affect our business and operating results. Risks relating to our supply chain include:
•“Buy American” or other similar requirements that may be imposed on government contractors;
•an increase in the cost, or decrease in the available supply, of semiconductor chips, electrical components, commodity materials and specialty alloys;
•disruption in the supply of lithium-ion batteries due to quality issues or recalls; and
•fluctuations in the value of any foreign currencies in which manufactured parts, commercial components and related raw material purchases are or may be denominated against the U.S. dollar.
Our business is also dependent on the continued supply of lithium-ion battery cells. While we believe several sources of lithium-ion cells are available, we have to date sourced from only one supplier for our commercial production, and we may have limited flexibility in changing cell suppliers once contracted. Any disruption in the supply of battery cells from such suppliers could disrupt production of our products. Furthermore, fluctuations or shortages in raw materials or components and other economic conditions may cause us to experience significant increases in freight charges and material costs. Substantial increases in the prices of materials, including prices charged to us, such as those charged by battery cell suppliers, would increase our operating costs, and could reduce our margins if the increased costs cannot be recouped through increased rental cost or unit sales prices. Any attempts to increase product prices in response to increased material costs could result in cancellations of orders and reservations and therefore materially and adversely affect our brand, image, business, financial condition, results of operations, cash flows, reputation and prospects.
Our robotic systems use bespoke lithium-ion battery cells, which, if not appropriately handled, controlled, or stored, could catch fire or vent smoke and flame.
The battery packs within our robotic systems use bespoke lithium-ion cells. If not properly handled or subjected to environmental stresses, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While these battery packs are designed to contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of battery packs in our robotic systems could occur, which could result in bodily injury or death and could subject us to lawsuits, field actions (including product recalls), or redesign efforts, all of which would be time consuming and expensive and could harm our brand image. Also, negative public perceptions regarding the suitability of lithium-ion cells for littoral or deep sea applications, the social and environmental impacts of mineral mining or procurement associated with the constituents of lithium-ion cells, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could materially and adversely affect our reputation and business, financial condition, results of operations, cash flows, reputation and prospects.
In addition, we store lithium-ion batteries at our facilities. While we store only a limited number of such batteries at our facilities commensurate with our inventory and testing of robotic systems, any mishandling of battery cells, or any fire or other safety issue related to the cells, could disrupt our operations, and any prolonged or significant disruption would materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects. Such damage or injury could also lead to adverse publicity, regulatory action, or a safety recall. In addition, the transportation and effective storage of lithium-ion batteries is also tightly regulated by the U.S. Department of Transportation and other regulatory bodies, and any failure to comply with such regulation could result in fines, loss of permits and licenses or other regulatory consequences, which could limit our ability to manufacture and deliver our robotic systems and negatively affect our business, financial condition, results of operations, cash flows, reputation and prospects.
Laws, regulations, and other legislative efforts related to climate change, environmental concerns, and health and safety could result in increased operating costs, reduced demand for our products and services, or the loss of future business.
Concerns over environmental pollution and climate change have produced significant legislative and regulatory efforts on a global basis, and we believe this will continue both in scope and in the number of countries participating. These changes could directly increase the cost of energy, which may have an effect on the way we manufacture products or utilize energy to produce our products. In addition, any new regulations or laws in the environmental area might increase the cost of raw materials or key components we use in our products. Environmental regulations may require us to reduce product energy usage, monitor and exclude an expanding list of restricted substances and participate in recovery and recycling of our products or components. We are unable to predict how any future changes will impact us and if such impacts will be material to our business.
Further, climate change laws, environmental regulations, and other similar measures may have an effect on the operating activities of our customers, which may, in turn, reduce the demand for our products and services. To the extent increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events, such events could have a material adverse effect on the Company and potentially subject the Company to further regulation.
We must also comply with extensive government laws and regulations related to, among other things, health, safety and the environment, which govern the offshore and other areas where our robotic systems operate, including vessel and port security laws. Since we have no prior history of offshore operations, we may experience difficulties meeting the compliance standards of such laws and regulations, and our inability to do so may cause us to lose prospective business and adversely affect our financial condition and results of operations. Further, environmental, health and safety and vessel and port security laws change frequently, and we may not be able to anticipate such changes or the impact of such changes. There is no assurance that we can avoid significant costs, liabilities and penalties imposed as a result of governmental regulation in the future. Changes in laws or regulations concerning our offshore activities, the cost or availability of insurance, and decisions by clients, governmental agencies or other industry participants could reduce demand for our services or increase our costs of operations, which could have a negative impact on our financial position, results of operations or cash flows, but we cannot reasonably or reliably estimate that such changes will occur, when they will occur or if they will impact us.
If we are unable to continue contracting with third-party manufacturing partners on terms acceptable to us, we would need to develop our own manufacturing facilities, which may not be feasible and, if feasible, would significantly increase our capital expenditures and operating expenditures, and would significantly delay or inhibit production of our robotic systems.
If we need to develop our own manufacturing and production capabilities, which may not be feasible, it would significantly increase our capital and operating expenditures and would significantly delay production of our robotic systems. This may require us to attempt to raise or borrow additional money, which may not be successful. Also, it may require us to change the anticipated pricing of our offerings, which would adversely affect our margins and cash flows. Any of the foregoing could adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects. Accordingly, investors should not place undue reliance on our statements about our production plans or their feasibility in the timeframe anticipated, or at all. We may not be able to implement our business strategy in the timeframe anticipated, or at all.
We may be unable to adequately control the costs associated with our operations.
We will require significant capital to develop and grow our business, including developing and producing our commercial robotic systems and other products, establishing or expanding design, research and development, production, sales and maintenance and service facilities and building our brand. We have incurred and expect to continue incurring significant expenses which will impact our profitability, including research and development expenses, procurement costs, sales, marketing and distribution expenses as we build our brand and market our robotic systems, and general and administrative expenses as we scale our operations, identify and commit resources to investigate new areas of demand and incur costs as a public company. In addition, we may incur significant costs servicing, maintaining and refurbishing our robotic ocean vehicles, and we expect that the cost to repair and service our robotic systems will increase over time as our vehicles age. Our ability to become profitable in the future will not only depend on our ability to complete the design and development of our robotic vehicles to meet projected performance metrics, identify and investigate new areas of demand and successfully market our robotic systems and ToolKITT subscription model, but also to sell, whether outright or through subscriptions, our ocean systems at prices needed to achieve our expected margins and control our costs, including the risks and costs associated with operating, maintaining and financing our robotic systems. If we are unable to efficiently design, develop, manufacture, market, deploy, distribute and service our robotic systems in a cost-effective manner, our business, financial condition, results of operations, cash flows, reputation and prospects would be materially and adversely affected.
We, and any third-party manufacturing partners, and suppliers of ours, may rely on complex machinery for production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.
We, and any third-party manufacturing partners, and suppliers of ours, may rely on complex machinery for the production and assembly of our robotic systems, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our facilities, and those of any third-party manufacturing partners and suppliers, consist or are expected to consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our or third-party manufacturing partners’ and suppliers’ control, such as, without limitation, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, they may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.

We currently target many customers that are large corporations with substantial negotiating power, exacting product standards and potentially competitive internal solutions. If we are unable to sell our products to these customers, our business, financial condition, results of operations, cash flows, reputation and prospects will be materially and adversely affected.
We expect that many of our potential customers will be large, multinational corporations with substantial negotiating power relative to us and, in some instances, may have internal solutions that are competitive to our products. These large, multinational corporations also have significant developmental resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing binding commitments from any of these companies will require a substantial investment of our time and resources. We cannot assure you that our products will secure binding commitments from these or other companies or that we will generate meaningful revenue from the sales of our products to these key potential customers. If our products are not selected by these large corporations or if these corporations develop or acquire competitive technology, there will be an adverse effect on our business.
We operate in a competitive industry that is subject to rapid technological change, and we expect competition to increase.
Our product offerings compete in a broad competitive landscape that includes incumbent actors, and emerging players in the blue technology markets, particularly companies focused on deploying ocean services with large vessels, tethered hydraulic and hybrid-electric ROVs, survey and hovering AUVs, electric platforms, remote monitoring, and other autonomy and perception technologies applied to adjacent ocean markets including autonomous shipping and subsea mining.
A breakdown of the competitive landscape by Nauticus product area is as follows:
•Our untethered electric ocean robots and software platform compete with other tethered hydraulic and electric ROVs and AUVs for performing inspection, maintenance, repair, and physical interventions of ocean assets for sectors including offshore wind, oil & gas, aquaculture, port management, and defense and intel markets.
•Our underlining autonomy software platform includes modern robotics and automation technologies for autonomous navigation, manipulation, data orchestration and compression, behavior and mission execution and could face additional competition from the automotive and aerospace sectors working to solve similar challenges in different markets. At the most basic level, these software platforms are similar in nature and our software could also be applied in additional markets outside of the blue technologies and ocean services space.
•Our business model faces a multifaceted competitive landscape that not only includes long established and largely undifferentiated ocean services companies but also other emerging companies which are bringing new approaches to the markets targeted by us and may evolve to a competitive stature in these markets. We also face competition from bluetech software companies, and as we expand into different markets, we could face more boarder competition from autonomy software automotive companies if/as they diversify into the ocean markets.
•Our robotic platforms also compete with other unmanned vehicles manufactured or otherwise offered by companies and traditional automation and robotics companies.
These companies have products that are commercially available and in development. We expect some products currently in development to become commercially available in the next few years and present a competitive threat to our products.
Our competitor base may change or expand as we continue to develop and commercialize our robotic systems in the future. The above mentioned or other competitors may develop new technologies or products that provide superior results to customers or that are less expensive than our products. Such developments could weaken the competitiveness of our technologies and products.
Our competitors may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing, manufacturing and other resources than we do, or may be more successful in attracting potential customers, employees and strategic partners. We compete against numerous large and well-funded competitors that are capable of rapidly investing capital in our target markets. In addition, potential customers could have long-standing or contractual relationships with competitors. Potential customers may be reluctant to adopt our products, particularly if they compete with or have the potential to compete with, or diminish the need/utilization of products or technologies supported through these existing relationships. If we are not able to compete effectively, our business, financial condition, results of operations, cash flows, reputation and prospects will be negatively impacted.
In addition, because we operate in a new market, the actions of our competitors could adversely affect our business. Adverse events such as product defects or legal claims with respect to competing or similar products could cause reputational harm to the ocean robotics market on the whole and, accordingly, to our business.
Our target markets are largely international and require skills, knowledge and competencies in foreign exchange, taxation, legal, export controls, anti-bribery and other fields. We have only recently added personnel with the necessary skills to oversee these risks and the ability is concentrated in few individuals.
Our target markets are largely international and require skills, knowledge and competencies in foreign exchange, taxation, legal, export controls, anti-bribery and other fields. We have only recently added personnel with the necessary skills to oversee these risks and the ability is concentrated in few individuals.
Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.
We expect our period-to-period financial results to vary based on our operating costs and product demand, which we anticipate will fluctuate as the pace at which we continue to design, develop and manufacture new robotic systems, increase production capacity and establish or expand design, research and development, production, sales and service facilities. Additionally, our revenues from period to period may fluctuate as we identify and investigate areas of demand, adjust volumes and add new product derivatives based on market demand and margin opportunities, develop and introduce new robotic systems or introduce existing robotic systems to new markets for the first time. As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of our securities could fall substantially, either suddenly or over time.
If we fail to implement or maintain appropriate and effective internal control over financial reporting and disclosure controls and procedures, we may suffer harm to our reputation and investor confidence levels.
The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results. In addition, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our Annual Reports on Form 10-K. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. This assessment includes disclosure of any material weaknesses identified by our management in its assessment of and report on our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, evaluation, re-evaluation and/or testing, and possible remediation. Evaluating, re-evaluating and/or testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business.
Our evaluation and, once we are no longer an emerging growth company, testing, or the subsequent testing (if required) by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected on a timely basis. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. The existence of any material weakness would require management to devote significant time and incur significant expense to remediate any such material weakness, and management may not be able to remediate any such material weakness in a timely manner.
Ineffective disclosure controls and procedures and internal control over financial reporting could harm our reputation and cause investors to lose confidence in our reported financial and other information, which could cause the market price of our securities to decline and possibly subject us to sanctions or investigations by regulatory authorities. Failure to implement or maintain effective internal control over financial reporting and disclosure controls and procedures required of public companies could also restrict our future access to the capital markets.
If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.
We expect that the requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and listing standards of Nasdaq will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on personnel, systems and resources.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the requisite timeframes, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company may require costs greater than expected.
Our current controls and any new controls that we develop may be inadequate because of changes in conditions of our business. Further, weaknesses in our internal controls have been identified in connection with the preparation of financial statements for the years ended December 31, 2023 and 2022 and may be discovered in the future. During 2023, we hired additional accounting and financial personnel to help strengthen our internal controls to remediate the weakness. We strengthened internal controls over financial reporting by implementing an ERP system, a software used to automate business processes, containing workflows and business rules that ensure process is followed by approved policies, roles, and procedures. The resulting fully integrated system will enhance financial reporting and transactional interfaces. We are continuing to remediate the material weakness by formally documenting the system of controls we have in place and the segregation of duties, specifically in relation to formal system-based roles. A testing plan which will be reviewed and signed off quarterly is expected to be in place prior to the end of the second quarter of 2024.
Further, management has remediated the continued material weakness, specifically in relation to the accounting for complex transactions and contracts of the Company, as described in further detail elsewhere herein, and to enhance our overall control environment. Our remediation plan included enhancing our contract review process, particularly in the context of complex agreements and transactions, as well as internal communications in connection therewith, in addition to continuing our engagement of third-party specialists to assist with accounting, valuation, and financial reporting functions in relation to significant contracts, agreements and complex transactions. The Audit Committee is monitoring, and receives regular reports on the progress of, management’s remediation efforts.
Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations with respect to the effectiveness of our disclosure controls and procedures and internal control over financial reporting, as well as annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting which, when we are no longer an emerging growth company, we will be required under Section 404 to include in our annual periodic reports filed with the SEC.
In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended and anticipate that we will continue to expend significant resources, including accounting-related costs, and significant management oversight. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially and adversely affect our ability to operate our business.

Our independent registered public accounting firm currently is not and will not be required to formally attest to the effectiveness of internal control over financial reporting until after we are no longer an emerging growth company. Once attestation reports are required by reason of us no longer being an emerging growth company, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.
We have yet to achieve positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.
We had negative cash flow from operating activities of $21.7 million and $37.3 million for the years ended December 31, 2023, and 2022, respectively. We expect to continue to have negative cash flow from operating and investing activities for the remainder of 2024. We expect to incur research and development, sales and marketing, and general and administrative expenses and make capital expenditures in our efforts to increase sales, engage in development work and ramp up operations. Our business also will at times require significant amounts of working capital to build inventory and support the growth of additional products. An inability to generate positive cash flow for the near term may adversely affect our ability to raise needed capital for our business on reasonable terms, diminish supplier or customer willingness to enter into transactions with us, and have other adverse effects that may decrease our long-term viability. There can be no assurance that we will achieve positive cash flow in the near future or at all.
Our ability to use net operating loss carryforwards to offset future income is subject to limitation and risk that could further limit our ability to utilize our net operating losses.
As of December 31, 2023, we had federal net operating losses (“NOLs”) of approximately $74.4 million, of which about $646,000 begin to expire in 2035 and the remainder have no expiration. Under current law, federal NOLs generated in taxable years ending after December 31, 2017, may be carried forward indefinitely, but the deductibility of such federal NOLs may be limited to 80% of our taxable income annually for tax years beginning after December 31, 2020. NOLs generated prior to December 31, 2017, however, have a 20-year carryforward period, but are not subject to the 80% limitation.
In addition, the NOLs are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Under Sections 382 and 383 of the Code, these federal NOLs and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in our ownership. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize NOLs and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our NOLs and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
We expect to continue to incur R&D costs and devote resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue to us.
Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. We plan to incur substantial, and potentially increasing, R&D costs as part of our efforts to design, develop, manufacture, and commercialize new products and enhance existing products. Our R&D expenses were $1.4 million and $2.4 million for the years ended December 31, 2023 and 2022, respectively, and are likely to grow in the future. Because we account for R&D as an operating expense, these expenditures will adversely affect our results of operations in the future. Further, our R&D program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

Litigation or legal proceedings could expose us to significant liabilities and have a negative impact on our reputation or business.
We may become subject to claims, litigation, disputes and other legal proceedings from time to time. We evaluate these claims, litigation, disputes and other legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from our assessments and estimates.
Under the terms of the engagement letter between CLAQ and Cowen and Company, LLC (“Cowen”), notwithstanding Cowen’s resignation and the termination of such agreement in August 2022, we are obligated to indemnify and hold harmless Cowen and its officers, directors, employees and agents from and against any losses and claims arising in any manner out of or in connection with the services that Cowen provided to us thereunder. Accordingly, if any claims, litigation, disputes or other legal proceedings are brought by third parties against Cowen in relation to the services it provided to us, we will be liable to pay for or reimburse Cowen for the losses and costs it incurs unless the losses and costs are finally judicially determined to have resulted from the gross negligence or willful misconduct of Cowen or its officers, directors, employees and agents.
The defense of any such lawsuits, even if they are unmerited and whether or not we ultimately prevail, may divert management’s attention, and we may incur significant expenses in defending these lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against us, which could negatively impact our financial position, cash flows or results of operations.
We are subject to evolving laws, regulations, standards and policies, as well as contractual obligations related to data privacy and security, and our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects.
We are subject to or affected by a number of U.S. federal, state and local and non-U.S. laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security, and govern our collection, storage, retention, protection, use, processing, transmission, sharing and disclosure of personal information, including that of our employees, customers and others. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. Such laws may be inconsistent or may change, and new laws may be adopted. In addition, our agreements with certain customers may require us to notify them in the event of a security breach. Mandatory disclosures relating to security breaches are costly, could lead to negative publicity, result in penalties, fines, or litigation, cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach.
Our privacy policy regarding our collection, processing, use and disclosure of personal information and/or other confidential information is published on our website. Although we endeavor to comply with our published policies, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance, including if our employees, contractors, service providers or vendors fail to comply with our policies and other requirements. Such failures can subject us to potential action by governmental or regulatory authorities if they are found to be deceptive, unfair, or misrepresentation of our actual practices. Any actual or perceived inability of the Company to adequately address privacy and security concerns or comply with applicable laws, rules and regulations relating to privacy, data protection or data security, or applicable privacy notices, could lead to investigations, claims, and proceedings by governmental entities and private parties, damages for contract breach, and other significant costs, penalties, and other liabilities. Any such claims or other proceedings could be expensive and time-consuming to defend and could result in adverse publicity. Any of the foregoing may have an adverse effect on our business, financial condition, results of operations, cash flows, reputation and prospects.
We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our products and data processed by us or third-party vendors.
Our business and operations involve the collection, storage, processing, and transmission of personal data and certain other sensitive and proprietary data of collaborators, customers, and others. Additionally, we maintain sensitive and proprietary information relating to our business, such as our own proprietary information and personal data relating to our employees. An increasing number of organizations have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. We may be a target for attacks by state-sponsored actors and others designed to disrupt our operations or to attempt to gain access to our systems or data that is processed or maintained in our business.
We are at risk for interruptions, outages and/or breaches, as applicable of: our operational systems, including business, financial, accounting, product development, data processing or production processes, and those of our third-party vendors or suppliers; our facility security systems, and those of our third-party vendors or suppliers; our transmission control modules or other in-product technology, and those of our third-party vendors or suppliers; the integrated software in our units and the customer data that we process or that our third-party vendors or suppliers process on our behalf. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against a target, we may be unable to anticipate or prevent these attacks, react in a timely manner, or implement adequate preventive measures, and may face delays in our detection or remediation of, or other responses to, security breaches and other privacy-and security-related incidents. Such incidents could, among other things, materially disrupt our operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, or others; jeopardize the security of our facilities; or affect the performance of in-product technology and the integrated software in our units. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect, remediate, and otherwise respond to.
We plan to include product services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance performance, as well as for safety and cost-saving preventative maintenance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Such systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We intend to use our product services and functionality to log information about each unit’s use in order to aid us in diagnostics and servicing. Our customers may object to the use of this data, which may require us to implement new or modified data handling policies and mechanisms, increase our unit maintenance costs and costs associated with data processing and handling, and significantly harm our business, financial condition, results of operations, cash flows, reputation and prospects.
Although we are in the process of implementing certain systems and processes that are designed to protect our data and systems, to the extent same are within our control, and to prevent data loss, and other security breaches and security incidents, these security measures cannot guarantee security. The IT and infrastructure used in our business may be vulnerable to cyberattacks or security breaches, and third parties may be able to access data, including personal data and other sensitive and proprietary data, as well as that of our customers, collaborators and partners, our employees’ personal data, or other sensitive and proprietary data, accessible through those systems. Employee error, malfeasance, or other errors in the storage, use, or transmission of any of these types of data could result in an actual or perceived privacy or security breach or other security incident.
Moreover, there are inherent risks associated with developing, improving, expanding and updating our current systems, such as the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies, manufacture, deploy, deliver and service our units, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors and suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated, and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.
Any actual or perceived security breach or security incident, or any systems outages or other disruption to systems used in our business, could interrupt our operations, result in loss or improper access to, or acquisition or disclosure of, data or a loss of intellectual property protection, harm our reputation and competitive position, reduce demand for our products, damage our relationships with customers, partners, collaborators, or others, or result in claims, regulatory investigations, and proceedings and significant legal, regulatory, and financial exposure, and any such incidents or any perception that our security measures are inadequate could lead to loss of confidence in us and harm to our reputation, any of which could adversely affect our business, financial condition, and results of operations. Any actual or perceived breach of privacy or security, or other security incident, impacting any entities with which we share or disclose data (including, for example, our third-party technology providers) could have similar effects. We expect to incur significant costs in connection with our efforts to detect and prevent privacy and security breaches and other privacy- and security-related incidents, and may face increased costs and be required to expend substantial resources in the event of an actual or perceived privacy or security breach or other security incident.
We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We could face criminal liability and other serious consequences for violations of such laws and regulations, which would harm our business, financial condition, results of operations, cash flows, reputation and prospects.
We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, business partners, third-party intermediaries, representatives, and agents from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to government officials, political candidates, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage.
From time to time we have direct and indirect interactions with foreign officials, including in furtherance of sales to governmental entities in non-U.S. countries. We sometimes leverage third parties to conduct our business abroad, and our third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of our employees or these third parties, even if we do not explicitly authorize or have actual knowledge of such activities. The FCPA and other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, there can be no assurance that all of our employees, business partners, third-party intermediaries, representatives, and agents will not take actions in violation of our policies and/or applicable laws and regulations, and we may be ultimately held responsible for any such violations. Our liability exposure relating to potential violations of these and laws and regulations increases as our international presence expands and as we increase sales and operations in foreign jurisdictions.
Any violations of the laws and regulations described above may result in whistleblower complaints, adverse media coverage, investigations, substantial civil and criminal fines and penalties, damages, settlements, prosecution, enforcement actions, imprisonment, the loss of export or import privileges, suspension or debarment from government contracts, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences, any of which could adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects. In addition, responding to any investigation or other proceeding would likely involve a significant diversion of management’s attention and resources and significant defense costs and other professional fees.
We are subject to governmental export and import controls and other laws and regulations that could subject us to liability in the event of noncompliance.
Our products are subject to export/import control, and economic sanctions laws and regulations, including the U.S. Export Administration Regulations (“EAR”), U.S. Customs and Border Protection regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. Exports of our robotic systems and technology must be in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible managers/employees; and, in extreme cases, the incarceration of responsible employees or managers.
Moreover, international sales of certain of our products are subject to U.S. laws, regulations and policies like the International Traffic in Arms Regulations (“ITAR”) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities. If we are not allowed to export our products or if the clearance process is burdensome and costly, our ability to generate revenue would be adversely affected.
In addition, changes to our ocean robotic systems, or changes in applicable export/import control or economic sanctions laws and regulations may delay in the introduction and sale of our robotic systems and solutions or, in some cases, prevent the export or import of our robotic systems to certain countries, governments, or persons altogether. Compliance with such laws and regulations may be costly and require time and attention from our management. Any change in export/import controls or economic sanctions laws and regulations, or shift in the scope of enforcement of existing laws and regulations, or change in the countries, governments, persons, or technologies covered by such laws and regulations, could also result in decreased use of our robotic systems, as well as our decreased ability to export or market our robotic systems to potential customers. Any decreased use of our robotic systems, and any limitation on our ability to export or market our robotic systems would likely adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects.
Our management team has and will continue to have broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that our management’s decisions will result in successful achievement of our business objectives or will not have unintended consequences that negatively impact our growth prospects.
Our management has and will continue to have broad discretion in making strategic decisions to execute our growth plans and may devote time and company resources to new or expanded solution offerings, potential acquisitions, prospective customers or other initiatives that do not necessarily improve our operating results or contribute to our growth. Management’s failure to make strategic decisions that are ultimately accretive to our growth may result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of the Common Stock to decline.
As part of growing our business, we have made and may undertake acquisitions, from time to time. If we fail to successfully select, execute, or integrate our acquisitions, our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.
Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations and could cause our stock price to decline.
From time to time, we may undertake acquisitions to add new products and technologies, acquire talent, gain new sales channels, or enter into new markets or sales territories. In addition to possible stockholder approval, we may need to obtain approvals and licenses from relevant government authorities and will be required to comply with any applicable laws and regulations in connection with consummating proposed acquisitions, and a failure to obtain such approvals and licenses could result in delays and increased costs and may disrupt our business strategy. Furthermore, acquisitions and the subsequent integration of new assets, businesses, key personnel, customers, vendors, and suppliers require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of an acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.
Any acquisitions, partnerships, or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.
From time to time, we may evaluate potential strategic acquisitions of businesses and other transactions, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership, and joint venture candidates. In addition, we may not be able to continue the operational success of acquired businesses or successfully integrate and/or finance any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or impairments of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in business conflicts. Any such acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with debt proceeds, may increase our indebtedness. Further, depending on market conditions, investor perceptions of the Company and other factors, we might not be able to obtain financing on acceptable terms, or at all, to implement any such transaction. We cannot ensure that any such acquisition, partnership, or joint venture will not have a material adverse effect on our business, financial condition, and results of operations.

If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to grow our business may suffer.
The success of our business depends in part on effectively engineering and implementing technologies related to subsea and surface vessels, (including ROVs), subsea robotic manipulators, and AI-based, full-stack vehicle control and manipulation software. These technologies are packaged for commercial and defense customers in products that provide innovative solutions to challenges in a large majority of maritime markets including subsea energy, offshore wind, and defense applications. If for any reason we are unable to continue to design. develop and manufacture our products as planned or provide the services and products that our customers expect from us, this could have a material adverse effect on our business, financial condition, and results of operations. If our current or future product and service offerings do not meet expected performance or quality standards, including with respect to customer satisfaction, this could cause operational delays. In addition, any delay in manufacturing new products as planned could increase costs and cause our products and services to be less attractive to potential new customers. Further, certain governmental bodies may have priority with respect to the use of our products and services for national defense reasons, which may impact our cadence of producing and selling products and offering services to other customers. Any production, operational or manufacturing delays or other unplanned changes to our ability to design, develop and manufacture our products or offer our services could have a material adverse effect on our business, financial condition, and results of operations.
If we fail to respond to commercial industry cycles in terms of our cost structure, manufacturing capacity, and/or personnel needs, our business could be seriously harmed.
The timing, length, and severity of the up-and-down cycles in the commercial subsea, ocean surface, and defense industries are difficult to predict. The cyclical nature of the industries in which we operate affects our ability to accurately predict future revenue, and in some cases, future expenses. During down cycles in such industries, the financial results of our customers may be negatively impacted, which could result not only in a decrease in demand for our products and services but also a weakening of our customers’ financial condition that could impair our ability to recognize revenue or to collect on outstanding receivables. When cyclical fluctuations result in lower-than-expected revenue levels, operating results may be adversely affected, and cost reduction measures may be necessary in order for us to remain competitive and financially sound. We must be in a position to adjust our cost and expense structure to reflect prevailing market conditions and to continue to motivate and retain our key employees, and if we fail to do so, then our business could be seriously harmed. In addition, during periods of rapid growth, we must be able to increase engineering and manufacturing capacity and personnel to meet customer demand. We can provide no assurance we will be able to satisfactorily respond in a timely manner to industry cycles. Each of the foregoing factors could adversely impact our operating results and financial condition.
Our systems, products, and related equipment may have shorter useful lives than we anticipate.
Our growth strategy depends in part on developing systems and products. These systems, products and related equipment will have a limited useful life. While we intend to design our systems and products to have a certain lifespan corresponding to a number of cycles, there can be no assurance as to the actual operational life of a system, product or related equipment, or that the operational life of individual components thereof, will be consistent with its design life. A number of factors will impact the useful lives of our products and systems, including, among other things, the quality of their design and construction, the durability of their component parts and availability of any replacement components, and the occurrence of any anomaly or series of anomalies or other risks associated with their planned use. In addition, any improvements in technology may make our existing systems, products, designs, or any component of our systems and products obsolete prior to the end of their intended useful lives. If our systems, products and/or related equipment have shorter useful lives than we currently anticipate, this may lead to delays in increasing the rate of our follow-on work and in obtaining new business, which would have a material adverse effect on our business, financial condition, and results of operations. In addition, we are continually learning, and as our engineering and manufacturing expertise and efficiency increases, we aim to leverage this learning to be able to manufacture our products and related equipment using less of our currently installed equipment, which could render our existing inventory obsolete.
Risks Related to Government Contracts
Many of our contracts contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise, or are dependent upon factors not wholly within our control. Failure to meet these obligations and requirements could adversely affect our business, financial condition, results of operations, cash flows, reputation and prospects. Early termination of customer contracts or contract penalties could adversely affect our results of operations.
We design, develop, and manufacture technologically advanced and innovative products and services, which are applied by our customers in a variety of environments. Problems and delays in development or delivery as a result of issues with respect to design, technology, licensing and intellectual property rights, labor, an inability to achieve learning curve assumptions, or the manufacturing of materials or components could prevent us from meeting our contractual requirements. Either we or the customer may generally terminate a contract as a result of a material uncured breach by the other. If we breach a contract or fail to perform in accordance with contractual service levels, delivery schedules, performance specifications, or other contractual requirements set forth in a given contract, the other party thereto may terminate such contract by reason of our default, and we may be required to refund money previously paid to us by the customer or to pay penalties or other damages. Even if we have not breached our contractual obligations, we may face various situations from time to time that require or otherwise result in the amendment or termination of a contract. Any such amendment or termination could result in significant current period charges and/or reductions in current or future revenue, and/or delays in collection of outstanding receivables and costs incurred under the contract. Other factors that may affect revenue and profitability include inaccurate cost estimates, design issues, unforeseen costs and expenses not covered by insurance or indemnification from the customer, diversion of management’s focus in responding to unforeseen problems, and loss of follow-on work.
We rely on a limited number of suppliers for certain raw materials and supplied components, which has caused and may continue to cause supply chain disruptions. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing, design, and operating needs on favorable terms or at all, which could impair our ability to fulfill our orders in a timely manner or increase our costs of design and production.
Our ability to produce, develop and offer our current and future systems, and products, technologies and services and other components needed in our operations is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. As disclosed herein, this has caused and may continue to cause supply chain disruptions. Global supply chains have recently experienced disruption as a result of industry capacity constraints, material availability and global logistics delays arising from transportation capacity of ocean shipping containers. Our reliance on suppliers to secure raw materials and supplied components has exposed us and may continue to expose us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supplies of raw materials or supplied components on favorable terms or at all, which could result in increased costs and/or delays in the manufacturing of our systems and products, development of our technologies and offering of our services.
In addition, we may in the future experience delays in manufacturing or disruptions to our operations as we go through the requalification process with any replacement third-party supplier, as well as by reason of the requirements and limitations imposed by ITAR, EAR, or other restrictions on transfers of sensitive technologies. Moreover, the imposition of tariffs on raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, challenges associated with any necessary use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled missions, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.
To date, we have experienced supply chain impacts, particularly in electronic components, that have delayed ongoing projects. In response, we have made efforts to expand our supplier base to locate and source project materials to mitigate procurement delays.
We use estimates when accounting for certain contracts and changes in these estimates may have a significant impact on our financial results.
Our quarterly and annual sales are affected by a variety of factors that may lead to significant variability in our operating results. We evaluate the contract value and cost estimates for performance obligations at least quarterly, and more frequently when circumstances change significantly. Changes in estimates and assumptions related to the status of certain long-term contracts could have a material adverse effect on our operating results, financial condition, and/or cash flows.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse impact on our business, financial condition, results of operations and cash flows.
Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the defense spending priorities of the U.S. government, what challenges budget reductions will present for the defense industry and whether annual appropriations bills for all agencies will be enacted for each upcoming U.S. government fiscal year and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The U.S. government’s budget deficit and the national debt could have an adverse impact on our business, financial condition, results of operations and cash flows in a number of ways, including the following:
•The U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;
•U.S. government spending could be impacted by alternate arrangements to sequestration, which increases the uncertainty as to, and the difficulty in predicting, U.S. government spending priorities and levels; and
•We may experience declines in revenue, profitability, and cash flows as a result of reduced or delayed orders or payments or other factors caused by economic difficulties of our customers and prospective customers, including U.S. federal, state, and local governments.
Furthermore, we believe continued budget pressures could have serious negative consequences for the security of the United States, the defense industrial base and the customers, employees, suppliers, investors and communities that rely on companies in the defense industrial base. Budget and program decisions made in this environment would have long-term implications for us and the entire defense industry.
We pursue U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on our business, financial condition, results of operations and cash flows.
Over its lifetime, a U.S. government program may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. government programs is subject to U.S. Congressional appropriations. In recent years, U.S. government appropriations have been affected by larger U.S. government budgetary issues and related legislation. Although multi-year contracts may be authorized and appropriated in connection with major procurement, the U.S. Congress generally appropriates funds on a government fiscal year basis. Procurement funds are typically made available for obligation over the course of one to three years. Consequently, programs often initially receive only partial funding, and additional funds are obligated only as the U.S. Congress authorizes further appropriations. We cannot predict the extent to which total funding and/or funding for individual programs will be included, increased, or reduced as part of the annual appropriations process ultimately approved by the U.S. Congress and the President of the United States or in separate supplemental appropriations or continuing resolutions, as applicable. The termination of funding for a U.S. government program would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on our operations. In addition, the termination of a program or the failure to commit additional funds to a program that already has been started could result in lost revenue and increase our overall costs of doing business.
Generally, U.S. government contracts are subject to oversight audits by U.S. government representatives. Such audits could result in adjustments to our contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. We have recorded contract revenue based on costs we expect to realize upon final audit. However, we cannot predict the outcome of any future audits and adjustments, and we may be required to materially reduce our recorded revenue or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines or suspension or debarment from U.S. government contracting or subcontracting for a period of time or indefinitely.
In addition, U.S. government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. government’s convenience upon payment only for work done and commitments made at the time of termination. For some contracts, we are a subcontractor and not the prime contractor, and in those arrangements, the U.S. government could terminate the prime contractor for convenience without regard for our performance as a subcontractor. We can give no assurance that one or more of our U.S. government contracts will not be terminated under those circumstances. Also, we can give no assurance that we would be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of our U.S. government contracts. Because a significant portion of our revenue is dependent on our performance and payment under our U.S. government contracts, the loss of one or more large contracts could have a material adverse impact on our business, financial condition, results of operations and cash flows.
Our U.S. government business also is subject to specific procurement regulations and a variety of socioeconomic and other requirements. These requirements, although customary in U.S. government contracts, increase our performance and compliance costs. These costs might increase in the future, thereby reducing our margins, which could have an adverse effect on our business, financial condition, results of operations and cash flows. In addition, the U.S. government has and may continue to implement initiatives focused on efficiencies, affordability and cost growth and other changes to its procurement practices. These initiatives and changes to procurement practices may change the way U.S. government contracts are solicited, negotiated, and managed, which may affect whether and how we pursue opportunities to provide our products and services to the U.S. government, including the terms and conditions under which we do so, which may have an adverse impact on our business, financial condition, results of operations and cash flows. For example, contracts awarded under the Department of Defense’s Other Transaction Authority for research and prototypes generally require cost-sharing and may not follow, or may follow only in part, standard U.S. government contracting practices and terms, such as the Federal Acquisition Regulation (“FAR”) and Cost Accounting Standards.
Failure to comply with applicable regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from U.S. government contracting or subcontracting for a period of time or indefinitely. Among the causes for debarment are violations of various laws and regulations, including those related to procurement integrity, export control (including ITAR), U.S. government security, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. government contract or relationship as a result of any of these violations would have an adverse impact on our operations and could have an adverse effect on our standing and eligibility for future U.S. government contracts.
The terms of certain of our current and likely future contracts are highly sensitive and we are limited in our ability to disclose such terms.
Our success, in large part, depends on our ability to maintain protection over the terms of certain of our current and likely future contracts and agreements, each of which is or will be highly negotiated and contain sensitive information that, if publicly disclosed, would benefit our and our partners’ competitors and harm our and our partners’ commercial interests. We are limited in our ability to disclose the terms of these agreements, including terms that may affect our expected cash flows or the value of any collateral, and have taken precautions to protect the disclosure of the sensitive information in such agreements. If the terms of these agreements were to be disclosed, our ability to compete could be hindered and our relationships with our partners could be damaged, both of which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, our relationships with our partners could also be damaged, and they may take legal action against us, if they believe that we have disclosed any terms of these agreements without their prior consent.
For the reasons discussed above, the nature of current and future contracts with the U.S. government will limit our ability to disclose sensitive terms such as contract scope, schedules, and budgets, and, in some cases, the specific end user.
We are committed to complying with our disclosure obligations under federal securities laws. Any future material contracts that are of national security concern will be disclosed in redacted form (redacting only the information that is both not material and is of the type that we treat as private or confidential), and unredacted versions made available to the SEC’s staff for confidential, non-disclosable review, in accordance with SEC regulations.
Disputes with our subcontractors or the inability of our subcontractors to perform, or our key suppliers to timely deliver our components, parts or services, has caused and could continue to cause our products, systems or services to be produced or delivered in an untimely or unsatisfactory manner.
We engage subcontractors on many of our contracts. We may have disputes with our subcontractors, including regarding the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontract or subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of the personnel of a subcontractor or vice versa or the subcontractor’s failure to comply with applicable law. In addition, there are certain parts, components, and services for many of our products, systems, technologies, and services that we source from other manufacturers or vendors. Some of our suppliers, from time to time, have experienced and may continue to experience financial and operational difficulties, which may impact their ability to supply the materials, components, subsystems, and services that we require. Tariffs recently imposed on certain materials and other trade issues may create or exacerbate existing materials shortages and may result in further supplier business closures. Our supply chain could also be disrupted by external events, such as natural disasters or other significant disruptions (including extreme weather conditions, medical epidemics, acts of terrorism, cyber-attacks and labor disputes), governmental actions and legislative or regulatory changes, including product certification or stewardship requirements, sourcing restrictions, product authenticity and climate change or greenhouse gas emission standards, or availability constraints from increased demand from customers. These or any further political or governmental developments or health concerns could result in social, economic, and labor instability. Any inability to develop alternative sources of supply on a cost-effective and timely basis could materially impair our ability to manufacture and deliver products, systems, and services to our customers. We can give no assurances that we will be free from disputes with our subcontractors; material supply constraints or problems; or component, subsystems, or services problems in the future. Also, our subcontractors and other suppliers may not be able to acquire or maintain the quality of the materials, components, subsystems, and services they supply, which may result in greater product returns, service problems and warranty claims and could harm our business, financial condition, results of operations and cash flows. In addition, in connection with our government contracts, we are required to procure certain materials, components and parts from supply sources approved by the U.S. government and we rely on our subcontractors and suppliers to comply with applicable laws, regulations and other requirements regarding procurement of counterfeit, unauthorized or otherwise non-compliant parts or materials, including parts or materials they supply to us, and in some circumstances, we rely on their certifications as to their compliance. From time to time, there are components for which there may be only one supplier, which may be unable to meet our needs. Each of these subcontractor and supplier risks could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties.
We derive a substantial portion of our revenue from contracts with U.S. Department of Defense agencies and may enter into additional contracts with the U.S. or foreign governments in the future. This subjects us to statutes and regulations applicable to companies doing business with the government, including the FAR. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.
Some of our federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under these contracts. In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:
•specialized disclosure and accounting requirements unique to government contracts;
•financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;
•public disclosures of certain contract and company information; and
•mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.
Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits, and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower”

provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.
Our reputation and ability to do business may be impacted by the improper conduct of our employees, agents, or business partners.
We have implemented compliance controls, training, policies and procedures designed to prevent and detect reckless or criminal acts from being committed by our employees, agents or business partners that would violate the laws of the jurisdictions in which we operate, including laws governing payments to government officials, such as the FCPA, the protection of export controlled or classified information, such as ITAR, false claims, procurement integrity, cost accounting and billing, competition, information security and data privacy and the terms of our contracts. This risk of improper conduct may increase as we continue to grow and expand our operations. We cannot ensure, however, that our controls, training, policies and procedures will prevent or detect all such reckless or criminal acts, and we have been adversely impacted by such acts in the past, which have been immaterial in nature. If not prevented, such reckless or criminal acts could subject us to civil or criminal investigations, monetary and non-monetary penalties and suspension and debarment by the U.S. government and could have a material adverse effect on our ability to conduct business, our results of operations and our reputation. In addition, misconduct involving data security lapses resulting in the compromise of personal information or the improper use of our customer’s sensitive or classified information could result in remediation costs, regulatory sanctions against us and serious harm to our reputation and could adversely impact our ability to continue to contract with the U.S. government.
Risks Related to Our Securities
We may issue a significant number of shares or equity-linked securities in the future in connection with investments or acquisitions.
We may issue securities in the future in connection with investments or acquisitions or otherwise. The amount of shares of common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders. Because we became a public reporting company by means other than a traditional underwritten initial public offering, our stockholders may face additional risks and uncertainties. Because we became a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there was no independent third-party underwriter involved in the going public process of the combined company, and, accordingly, our stockholders did not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in an initial public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors of the company and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there was no independent third-party underwriter involved in the Business Combination, you must rely on the information included in this Annual Report on Form 10-K. Although CLAQ performed a due diligence review and investigation of Legacy Nauticus in connection with the Business Combination, the lack of an independent due diligence review and investigation may involve an increased risk of an investment in us because CLAQ’s due diligence review and investigation may not have uncovered facts that would be important to a potential investor.
In addition, because we did not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or maybe less likely to provide, coverage of the Company. Investment banks may also be less likely to agree to underwrite primary or secondary public offerings on behalf of us than they otherwise might have been had we become a public reporting company by means of a traditional underwritten initial public offering, including in the event they are less familiar with the Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for our Common Stock could have an adverse effect on our ability to develop a liquid market for our Common Stock. See “—Risks Related to Our Securities—If securities or industry analysts do not publish research or reports about us, or publish negative reports, our stock price and trading volume could decline.”
If certain holders of Common Stock sell a significant portion of their securities, it may negatively impact the market price of the shares of our Common Stock and such holders still may receive significant proceeds.

As of the date of this Annual Report on Form 10-K, the market price of our Common Stock is below $10.00 per share, which was the price per share of Common Stock sold in the IPO and the per share price of the shares of Common Stock sold to certain investors in the Equity Financing. See “—Currently, outstanding Public Warrants, Private Warrants, SPA Warrants and New SPA Warrants are exercisable for shares of Common Stock. Additionally, the Debentures are currently convertible. Any future exercise of such warrants or conversion of the Debentures would increase the number of shares of Common Stock eligible for future resale in the public market and result in dilution to our stockholders.” This potential negative impact may be heightened by the fact that certain of our stockholders, including the Selling Security holders, purchased, have been issued, or may acquire shares of our Common Stock at prices below the current trading price of our Common Stock. In particular, the Founder Shares were purchased at an effective price of $0.006 per share.
The market price of our Common Stock is volatile, and you may lose some or all of your investment.
The market price of our Common Stock has been and is likely to continue to be volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
•results of operations that vary from the expectations of securities analysts and investors;
•results of operations that vary from those of our competitors;
•changes in expectations regarding the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
•the inability to maintain the listing of shares of Common Stock on Nasdaq;
•the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, and retain our key employees;
•declines in the market prices of stocks generally;
•strategic actions (or inaction) by us or our competitors, including lack of action;
•announcements by us or our competitors of significant contracts, product development, acquisitions, joint ventures, other strategic relationships or capital commitments;
•the gain or loss of key personnel;
•changes in general economic or market conditions or trends in Nauticus’ industry or target markets, including as a result of a general economic slowdown or a recession, increased interest rates and changes in monetary policy or inflationary pressures;
•changes in business or regulatory conditions, include new laws or regulations or new interpretations of existing laws or regulations applicable to us;
•litigation involving Nauticus, its industry, or both, or investigations by regulators into our or our competitors’ operations;
•risks relating to the uncertainty of our projected financial information; and
•risks related to the organic and inorganic growth of our business and the timing of expected business milestones.
In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Wide-ranging market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

If we are unable to regain and maintain compliance with Nasdaq’s listing criteria, including their minimum bid price rule and minimum market value requirement, Nasdaq may delist the Company’s stock.
The Company’s common stock is currently listed on the Nasdaq. On January 22, 2024, the Company received written notice from Nasdaq notifying it that the average closing bid price of the Company's shares of common stock was below the minimum closing bid price of $1 per share during the last 30 consecutive trading days, as required for continued listing on the Nasdaq under Nasdaq's listing rules. On February 15, 2024, the Company received written notice from Nasdaq notifying it that the market value of the listed securities of the Company had not met the minimum $35 million requirement for the previous 30 business days, as required for continued listing on the Nasdaq under Nasdaq Listing Rule 5550(b)(2). The notices have no immediate impact on the listing of the Company’s common stock and warrants, which will continue to be listed and trade on Nasdaq subject to the Company’s continued compliance with the other listing requirements of Nasdaq Rules.
In the future, if the Company is not able to meet the continued listing requirements of the Nasdaq, which require, among other things, that the minimum bid price of the Company’s common stock must be $1.00 or more for ten consecutive business days in the 180 day cure period from the date of a deficiency notice and either minimum stockholders' equity of at least $2.5 million, market value of listed securities of at least $35 million, or net income from continuing operations of $500,000 in the most recent fiscal year or in two of the last three fiscal years, the Company’s common stock may be delisted. A delisting of the Company’s common stock could negatively impact the Company by, among other things, reduce the liquidity and market price of its common stock; reduce the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact its ability to raise equity financing; decrease the amount of news and analyst coverage of the Company; and limit the Company’s ability to issue additional securities or obtain additional financing in future. In addition, delisting from the Nasdaq might negatively impact the Company’s reputation and, as a consequence, its business, operating results, cash flows, financial condition or securities. As of the date of filing our consolidated financial statements, the Company’s common stock price is less than $1.00 and the market value of listed securities is below $35 million.
Volatility in our share price could subject us to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities, or following periods of market volatility generally. If we were involved in securities litigation, it could result in substantial costs and divert management’s attention and resources, which, regardless of the outcome of any such litigation, could harm our business.
If securities or industry analysts do not publish research or reports about us, or publish negative reports, our stock price and trading volume could decline.
The trading market for our Common Stock depends, in part, on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our Common Stock or change their opinion, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to significantly decline.
Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of shares of Common Stock owned by you would be your sole source of gain on an investment in such shares for the foreseeable future.
We are an emerging growth company, and smaller reporting company and as such are subject to various risks unique only to emerging growth companies, including, but not limited to, risks associated with taking advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, which could, among other things, make our securities less attractive to investors and may make it more difficult to compare our performance with certain public companies.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the IPO, which occurred on July 19, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three year period.
As an emerging growth company, we are not required, among other things, to comply with the auditor attestation requirements of Section 404, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and obtaining stockholder approval of any golden parachute payments not previously approved. Further, pursuant to Section 102(b)(1) of the JOBS Act, emerging growth companies may be exempted from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Under Section 107 of the JOBS Act, an emerging growth company can elect to opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not be required to adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We will remain a smaller reporting company, and thus may take advantage of certain of the scaled disclosures available to smaller reporting companies, until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates equals or exceeds $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) (a) the market value of our common equity held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and (b) our annual revenues as of our most recent fiscal year completed before the last business day of such second fiscal quarter equaled or exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.
We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and our market price may be more volatile.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to investors, thereby making Public Warrants worthless.
We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our Common Stock in the event the shares of our Common Stock are not traded on any specific trading day) of the Common Stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force a warrant holder: (i) to exercise its warrants and pay the exercise price therefor at a time when it may be disadvantageous for it to do so, (ii) to sell its warrants at the then-current market price when it might otherwise wish to hold its Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, will be substantially less than the market value of its Public Warrants.

Our warrants may never be in the money, and they may expire worthless.
The exercise price of the Public Warrants and Private Warrants is $11.50 per share, subject to adjustment. Pursuant to the Letter Agreements, the exercise price of the SPA Warrants was lowered to a weighted average of $3.28 per share, with multiple tranches priced between $2.04 and $4.64 per share, subject to adjustment. In addition, the exercise price of the New SPA Warrants is $20.00 per-share, subject to adjustment. There can be no assurance that our outstanding warrants, in particular the Public Warrants, Private Warrants, and New SPA Warrants, will ever be in the money prior to their expiration and, as such, such warrants may expire worthless.
The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Public Warrants and Private Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.
Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (for purposes of this subsection, a “foreign action”) in the name of any holder of our Public Warrants or Private Warrants such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (for purposes of this subsection, an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel, as applicable, in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit the ability of warrant holders to bring a claim in a judicial forum that they find favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board. These limitations do not apply to the SPA Warrants or New SPA Warrants.
Currently outstanding Public Warrants, Private Warrants, SPA Warrants and New SPA Warrants are exercisable for shares of Common Stock. Additionally, the Debentures are currently convertible. Any future exercise of such warrants or conversion of the Debentures would increase the number of shares of Common Stock eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding Public Warrants and Private Warrants to purchase an aggregate 15,799,991 shares of Common Stock (8,624,991 Public Warrant Shares and 7,175,000 Private Warrant Shares) are currently exercisable. Each Public Warrant and Private Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Debentures are convertible, at the election of each holder thereof, for an aggregate 95,670,851 shares of Common Stock, assuming a conversion price of $0.4582 and approval of the recent transactions by our shareholders. In addition, the debt under the term loans closed in September 2023 and January 2024 are convertible into 2,674,691 shares at a conversion price of $6.00 and 18,664,024 shares at a conversion price of $0.4582 respectively.

The Public Warrants, Private Warrants, and SPA Warrants may be exercised for, and the Debentures and debentures under the term loans may be converted into, only a whole number of shares of Common Stock. To the extent any (i) outstanding Public Warrants, Private Warrants, SPA Warrants or New SPA Warrants are exercised; (ii) Debentures are converted; (iii) outstanding Nauticus Options are exercised; or (iv) Earnout Shares are released, additional shares of

Common Stock will be issued, which will result in dilution to the then-existing holders of our Common Stock and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of shares of Common Stock in the public market could adversely affect the market price of our Common Stock.
Item 1B. Unresolved Staff Comments
None.
Item 1C. Cybersecurity
Cybersecurity Program
We have implemented a cybersecurity program to support both the effectiveness of our systems and our preparedness for information security risks. This program includes a number of safeguards, such as: password protection; multi-factor authentication; monitoring and alerting systems for internal and external threats; and regular evaluations of our cybersecurity program.
We use a risk-based approach with respect to our use and oversight of third-party service providers, tailoring processes according to the nature and sensitivity of the data accessed, processed, or stored by such third-party service provider. We use a number of means to assess cyber risks related to our third-party service providers, including conducting due diligence in connection with onboarding new vendors. We also seek to include appropriate security terms in our contracts, where applicable as part of our oversight of third-party providers.
Process for Assessing, Identifying and Managing Material Risks from Cybersecurity Threats
We maintain an incident response program. In the event of a cybersecurity incident, designated personnel are responsible for assessing the severity of an incident and associated threat, containing the threat, remediating the threat, including recovery of data and access to systems, analyzing any reporting obligations associated with the incident, and performing post-incident analysis and program enhancements. We maintain a Cybersecurity Policy, which includes an Incident Response Plan in the event of a significant cybersecurity incident. In the event of a significant cybersecurity incident, our IT Director will chair an incident response team to handle the incident. Such incident response team will include members of IT, finance (if applicable), legal, communications, human resources and any affected unit or department. IT, along with a designated forensic team, will use the Incident Response Plan to guide the response.
Governance
Management Oversight
The controls and processes employed to assess, identify and manage material risks from cybersecurity threats are implemented and overseen by our IT Director. Our IT Director has over 10 years of experience addressing cybersecurity risks. Our IT Director is responsible for the day-to-day management of the cybersecurity program, including the prevention, detection, investigation, response to, and recovery from cybersecurity threats and incidents, and is regularly engaged to help ensure the cybersecurity program functions effectively in the face of evolving cybersecurity threats. Our Chief Technology Officer oversees the IT Director and briefs our board of directors on cybersecurity matters, including the nature and design of our cybersecurity program, and threats, events, and program enhancements.
Board Oversight
In its oversight role, our board of directors is expected to specifically consider risks, including with respect to privacy, information technology and cybersecurity and threats to technology infrastructure.
On a regular basis, our IT Director will report to our board of directors on cybersecurity matters, including key risks, the potential impact of those exposures on our business, financial condition, results of operations, cash flows, reputation and prospects, and the programs and steps implemented by our management team to monitor and mitigate risks.

Cybersecurity Risks
Our cybersecurity risk management processes are integrated into our overall approach to risk management. Given our nature and size, we do not have a dedicated enterprise risk function, but our management team regularly considers and evaluates risks. As part of that risk management process, our management team identifies, assesses and evaluates risks impacting our operations, including those risks related to cybersecurity, and raise them for internal discussion, and where it is determined to be appropriate, issues are also raised to our board of directors for consideration.
As of the date of this Annual Report on Form 10-K, we are not aware of any previous cybersecurity incidents that have materially affected our business, financial condition, results of operations, cash flows, reputation and prospects or that are reasonably likely to have such a material effect. While we have implemented a cybersecurity program, the techniques used to infiltrate information technology systems continue to evolve. Accordingly, we may not be able to timely detect threats or anticipate and implement adequate security measures. For additional information regarding risks relating to privacy and cybersecurity, see “Item 1A—Risk Factors—Risks Related to Our Business.”
Item 2. Properties
We operate in a corporate and manufacturing facility in Webster, Texas, USA. We currently occupy a facility that has approximately 30,000 square feet of office, development, and manufacturing space pursuant to a lease that we expect will expire in April 2027. We believe our current office space is adequate for our current operations. Should we need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.
Item 3. Legal Proceedings
From time to time, the Company is involved in various civil actions as part of its normal course of business. The Company is not a party to any litigation that we believe is material to ongoing operations as of December 31, 2023.
Item 4. Mine Safety Disclosures
Not applicable.

PART II
Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.
Our common stock is quoted on The Nasdaq Capital Market under the symbol “KITT.” Our redeemable warrants are quoted on The Nasdaq Capital Market under the symbol “KITTW.”
Shareholders
As of the date of this report, there are approximately 37 shareholders of record of our common stock based upon our transfer agent’s report. Because many of our shares of common stock are held by brokers and other nominees on behalf of shareholders, including in trust, we are unable to estimate the total number of shareholders represented by these record holders.
Dividends
We have not declared or paid any cash dividends on our common stock. To date we have utilized all available cash to finance our operations. Payment of cash dividends in the future will be at the discretion of our Board and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.
Warrants
At December 31, 2023, there were 43,524,241 warrants outstanding, including the SPA Warrants, for the purchase of Company common stock. Refer to Note 12 to the consolidated financial statements included in this annual report for additional information relating to outstanding warrants.
Equity Compensation Plans
On September 6, 2022, shareholders approved our 2022 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and on September 9, 2022, our Board ratified the Omnibus Incentive Plan. The Omnibus Incentive Plan provides for the grant of options, stock appreciation rights, RSUs, restricted stock and other stock-based awards, any of which may be performance-based, and for incentive bonuses, which may be paid in cash, Common Stock or a combination thereof. At December 31, 2023, 7,651,662 equity units were available for future grants under the Omnibus Incentive Plan.
At the Closing Date of the Business Combination, Nauticus Robotics Holdings had 279,464 options outstanding for the purchase of its common stock. The outstanding options were converted into 3,970,266 options to purchase shares of our Common Stock. Outstanding options vest assuming continuous service to the Company with 25% of the options vesting one year after grant and the balance vesting in a series of 36 successive equal monthly installments measured from the first anniversary of the grant. During the vesting period, holders have no rights of a stockholder with respect to the shares of Common Stock subject to an option and the options may not be sold, assigned, transferred, pledged, or otherwise encumbered. Unvested options are forfeited upon termination of employment.
At December 31, 2023, there were 3,011,247 options outstanding for the purchase of Company common stock. Refer to Note 13 to the consolidated financial statements included in this annual report for additional information relating to outstanding options.
At December 31, 2023, there were 2,371,973 restricted stock units outstanding for the right to receive one share of Company common stock. Refer to Note 13 to the consolidated financial statements included in this annual report for additional information relating to restricted stock units.
Recent Sales of Unregistered Securities
We sold $700,000 of our equity securities within the fourth quarter of the fiscal year covered by the report.
Purchases of Equity Securities by the Issuer and Affiliated Purchasers
We made no purchases of our equity securities within the fourth quarter of the fiscal year covered by the report.

Item 6. [Reserved]
Not applicable.
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion is intended to assist you in understanding our results of operations and our present financial condition and contains forward-looking statements that reflect our future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside our control. We caution you that our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences are discussed elsewhere in this Annual Report on Form 10-K, particularly in the “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. We do not undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.
Explanatory Note
On the Closing Date, we consummated the Business Combination with Merger Sub, and Nauticus Robotics Holdings, Inc. Pursuant to the terms of the Merger Agreement, a business combination between CLAQ and Nauticus Robotics Holdings was effected through the merger of Merger Sub with and into Nauticus Robotics Holdings, with Nauticus Robotics Holdings surviving the merger as a wholly owned subsidiary of CLAQ. On the Closing Date, CLAQ was renamed “Nauticus Robotics, Inc.” and the Nauticus Robotics Holdings’ predecessor was renamed “Nauticus Robotics Holdings, Inc.”
The Business Combination was accounted for as a reverse recapitalization under GAAP. Nauticus Robotics Holdings, Inc. was determined to be the accounting acquirer and CLAQ was treated as the acquired company for financial reporting purposes. Accordingly, the financial statements of Nauticus represent a continuation of the financial statements of Nauticus Robotics Holdings, Inc.
Overview
Nauticus Robotics, Inc. (the “Company,” “our,” “us” or “we”) is a developer of ocean robots, cloud software and services delivered to the ocean industry. We were initially incorporated as CleanTech Acquisition Corp. (“CLAQ”) under the laws of the State of Delaware on June 18, 2020. The Company’s principal corporate offices are located in Webster, Texas. Our services provide customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions, as well as to improve offshore health, safety, and environmental exposure.
Our subsea robotic product, Aquanaut, is a vehicle that begins its mission in a hydrodynamically efficient configuration that enables efficient transit to the worksite (i.e., operating as an autonomous underwater vehicle, or “AUV”). During transit (operating in survey mode), Aquanaut’s sensor suite provides the capability to observe and inspect subsea assets or other subsea features. Once it arrives at the worksite, Aquanaut transforms its hull configuration to expose two work-class capable, electric manipulators that can perform dexterous tasks with (supervised), or without (autonomous), direct human involvement. In this intervention mode, the vehicle has capabilities similar to a conventional remotely operated vehicle (“ROV”). The ability to operate in both AUV and ROV modes is a quality unique to our subsea robot and is protected under a U.S. patent. To take advantage of these special configuration qualities, we have developed underwater acoustic communication technology, called Wavelink, our over-the-horizon remote connectivity solution, which removes the need for long umbilicals to connect the robot with topside vessels. Eliminating these umbilicals and communicating with the robot through acoustic or other latent, laser, or RF methods reduces much of the system infrastructure currently required for ROV servicing operations and is core to our value proposition.
The component technologies that comprise the Aquanaut are also marketable to the existing worldwide ROV fleet. Aquanaut’s perception and machine learning software technologies combined with its perception and electric manipulators can be retrofitted on existing ROV platforms to improve their ability to perform subsea maintenance activities.

Our key technologies are autonomous platforms, acoustic communications networks, electric manipulators, AI-based perception and control software, and high-definition workspace sensors. Implementation of these technologies enables operators to reduce costs relative to conventional methods.
Basis of Presentation – The Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP. The Business Combination was accounted for as a reverse business combination with Nauticus Robotics Holdings, Inc. as the accounting acquirer and CLAQ as the accounting acquiree. For the year ended December 31, 2022, our audited consolidated financial statements reflect the financial condition, results of operations, cash flows and changes in stockholders’ equity (deficit) of Nauticus Robotics Holdings for periods until September 9, 2022, the Closing Date of the Business Combination, and the consolidated results of operations, cash flows and changes in stockholders’ equity (deficit) of Nauticus Robotics, Inc. and its consolidated subsidiary, Nauticus Robotics Holdings for the period from September 10, 2022 through December 31, 2022. All intercompany balances and transactions have been eliminated in preparation of these consolidated financial statements.
Liquidity — Total cash and cash equivalents on hand as of December 31, 2023 was $753,398. The Company has incurred recurring losses each year since its inception. The Company continues to develop its principal products and conduct research and development activities. Supply chain disruptions instigated production delays and have continued to impact the Company’s ability to deploy its products and realize rental or product sale revenues. Currently, the Company does not generate sufficient revenue to cover operating expenses, working capital and capital expenditures. We do not have any commitments for equity funding at this time, and additional funding may not be available to us on favorable terms, if at all. If additional financing is not raised, it would likely lead to the company reducing discretionary spending and other cost cutting measures. The Company has embarked on cost-cutting measures to continue to preserve cash. The Company may require additional liquidity to continue its operations over the next twelve months to sufficiently alleviate or mitigate the conditions and events noted above, which a current investor has committed to the Company, so the Company believes with the support that there will be sufficient resources to continue as a going concern within one year after the date that the consolidated financial statements contained in this Annual Report are issued.
See the sections entitled “Risks Related to Our Business and Industry — Almost all our revenues in 2022 and 2023 were derived from three customers. A substantial portion of our current revenue is generated by sales to government entities, which are subject to a number of uncertainties, challenges, and risks,” “Risks Related to Our Business and Industry — Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends,” “Risks Related to Our Business and Industry — With our service offering still being commercialized at a large scale, we have limited current customers, and there is no assurance that expected customer demand will result in binding orders or subscriptions,” “Risks Related to Our Business and Industry — If we are successful in commercializing our products and services, our revenue will be concentrated in a limited number of models for the foreseeable future,” “Risks Related to Our Business and Industry — We may be unable to adequately control the costs associated with our operations.”

Results of Operations
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
The following table sets forth summarized consolidated financial information:

	For The Year Ended December 31,		Change $	Change %
	2023	2022
Revenue
Service	$6,605,852	$11,210,559	$(4,604,707)	-41%
Service - related party	500	224,400	(223,900)	-100%
Total revenue	6,606,352	11,434,959	(4,828,607)	-42%

Costs and Expenses
Cost of revenue (exclusive of items shown separately below)	11,928,931	11,863,862	65,069	1%
Depreciation	729,412	516,949	212,463	41%
Research and development	1,399,560	2,376,912	(977,352)	-41%
General and administrative	18,271,832	15,040,603	3,231,229	21%
Severance	1,476,636	15,962	1,460,674	9151%
Impairment of property and equipment	25,354,791	-	25,354,791	-%
Loss on contract	2,542,913	-	2,542,913	-%
Total costs and expenses	61,704,075	29,814,288	31,889,787	107%

Operating loss	(55,097,723)	(18,379,329)	(36,718,394)	200%

Other (income) expense:
Other expense (income), net	627,580	(33,247)	660,827	-1988%
Loss on lease termination	453,162	-	453,162	-%
Foreign currency transaction loss (gain)	44,020	(260,615)	304,635	-117%
Loss on exchange of warrants	590,266	-	590,266	-%
Change in fair value of warrant liabilities	(14,902,427)	6,461,087	(21,363,514)	-331%
Interest expense, net	8,776,277	3,714,017	5,062,260	136%
Total other (income) expense, net	(4,411,122)	9,881,242	(14,292,364)	-145%

Net loss	$(50,686,601)	$(28,260,571)	$(22,426,030)	79%

Revenue. For the year ended December 31, 2023, net revenue decreased by $4,828,607, or 42%, as compared to 2022. The decrease in revenue is primarily attributable to the reduction in government contracts in 2023.
Cost of revenue. For the year ended December 31, 2023, cost of revenue increased by $65,069, or 1% as compared to 2022. The decrease is partially related to the decline in activity offset by increased equipment, facility and direct travel costs.
Depreciation. For the year ended December 31, 2023, depreciation increased by $212,463, or 41%, as compared to 2022 primarily due to increased investment in operational assets.
Research and development. For the year ended December 31, 2023, total research and development expenses decreased by $977,352, or 41%, as compared to 2022. The decrease was due primarily to the Company meeting technological feasibility on both hardware and software development that has been capitalized throughout fiscal year 2023.

General and administrative. For the year ended December 31, 2023, total general and administrative expenses increased by $3,231,229 or 21%, as compared to 2022. General and administrative expenses increased primarily due to an increase in company headcount, sales and marketing expenses, professional fees and other costs associated with being a public company.
Impairment of property and equipment. For the year ended December 31, 2023, impairment of property and equipment increased by $25,354,791 and related mainly to partial impairment of the Aquanaut vehicles, Olympic Arms and Hydronaut vessels. The fair value of the Aquanaut Mark 2 vehicles was determined by considering the value of similar vehicles in the market place, commercial invoices, insurable values and a discounted value of future potential cash generation less an estimate of costs to complete vehicles 1 and 3. The fair value of Hydronaut vessels 2 and 3 was determined based on an offer for sale. The Drix and Hydronaut 1 assets were valued at marketed sales price. Olympic Arms 1 – 3 are fully impaired based on no realizable value.
Loss on lease termination. In December 2023, the Company started negotiations to exit a lease for office space. An exit fee agreement was reached with the lessor in March 2024, resulting in a loss on lease termination of $453,162.
Loss on contract. The Company accrued $2,542,913 of contract liability costs in the year ended December 31, 2023 associated with the expected loss on a current contract.
Change in fair value of warrant liabilities. For the year ended December 31, 2023, the Company reported a fair value gain of warrant liabilities of $14,902,427 compared to a fair value loss of warrant liabilities of $6,461,087 for the year ended December 31, 2022. This is driven by the change in mark-to-market value of the SPA warrants and public and private warrants assumed by the Company in the Business Combination.
Other expense, net. For the year ended December 31, 2023, other expense, net increased by $660,827 as compared to 2022. The increase was mainly driven by a state sales tax assessment of $0.6 million that the Company has reduced from $12 million in the fourth quarter of 2023. The sales tax audit is currently ongoing and the Company plans to contest the updated estimate from the governmental entity, Texas Comptroller of Public Accounts.
Interest expense, net. For the year ended December 31, 2023, interest expense, net increased by $5,062,260 as compared to 2022. Interest expense, net increased primarily due to a settlement for liquidated damages of $3,685,629, net, and an increase in indebtedness entered into by the Company during the third quarter of 2022 and 2023.
Liquidity and Capital Resources
As of December 31, 2023, we had $753,398 of cash and cash equivalents. The cash equivalents consist of demand deposits and money market funds.
Significant sources and uses of cash during the year ended December 31, 2023.
Sources of cash:
•The Company received net proceeds of $11,248,614 from debt and equity financings and $5,000,000 proceeds from the sale of short-term investments.
Uses of cash:
•Cash used in operating activities was $21,687,926, of which $3,781,040 was provided by working capital. Cash used in operating activities varied from operating net loss primarily due to the impairment of property and equipment.
•Capital expenditures were $11,633,153.
Future sources and uses of cash. Our capital requirements will depend on many factors, including sales volume, the timing and extent of spending to support R&D efforts, investments in technology, the expansion of sales and marketing activities, and market adoption of new and enhanced products and features. To date, our principal sources of liquidity have been proceeds received from the issuance of debt and equity funding and cash flow from our operations.

The Company has incurred recurring losses each year since its inception. The Company continues to develop its principal products and conduct research and development activities. Supply chain disruptions instigated production delays and have continued to impact the Company’s ability to deploy its products and realize rental or product sale revenues. Currently, the Company does not generate sufficient revenue to cover operating expenses, working capital and capital expenditures. The Company has embarked on cost-cutting measures to continue to preserve cash. The Company may require additional liquidity to continue its operations over the next twelve months to sufficiently alleviate or mitigate the conditions and events noted above, which a current investor has committed to the Company. The Company believes with this investor support that there will be sufficient resources to continue as a going concern for at least one year from the date that the consolidated financial statements contained in this Form 10-K are issued.
Indebtedness. The Company’s indebtedness at December 31, 2023 is presented in Item 8, “Financial Statements – Note 7 – Notes Payable” and our lease obligations are presented in Item 8, “Financial Statements—Note 8 – Leases.” Also, see Item 8, “Financial Statements – Note 18 – Subsequent Events” for additional information about additional indebtedness incurred by the Company after December 31, 2023.
Recent accounting pronouncements. In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses, which replaces the existing incurred loss impairment model with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. We adopted this standard on January 1, 2022. There was no impact from the adoption of this standard on our consolidated financial statements.
There are no other new accounting pronouncements that are expected to have a material impact on our consolidated financial statements.
Off-Balance Sheet Arrangements
As of December 31, 2023, we had no material off-balance sheet arrangements.
Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements in accordance with GAAP requires us to make estimates, assumptions and judgments that can significantly impact the amounts we report as assets, liabilities, revenue, costs and expenses and the related disclosures. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Actual results could differ significantly from these estimates under different assumptions and conditions. Significant accounting policies are described in Note 2, "Summary of Significant Accounting Policies", in Item 8 - "Financial Statements and Supplementary Data" of this Annual Report. The accounting policies discussed below are critical to understanding our historical and future performance as these policies involve a greater degree of judgment and complexity.
Revenue Recognition - Our primary sources of revenue are from providing technology and engineering services and products to the offshore industry and governmental entities. Revenue is generated pursuant to contractual arrangements to design and develop subsea robots and software and to provide related engineering, technical, and other services according to the specifications of the customers. These contracts can be service sales (cost plus fixed fee or firm fixed fee) or product sales and typically have terms of up to 18 months. The Company has limited product sales as its core products are still under development.
A performance obligation is a promise in a contract to transfer distinct goods or services to a customer. The products and services in our contracts are typically not distinct from one another. Accordingly, our contracts are typically accounted for as one performance obligation.
The Company’s performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically costs incurred to date relative to total estimated costs at completion). This requires management to make significant estimates and assumptions to estimate contract sales and costs associated with its contracts with customers. At the outset of a long-term contract, the Company identifies risks to the achievement of the technical, schedule and cost aspects of the contract. Throughout the contract term, on at least a quarterly basis, we monitor and assess the effects of those risks on its estimates of sales and total costs to complete the contract. Changes in these estimates could have a material effect on the Company’s results of operations.

Cost plus fixed fee contracts are largely used for development projects.
Firm-fixed price contracts provide products or services generally over an agreed upon time frame for a predetermined amount. Firm-fixed price contracts present the risk of unreimbursed cost overruns, potentially resulting in lower-than-expected contract profits and margins. This risk is generally lower for cost plus fixed fee contracts which, as a result, generally have a lower margin.
Service revenue includes equipment operating lease income recognized based on the contractual cash lease payments for the period.
Contract assets include unbilled amounts typically resulting from sales under contracts when the cost-to-cost method of revenue recognition is utilized and revenue recognized exceeds the amount billed to the customer. Contract assets are recorded at the net amount expected to be billed and collected. Contract liabilities include billings in excess of revenue recognized and accrual of certain contract obligations.
Stock-Based Compensation - Nauticus recognizes the cost of stock-based awards granted to its employees and directors based on the grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is the vesting period of the award. Nauticus elected to recognize the effect of forfeitures in the period they occur. Nauticus determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:
•Expected Term—We use the “simplified method” for expected term.
•Expected Volatility—We use the historical volatility of Nauticus’ publicly traded common stock.
•Expected Dividend Yield—The dividend rate used is zero as Nauticus has never paid any cash dividends on its common stock and does not anticipate doing so in the foreseeable future.
•Risk-Free Interest Rate—The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.
Common Stock Warrants – We account for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance. This assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability or requirements for equity classification, including whether the warrants are indexed to the Company’s Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
We have determined that the Private Warrants and Public Warrants should be accounted for as liabilities. The Private Warrants and Public Warrants were initially recorded at their estimated fair value on the Closing Date and are then revalued at each reporting date thereafter, with changes in the fair value reported in the consolidated statements of operations. Derivative warrant liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The fair value of the Private Warrants was estimated using a Black-Scholes option pricing model (a Level 3 measurement). The Public Warrants are valued using their publicly traded price at each measurement date (a Level 1 measurement).
We have determined that the SPA Warrants (defined below) should be accounted for as liabilities. The SPA Warrants were initially recorded at their estimated fair value on the Closing Date and are then re-valued at each reporting date thereafter, with changes in the fair value reported in the consolidated statements of operations. Derivative warrant liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. At the Closing Date, the SPA Warrants’ fair value upon issuance was estimated using a Monte Carlo valuation model (a Level 3 measurement).
Earnout Shares – Earnout shares, issuable to former holders of Nauticus Robotics Holdings’ Common Stock, are held in escrow. The Earnout Shares will be released upon occurrence of a Triggering Event within five years of the Closing Date. The Earnout Shares are considered legally issued and outstanding shares of Common Stock subject to restrictions on transfer and potential forfeiture pending the achievement of the earnout targets. The Company evaluated the Earnout Shares and concluded that they meet the criteria for equity classification. The Earnout Shares were classified in stockholders’ equity, recognized at fair value upon the closing of the Business Combination and will not be subsequently remeasured. Their estimated fair value upon issuance was determined using a Monte Carlo valuation model (a Level 3 measurement).
Item 7A. Quantitative and Qualitative Disclosure About Market Risk
Not required for smaller reporting companies.

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Nauticus Robotics Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nauticus Robotics Inc. and subsidiary (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2021.

/s/ Whitley Penn LLP

Houston, Texas
April 9, 2024

NAUTICUS ROBOTICS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$753,398	$17,787,159
Restricted certificate of deposit	201,822	250,375
Short-term investments	-	4,959,263
Accounts receivable, net	212,428	1,622,434
Inventories	2,198,797	6,666,912
Contract assets	-	573,895
Prepaid expenses	1,889,218	5,046,599
Other current assets	1,025,214	56,410
Assets held for sale	2,940,254	-
Total Current assets	9,221,131	36,963,047

Property and equipment, net	15,904,845	15,167,367
Operating lease right-of-use asset	834,972	317,208
Other assets	187,527	155,490
Total Assets	$26,148,475	$52,603,112

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$7,035,450	$324,484
Accrued liabilities	7,339,099	3,142,977
Contract liability	2,767,913	-
Operating lease liabilities - current	244,774	410,158
Total Current Liabilities	17,387,236	3,877,619
Warrant liabilities	18,376,180	32,688,342
Operating lease liabilities - long-term	574,260	87,214
Notes payable - long-term, net of discount (related party)	31,597,649	15,922,118
Total Liabilities	$67,935,325	$52,575,293

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value; 625,000,000 shares authorized, 50,035,824 and 47,250,771 shares issued, respectively, and 50,035,824 and 47,250,771 shares outstanding, respectively.	$5,004	$4,725
Additional paid-in capital	76,999,849	68,128,196
Accumulated deficit	(118,791,703)	(68,105,102)
Total Stockholders’ Equity (Deficit)	(41,786,850)	27,819
Total Liabilities and Stockholders’ Equity (Deficit)	$26,148,475	$52,603,112
See accompanying notes to the consolidated financial statements.

NAUTICUS ROBOTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2023	2022
Revenue:
Service	$6,605,852	$11,210,559
Service - related party	500	224,400
Total revenue	6,606,352	11,434,959

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	11,928,931	11,863,862
Depreciation	729,412	516,949
Research and development	1,399,560	2,376,912
General and administrative	18,271,832	15,040,603
Severance	1,476,636	15,962
Impairment of property and equipment	25,354,791	-
Loss on contract	2,542,913	-
Total costs and expenses	61,704,075	29,814,288

Operating loss	(55,097,723)	(18,379,329)

Other (income) expense:
Other expense (income), net	627,580	(33,247)
Loss on lease termination	453,162	-
Foreign currency transaction loss (gain)	44,020	(260,615)
Loss on exchange of warrants	590,266	-
Change in fair value of warrant liabilities	(14,902,427)	6,461,087
Interest expense, net	8,776,277	3,714,017
Total other (income) expense, net	(4,411,122)	9,881,242

Net loss	$(50,686,601)	$(28,260,571)

Basic and diluted earnings (loss) per share	$(1.24)	$(1.75)

Basic and diluted weighted average shares outstanding	40,943,444	18,982,139
See accompanying notes to the consolidated financial statements.

NAUTICUS ROBOTICS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2022	-	$-	-	$-	47,250,771	$4,725	$68,128,196	$(68,105,102)	$27,819
Stock-based compensation	-	-	-	-	-	-	4,427,073	-	4,427,073
Exercise of stock options	-	-	-	-	227,837	23	421,152	-	421,175
Exercise of warrants	-	-	-	-	165,713	16	338,039	-	338,055
Vesting of RSUs	-	-	-	-	501,437	51	(51)	-	-
Settlement of liquidated damages	-	-	-	-	1,890,066	189	3,685,440	-	3,685,629
Net loss	-	-	-	-	-	-	-	(50,686,601)	(50,686,601)
Balance at December 31, 2023	-	$-	-	$-	50,035,824	$5,004	$76,999,849	$(118,791,703)	$(41,786,850)

Balance at December 31, 2021	334,800	$3,348	725,426	$7,254	9,669,217	$967	$33,221,505	$(39,844,531)	$(6,611,457)
Stock-based compensation	-	-	-	-	-	-	2,602,175	-	2,602,175
Cancellation and exchange of convertible note in connection with reverse capitalization	-	-	-	-	5,299,546	530	14,548,384	-	14,548,914
Conversion of Series A preferred stock in connection with reverse recapitalization	(334,800)	(3,348)	-	-	4,756,470	476	2,872	-	-
Conversion of Series B preferred stock in connection with reverse recapitalization	-	-	(725,426)	(7,254)	10,306,055	1,030	6,224	-	-
Reverse recapitalization with Cleantech Acquisition Corp, net	-	-	-	-	6,619,490	662	(669,904)	-	(669,242)
Earnout shares placed in escrow	-	-	-	-	7,499,993	750	(750)	-	-
Issuance of common stock for PIPE Investment	-	-	-	-	3,100,000	310	30,999,690	-	31,000,000
Equity issuance costs	-	-	-	-	-	-	(12,582,000)	-	(12,582,000)
Net loss	-	-	-	-	-	-	-	(28,260,571)	(28,260,571)
Balance at December 31, 2022	-	$-	-	$-	47,250,771	$4,725	$68,128,196	$(68,105,102)	$27,819
See accompanying notes to the consolidated financial statements.

NAUTICUS ROBOTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2023	2022
Cash flows used in operating activities:
Net loss	$(50,686,601)	$(28,260,571)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	729,412	516,949
Accretion of debt discount	4,033,330	1,342,062
Amortization of debt issuance cost	52,092	-
Accretion of RCB Equities #1, LLC exit fee	27,608	-
Stock-based compensation	4,427,073	2,602,175
Loss on exchange of warrants	590,266	-
Change in fair value of warrant liabilities	(14,902,427)	6,461,087
Non-cash impact of lease accounting	346,714	196,555
Interest expense assumed into Convertible Senior Secured Term Loan	378,118	-
Impairment of property and equipment	25,354,791	-
Settlement of liquidated damages with common stock	3,685,629	-
Loss on disposal of assets	82,604	-
Loss on lease termination	453,162	-
Gain on short-term investments	(40,737)	-
Changes in operating assets and liabilities:
Accounts receivable	1,410,006	(828,298)
Inventories	(11,581,138)	(6,666,912)
Contract assets	573,895	319,480
Prepaid expenses and other assets	2,707,815	(4,902,797)
Accounts payable and accrued liabilities	8,241,528	(7,731,279)
Contract liabilities	2,767,913	-
Operating lease liabilities	(338,979)	(323,434)
Net cash used in operating activities	(21,687,926)	(37,274,983)

Cash flows used in investing activities:
Capital expenditures	(11,633,153)	(14,247,005)
Proceeds from sale of property and equipment	38,704	-
Proceeds from sale of short-term investments	5,000,000	-
Purchase of short-term investments	-	(4,959,263)
Net cash used in investing activities	(6,594,449)	(19,206,268)

Cash flows from financing activities:
Proceeds from notes payable	11,096,884	2,000,000
Payment of debt issuance costs on notes payable	(607,500)	-
Proceeds from exercise of warrants	338,055	-
Proceeds from exercise of stock options	421,175	-
Payments of note payable	-	(17,850,333)
Proceeds from reverse recapitalization with CleanTech Acquisition Corp, net	-	14,947,876

Proceeds from issuance of common stock for PIPE Investment	-	31,000,000
Proceeds from issuance of debentures and SPA Warrants, net of discount	-	35,800,000
Payment of transaction costs on equity funding	-	(12,582,000)
Net cash from financing activities	11,248,614	53,315,543

Net change in cash and cash equivalents	(17,033,761)	(3,165,708)

Cash and cash equivalents, beginning of year	17,787,159	20,952,867
Cash and cash equivalents, end of year	$753,398	$17,787,159

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,006,993	$2,719,947
Cash paid for taxes	$-	$-
Non-cash investing and financing activities:
Capital expenditures included in accounts payable	$849,951	$241,679
Operating leases at inception	$2,016,931	$-
Transfer from inventories to property and equipment	$15,904,411	$-
Transfer from property and equipment to assets held for sale	$2,940,524	$-
Receivable portion of convertible senior secured note payable	$695,000	$-
Conversion of convertible debt and accrued interest expense to common stock	$-	$14,548,914
Conversion of Series A preferred stock in connection with reverse recapitalization	$-	$3,348
Conversion of Series B preferred stock in connection with reverse recapitalization	$-	$7,254
Private and Public Warrant Liabilities assumed in reverse recapitalization	$-	$5,278,145
Fair value of SPA warrants at issuance	$-	$20,949,110
See accompanying notes to the consolidated financial statements.

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of the Business
Nauticus Robotics, Inc. (the “Company”, “our”, "us" or “we”) develops autonomous robots for the ocean industries. We were initially incorporated as CleanTech Acquisition Corp. (“CLAQ”) under the laws of the State of Delaware on June 18, 2020. The Company’s principal corporate offices are located in Webster, Texas. Nauticus’ robotic systems and services are designed to address both commercial and government-facing customers. Nauticus Robotics, Inc. develops autonomous robots for the ocean industries. Autonomy requires the extensive use of sensors, artificial intelligence, and effective algorithms for perception and decision allowing the robot to adapt to changing environments. The company’s business model includes using robotic systems for service, selling vehicles and components, and licensing of related software to both the commercial and defense business sectors. Nauticus has designed and is currently testing and certifying a new generation of vehicles to reduce operational cost and gather data to maintain and operate a wide variety of subsea infrastructure. Besides a standalone service offering and forward-facing products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofit/upgrading legacy systems and other third-party vehicle platforms. Nauticus’ services provide customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions, to improve offshore health, safety, and environmental exposure.
Business Combination - On September 9, 2022 (the “Closing Date”), Nauticus Robotics, Inc. consummated its business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement,” and together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”) with CleanTech Merger Sub, Inc., a wholly owned subsidiary of CLAQ (“Merger Sub”), and Nauticus Robotics, Inc., a Texas corporation (prior to the Closing Date, “Nauticus Robotics Holdings, Inc.”). Pursuant to the terms of the Merger Agreement, a business combination between CLAQ and Nauticus Robotics Holdings, Inc. was affected through the merger of Merger Sub with and into Nauticus Robotics Holdings, Inc., with Nauticus Robotics Holdings, Inc. surviving the merger as a wholly owned subsidiary of CLAQ. On the Closing Date, CLAQ was renamed “Nauticus Robotics, Inc.” and the previous Nauticus Robotics, Inc. was renamed “Nauticus Robotics Holdings, Inc.”.
At the closing, among other things, (a) each share of Nauticus Preferred Stock, par value $0.01 per share, that was issued and outstanding immediately prior to the closing converted into shares of Nauticus Common stock, par value $0.01 per share, (“Nauticus Preferred Stock Conversion”); (b) each of Nauticus Robotic Holdings, Inc.’s unsecured convertible note obligations outstanding was converted into shares of Nauticus Common Stock in accordance with the terms of each such Nauticus Convertible Note; and (c) each share of Nauticus Common Stock (including shares of Nauticus Common Stock outstanding as a result of the Nauticus Preferred Stock Conversion and Nauticus Convertible Notes Conversion) was converted into the right to receive (i) the per share merger consideration and (ii) Earnout Shares.
Shares issued at closing is summarized as follows (i) an aggregate of 36,650,778 shares of Common Stock, par value $0.0001 (the “Common Stock” of CLAQ prior to the Closing, and the Common Stock of Nauticus following the Closing) shares were issued to holders of Nauticus Common Stock in the Business Combination (ii) the right to receive 7,499,993 additional shares of Common Stock held in escrow pursuant to the terms of the Merger Agreement and as further described below (such additional escrowed shares, the “Earnout Shares”) and (iii) the issuance of 3,100,000 shares of Common Stock for the Equity Financing (as described below). An aggregate of 47,250,771 shares of Common Stock (inclusive of the Earnout Shares) was issued after the Business Combination.
Former holders of Nauticus Common Stock are entitled to receive their pro rata share of up to 7,499,993 additional shares of Common Stock (the “Earnout Shares”) held in escrow. The Earnout Shares will be released upon occurrence of the following (each, a “Triggering Event”):
i.one-half of the Earnout Shares will be released if, within a 5-year period, the volume-weighted average price of our Common Stock equals or exceeds $15.00 per share over any 20 trading days within a 30-day trading period;
ii.one-quarter of the Earnout Shares will be released if, within a 5-year period, the volume-weighted average price of our Common Stock equals or exceeds $17.50 per share over any 20 trading days within a 30-day trading period; and
iii.one-quarter of the Earnout Shares will be released if, within a 5-year period, the volume-weighted average price of our Common Stock equals or exceeds $20.00 per share over any 20 trading days within a 30-day trading period.

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
At closing, we received proceeds from Private Investment in a Public Entity subscribers (“PIPE Investment”) consisting of:
•the issuance of 3,100,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $31 million (the “Equity Financing”), and
•the issuance of secured Debentures with warrants having an aggregate principal amount of $36,530,320 (the “Debentures”) pursuant to a securities purchase agreement with certain investors providing net proceeds of $35,800,000 inclusive of a 2% original issue discount. The fair value of the SPA Warrants was estimated to be $20,949,110 using a Monte Carlo valuation model incorporating future projections of the various potential outcomes and any exercise price adjustments based on future financing events. The Debentures are convertible into 2,922,425 shares of Common Stock and associated warrants for an additional 2,922,425 shares with an exercise price equal to $20 per share, subject to adjustment (“SPA Warrants”).
The Business Combination was accounted for as a reverse recapitalization under generally accepted accounting principles in the United States (“GAAP”). Nauticus Robotics Holdings Inc. was determined to be the accounting acquirer and CLAQ was treated as the acquired company for financial reporting purposes. Accordingly, the financial statements of the combined company represent a continuation of the financial statements of Nauticus Robotics Holdings Inc.
On September 9, 2022, the Company received from the Business Combination with CLAQ net cash of $14,947,875. The Company also assumed $30,157 in prepaids, $14,796,942 in accounts payable and accrued liabilities, $850,333 in notes payable and net equity of $(669,243).
CLAQ’s net cash at the Closing Date totaled $14,947,875. This amount, together with proceeds of the PIPE Investment, were available to repay certain indebtedness, transaction costs and for general corporate purposes.
The Company incurred $12,582,000 in direct and incremental costs associated with the Equity Financing, which primarily consisted of investment banking, legal, accounting, and other professional fees.
On December 31, 2023, the Company and ATW Special Situations I LLC, as the purchaser, entered into a Securities Purchase Agreement (the “PIPE SPA”), pursuant to which the purchaser agreed to purchase up to an aggregate of $5,000 of the shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at a $2 per share purchase price. The sale of these shares of Common Stock was subject to the terms and conditions set forth in the PIPE SPA and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder as a transaction by an issuer not involving a public offering. As a result of the sale of shares under the PIPE SPA, the conversion prices under the warrants and debentures issued pursuant to the Securities Purchase Agreement (as defined below) were reset to $2 pursuant to their terms, removing future dilutive effects pursuant to the “ratchet” provisions of such warrants and debentures.
Liquidity – The Company has incurred recurring losses each year since its inception. The Company continues to develop its principal products and conduct research and development activities. Supply chain disruptions instigated production delays and have continued to impact the Company’s ability to deploy its products and realize rental or product sale revenues. Currently, the Company does not generate sufficient revenue to cover operating expenses, working capital and capital expenditures. The Company has embarked on cost-cutting measures to continue to preserve cash. The Company may require additional liquidity to continue its operations over the next twelve months to sufficiently alleviate or mitigate the conditions and events noted above, which a current investor has committed to the Company. The Company believes with this investor support that there will be sufficient resources to continue as a going concern for at least one year from the date that the consolidated financial statements contained in this Form 10-K are issued.
2. Summary of Significant Accounting Policies
Basis of Presentation – The accompanying audited consolidated financial statements have been prepared in accordance with GAAP, under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) except the

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
shares and corresponding equity amounts and loss per share related to Nauticus’ Common Stock prior to the Business Combination have been retroactively restated to reflect the post-combination Common Stock capital structure.
Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the (i) estimates of future costs to complete customer contracts recognized over time, (ii) valuation allowances for deferred income tax assets, (iii) valuation of stock-based compensation awards and (iv) the valuation of conversion options, warrants and earnouts. Actual results could differ from those estimates.
Cash and Cash Equivalents – The Company classifies all highly-liquid instruments with an original maturity of three months or less as cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits of $250,000. Historically, the Company has not experienced any losses in such accounts. There were no cash equivalents at December 31, 2023 and 2022, respectively.
Restricted Certificate of Deposit — The Company has a restricted certificate of deposit, held by a bank on our behalf, of $201,822 and $250,375, as of December 31, 2023 and 2022, respectively. The Company entered into an agreement in August 2023 whereby a $150,000 restricted certificate of deposit was required to collateralize a letter of credit. The remainder relates to a guarantee against corporate credit cards. The balance at December 31, 2022 relates to a guarantee against corporate credit cards.
Short-term Investments – Short-term investments on December 31, 2022 of $4,959,263, include an investment in a US Treasury Bill that matured on March 14, 2023. On March 14, 2023, the Company received proceeds of $5,000,000 at maturity, the gain on the investment of $40,737 is included in other expense (income) on the consolidated income statements.
Accounts Receivable, Unbilled Revenues, and Allowance for Credit Losses - In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU” or “standard”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Subsequently, the FASB issued several clarifying standard updates to clarify and improve the ASU. These ASUs significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model that will be based on an estimate of current expected credit loss (“CECL”). Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the Company that are subject to the guidance in Topic 326 were trade accounts receivable and unbilled revenues. The Company adopted the standard effective January 1, 2023. The impact of the adoption was not considered material to the financial statements and primarily resulted in new and enhanced disclosures only.

With the adoption of ASU 2016-13, accounts receivable and contract assets are recorded at the invoiced amount and do not typically bear interest. The Company regularly monitors and assesses its risk of not collecting amounts owed by customers. The Company operates in the midstream space of the oil and natural gas industry and its accounts receivables and contract assets are primarily derived from providing gathering and transportation of natural gas and natural gas liquids for its customers. At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist. If applicable, accounts receivable and contract assets are evaluated individually when they do not share similar risk characteristics which could exist in circumstances where amounts are considered at risk or uncollectible.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segments have remained constant since the Company’s inception.

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income in the year of recovery, in accordance with the entity’s accounting policy election. The total amount of write-offs and expected credit losses were $2,040 and $9,963 for the years ending December 31, 2023 and 2022, respectively. The allowance for current expected credit losses for the year ending December 31, 2023 and 2022 was $0 and $9,963, respectively.
Assets Held For Sales - Long-lived assets identified as assets held for sale are categorized on the balance sheet as current assets and are measured at the lower of carrying value or fair value less any costs to sell. Any liabilities associated with the assets being sold are categorized on the balance sheet as current liabilities. Assets held for sale are no longer depreciated or amortized.
Property and Equipment – Property and equipment is recorded at cost and depreciated using the straight-line method. Expenditures which extend the useful lives of existing property and equipment are capitalized. Those costs which do not extend the useful lives are expensed as incurred. Upon disposition, the cost and accumulated depreciation are removed and any gain or loss on the disposal is reflected in the statements of operations.
Impairment of Long-Lived Assets – The Company reviews long-lived assets for potential impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. In this assessment, future pre-tax cash flows (undiscounted) resulting from the use of the asset and its eventual disposal are estimated. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss is recognized for the difference between its carrying value and estimated fair value. For the year ended December 31, 2023 $25,354,791 of property and equipment was impaired. There were no impairments for December 31, 2022.
Segment Reporting – Our operations represent a single segment because each revenue stream possesses similar production methods, distribution methods, and customer quality and consumption characteristics, resulting in similar long-term expected financial performance.
Revenue – Our primary sources of revenue are from providing technology engineering services and products to the offshore industry and governmental entities. Revenue is generated pursuant to contractual arrangements to design and develop subsea robots and software and to provide related engineering, technical, and other services according to the specifications of the customers. These contracts can be service sales (cost plus fixed fee or firm fixed price) or product sales and typically have terms of up to 18 months. The Company had no product sales in 2023 and 2022, respectively.
A performance obligation is a promise in a contract to transfer distinct goods or services to a customer. For all contracts, we assess if there are multiple promises that should be accounted for as separate performance obligations or combined into a single performance obligation. We generally separate multiple promises in a contract as separate performance obligations if those promises are distinct, both individually and in the context of the contract. If multiple promises in a contract are highly interrelated or require significant integration or customization within a group, they are combined and accounted for as a single performance obligation.
Our performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically costs incurred to date relative to total estimated costs at completion). This requires management to make significant estimates and assumptions to estimate contract sales and costs associated with its contracts with customers. At the outset of a long-term contract, the Company identifies risks to the achievement of the technical, schedule and cost aspects of the contract. Throughout the contract term, on at least a quarterly basis, we monitor and assess the effects of those risks on its estimates of sales and total costs to complete the contract. Changes in these estimates could have a material effect on our results of operations. Where the current estimate of total costs at completion for contracts exceeds the total consideration we expect to receive we recognize the entire expected loss in the period that becomes evident. Estimated contract costs include costs that relate directly to the contract including direct labor, direct materials, and allocations of certain overhead costs.
Firm-fixed price contracts present the risk of unreimbursed cost overruns, potentially resulting in lower-than-expected contract profits and margins. This risk is generally lower for cost plus fixed fee contracts which, as a result, generally have a lower margin.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Inventories –Inventories consist of raw materials, work in progress and finished goods where applicable for the Olympic Arm business and are stated at the lower of cost or net realizable value. Work in progress and finished goods inventories include raw materials, direct labor and production overhead. The Company periodically reviews inventories on hand and current market conditions to determine if the cost of raw materials, work in progress and finished goods inventories exceed current market prices and impairs the cost basis of the inventory accordingly. The associated impairment is charged as a standalone expense on the Statement of operation. Obsolete inventory or inventory in excess of management’s estimated usage requirement is written down to its net realizable value if those amounts are determined to be less than cost. The associated write-downs or write-offs of inventory are charged to cost of sales.
Inventories consisted of the following:

	December 31, 2023	December 31, 2022
Raw material and supplies	$898,335	$1,499,030
Work in progress	1,300,462	5,167,882
Total inventories	$2,198,797	$6,666,912
Leases – The Company’s lease arrangements are operating leases which are capitalized on the balance sheet as right-of-use (“ROU”) assets and obligations. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. These are recognized at the lease commencement date based on the present value of payments over the lease term. If leases do not provide for an implicit rate, we use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term as the lease payments. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less ("short term leases") are not recorded on the balance sheet; and the lease expense on short-term leases is recognized on a straight-line basis over the lease term.
Stock-Based Compensation – The Company accounts for employee stock-based compensation using the fair value method. Compensation cost for equity incentive awards is based on the fair value of the equity instrument generally on the date of grant and is recognized over the requisite service period. The Company’s policy is to issue new shares upon the exercise or conversion of options and recognize option forfeitures as they occur.
Income Taxes – Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax asset (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which a change in judgment occurs. The Company had no material uncertain tax positions as of December 31, 2023 or 2022.
Foreign Currency Gains and Losses – The Company purchases certain materials and equipment from foreign companies and these transactions are generally denominated in the vendors’ local currency. The Company recorded $44,020 of foreign currency transaction losses and $260,615 of foreign currency transaction gains for the years ended December 31, 2023 and 2022, respectively that are included in other income, net.
Common Stock Warrants – We account for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance. This assessment considers whether the warrants are freestanding financial instruments, meet the definition of a liability or requirements for

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equity classification, including whether the warrants are indexed to the Company’s Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
We have determined that the private warrants sold in a private placement to CLAQ’s co-sponsors in connection with CLAQ’s initial public offering (the “Private Warrants”) and warrants sold to the public in CLAQ’s initial public offering (the “Public Warrants”) should be accounted for as liabilities. The Private Warrants and Public Warrants were initially recorded at their estimated fair value on the Closing Date. They are then revalued at each reporting date thereafter, with changes in the fair value reported in the consolidated statements of operations. Derivative warrant liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The fair value of the Private Warrants was estimated using a Black-Scholes option pricing model (a Level 3 measurement). The Public Warrants are valued using their publicly-traded price at each measurement date (a Level 1 measurement).
We have determined that the SPA Warrants should be accounted for as liabilities. The SPA Warrants were initially recorded at their estimated fair value on the Closing Date and are then revalued at each reporting date thereafter, with changes in the fair value reported in the consolidated Company’s statements of operations. Derivative warrant liabilities are classified in our balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. At the Closing Date, the fair value of the Original SPA Warrants upon issuance was estimated using a Monte Carlo valuation model (a Level 3 measurement).
Earnout Shares – Earnout Shares, issuable to former holders of Nauticus Robotics Holdings, Inc.’s Common Stock, are held in escrow. The Earnout Shares will be released upon the occurrence of a Triggering Event within 5 years of the Closing Date. The Earnout Shares are considered legally issued and outstanding shares of Common Stock subject to restrictions on transfer and potential forfeiture pending the achievement of the earnout targets. The Company evaluated the Earnout Shares and concluded that they meet the criteria for equity classification. The Earnout Shares were classified in stockholders’ equity, recognized at fair value upon the closing of the Business Combination and will not be subsequently remeasured. A Monte Carlo valuation model (a Level 3 measurement) determined their estimated fair value upon issuance.
Capitalized Interest – The Company capitalizes interest costs incurred to work in progress during the related construction periods. Capitalized interest is charged to cost of revenue when the related completed project is delivered to the buyer. During the year ended December 31, 2023, the Company capitalized interest totaling $1,515,446 per capitalized interest, of which $354,162 and $1,161,284 related to inventory and property and equipment, respectively. During the year ended December 31, 2022, the Company capitalized interest totaling $804,000 related to inventory.
Earnings (Loss) per Share - Basic earnings per share is computed by dividing income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed in the same manner as basic earnings per share except that the denominator is increased to include the number of additional shares of common stock that could have been outstanding assuming the exercise of stock options and warrants (determined using the treasury stock method) and conversion of convertible debt. The Earnout Shares, which are subject to forfeiture if the achievement of certain stock price thresholds is not met, are not considered participating securities and are not included in the weighted-average shares outstanding for purposes of calculating loss per share.
Major Customer and Concentration of Credit Risk – We have a limited number of customers. During the year ended December 31, 2023, sales to two customers accounted for almost 100% of total revenue. The total balance due from these customers as of December 31, 2023 comprised 68% of accounts receivable with the remaining 32% due from one other customer. During the year ended December 31, 2022, sales to two customers accounted for 95% of total revenue. The total balance due from these customers as of December 31, 2022 comprised 82% of accounts receivable. No other customer represented more than 10% of our revenue. Loss of these customers could have a material adverse impact on the Company.
Reclassifications - Financial statements presented for prior periods include reclassifications that were made to conform to the current year presentation. There was no material impact to the consolidated financial statements for these changes.
Recent Accounting Pronouncements – In September 2022, the FASB issued ASU 2022-04, Liabilities – Supplier Finance Programs (Subtopic 405-60): Disclosure of Supplier Finance Program Obligations, which requires companies to disclose

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
the use and impact of such programs on a company’s working capital, liquidity, and cash flow. We adopted this standard on January 1, 2023. We do not utilize Supplier Finance Programs and therefore no further disclosure is required.
In June 2016, the FASB issued ASU No. 2016-13, an amendment to ASC 326, Financial Instruments - Credit Losses, which changes the impairment model for certain financial assets that have a contractual right to receive cash, including trade and loan receivables. The new model requires recognition based upon an estimation of expected credit losses rather than recognition of losses when it is probable that they have been incurred. An entity will apply the amendment through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company has adopted this standard as of January 1, 2022, and there was no impact on its financial position, results of operations and cash flows upon adoption.
In March 2022, the FASB issued ASU No. 2022-02, an amendment to ASC 326, Financial Instruments-Credit Losses, which eliminates the accounting guidance for creditors in troubled debt restructuring. It also aligns conflicting disclosure requirement guidance in ASC 326 by requiring disclosure of current-period gross write-offs by year of origination. The amendment also adds new disclosures for creditors with loan refinancing and restructuring for borrowers experiencing financial difficulty. The Company has adopted this standard as of January 1, 2023, and there was no impact on its financial position, results of operations and cash flows upon adoption.
Accounting Standards Issued but not adopted as of December 31, 2023 - In November of 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments are intended to increase reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The ASU is effective on a retrospective basis for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We are currently evaluating the impact of this guidance on the disclosures within our consolidated financial statements.
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments require disclosure of specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold and further disaggregation of income taxes paid for individually significant jurisdictions. The ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. We are currently evaluating the impact that this guidance will have on the disclosures within our consolidated financial statements.
3. Revenue
The following table presents the components of our revenue:

	Year Ended December 31,
	2023	2022
Cost plus fixed fee	$3,947,736	$6,898,450
Firm fixed-price	2,658,616	3,023,176
Firm fixed-price-vehicle lease	-	1,513,333
Total	$6,606,352	$11,434,959
Our performance obligations under service agreements are generally satisfied over time as the service is provided and, therefore, all revenue above has been recognized over time.
Contract Balances – Accounts receivable, net at December 31, 2023 totaled $212,428 due from customers for contract billings and is expected to be collected within the next three to six months. At December 31, 2022, accounts receivable, net totaled $1,622,434. The decrease in accounts receivable at December 31, 2023 as compared with December 31, 2022 corresponds to the decreased revenue recognized in 2023. At December 31, 2023 and December 31, 2022, allowances for doubtful accounts included in accounts receivable totaled $0 and $9,963, respectively. Bad debt expense was $2,040 and $9,963, respectively, for the years ended December 31, 2023 and 2022.
Contract assets include unbilled amounts typically resulting from sales under contracts when the cost-to-cost method of revenue recognition is utilized, and revenue recognized exceeds the amount billed to the customer. Contract assets are recorded at the net amount expected to be billed and collected. Contract assets were $573,895 at December 31, 2022,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
primarily due to the timing of the billing for the recognition of revenue related to the satisfaction or partial satisfaction of performance obligations. Contract assets were $0 at December 31, 2023.
Contract liabilities include billings in excess of revenue recognized and accrual of certain contract obligations. The Company had contract liabilities at December 31, 2023 of $2,767,913 which includes costs accrued for an ongoing contract which is expected to be loss making. The loss on contract of $2,542,913 is reported on the consolidated income statement for the year ended December 31, 2023. The Company had no contract liabilities at December 31, 2022.
Unfulfilled Performance Obligations – As of December 31, 2023, we expect to recognize approximately $0.6 million of revenue in future periods from unfulfilled performance obligations from existing contracts with customers.
The following table summarizes the expected revenue from our unfilled performance obligations as of December 31, 2023:

Expected Revenue from Unfulfilled Performance Obligations by Period
($ in millions)	2024

Unfulfilled performance obligations:
Performance obligations	$0.6

Total unfulfilled performance obligations	$0.6

If any of our contracts were to be modified or terminated, the expected value of the unfilled performance obligations of such contracts could be increased or reduced.
4. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:

	December 31, 2023	December 31, 2022
Prepaid material purchases	$440,091	$2,454,298
Prepaid insurance	1,282,703	2,392,978
Other prepayments	166,424	199,323
Total prepaid expenses	$1,889,218	$5,046,599

Term loan receivable	$695,000	$-
Other current assets	330,214	56,410
Total other current assets	$1,025,214	$56,410

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5. Property and Equipment
Property and equipment consisted of the following:

	Useful Life (years)	December 31, 2023	December 31, 2022
Leasehold improvements	5	$796,136	$789,839
Property & equipment	3-5 years	5,906,859	2,206,004
Technology hardware equipment	3-5 years	1,907,770	1,200,504
Total		8,610,765	4,196,347
Less accumulated depreciation		(2,035,034)	(2,003,341)
Construction in progress		9,329,114	12,974,361
Total property and equipment, net		$15,904,845	$15,167,367

During the year ended, December 31, 2023 the Company performed a discounted cash flow test to compare the carrying value of its assets with estimated future revenues and concluded that the carrying value of some of its assets were impaired. The Company recorded impairment charges of $25,354,791 relating to property and equipment, primarily arising from impairment of the Aquanaut Mark 2 vehicles, Hydronaut vessels, Drix, Olympic arms and some leasehold improvements. The fair value of the Aquanaut Mark 2 vehicles were determined by considering the value of similar vehicles in the market place, commercial invoices, insurable values and a discounted value of future potential cash generation less an estimate of costs to complete vehicles 1 and 3. The fair value of Hydronaut vessels 2 and 3 was determined based on an offer for sale, which subsequently closed on January 22, 2024 at the same value. The Drix and Hydronaut 1 assets were valued at marketed sales price. Olympic Arms 1 – 3 are fully impaired based on no realizable value, as are the certain leasehold improvements.
During the year ended December 31, 2023 the Company conducted a thorough review of its assets and decided to divest items that no longer aligned with its strategic objectives. This strategic shift aimed to enhance cash flow within the company. Consequently, through an update of its business model, the Company identified and reclassified $2,940,254 worth of property and equipment, including Hydronaut vessels, Drix, and other miscellaneous equipment, as assets held for sale. Subsequently, Hydronaut vessels 2 and 3 were sold on January 22, 2024, for $1,533,610, which matched their impaired carrying value. The Company is actively pursuing the sale of the remaining assets earmarked for sale and anticipates that the majority will be sold by the end of the second quarter of 2024.
The company reported a net loss on disposal of property and equipment of $82,604 and $0 for the years ended December 31, 2023 and 2022, respectively, which is reported on the consolidated statements of operations.
6. Accrued Liabilities
Accrued liabilities consisted of the following:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2023	December 31, 2022
Accrued compensation	$618,630	$1,501,736
Accrued severance	1,375,000	-
Accrued professional fees	1,355,721	794,021
Accrued insurance	876,150	590,936
Accrued sales and property taxes	885,292	171,660
Accrued royalties	250,000	-
Accrued AHFS liability	1,158,609	-
Accrued lease termination costs	657,000	-
Other accrued expenses	162,697	84,624
Total accrued expenses	$7,339,099	$3,142,977
The Hydronaut vessels 2 and 3 are reported as assets held for sale at December 31, 2023 at an amount based on an offer for sale. The offer for sale contains both cash and non-cash considerations. The assets held for sale liability of $1,158,609 includes the non-cash consideration, which are purchase invoices submitted by the purchaser that will be foregone upon closing of the sale. The Hydronaut vessels 2 and 3 were sold on January 22, 2024 and the asset held for sale current asset was offset with the asset held for sale liability and cash received.
In December 2023, the Company started negotiations to exit a lease for office space. The negotiations completed in March 2024 with the Company agreeing a settlement figure with the lessor of $657,000. See Note 8, "Leases" for further discussion. The accrual is recorded under accrued liabilities on the consolidated balance sheet as of December 31, 2023.
In April 2023, the Company received correspondence from the State of Texas assessing a sale and use tax liability of $575,602. The sales and use tax audit is currently ongoing. The accrual is recorded under accrued liabilities of the consolidated balance sheet as of December 31, 2023.
7. Notes Payable
Notes payable consisted of the following:

	December 31, 2023	December 31, 2022
Convertible secured debentures	$36,530,320	$36,530,320
Convertible senior secured term loan	12,295,000	-
Total	48,825,320	36,530,320
Less: debt discount, net	(16,593,357)	(20,608,202)
Less: capitalized debt issuance costs	(661,922)	-
Senior bridge note exit fee provision	27,608	-
Total notes payable – long-term	$31,597,649	$15,922,118
Convertible Secured Debentures
Upon closing of the Business Combination, we issued to the SPA Parties the Debentures, which featured a 2% original issue discount, in an aggregate principal amount of $36,530,320, together with 2,922,425 Original SPA Warrants, for gross proceeds of $35,800,000. The fair value of the Original SPA Warrants was estimated to be $20,949,110 using a Monte Carlo valuation model incorporating future projections of the various potential outcomes and any exercise price adjustments based on future financing events. This amount was recorded as a warrant liability and, together with the original issue discount, was recognized as a debt discount upon issuance totaling $21,679,716.
The Debentures may be converted at each holder’s option at 120% of the principal amount at a conversion price of $15.00 or 2,922,425 shares of Common Stock, subject to certain adjustments including full ratchet anti-dilution price

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
protections. Interest accrues on the outstanding principal amount of the Debentures at 5% per annum, payable quarterly. The Debentures are secured by first priority interests, and liens on, all our assets, and mature on the fourth anniversary of the date of issuance, September 9, 2026.
The Original SPA Warrants, upon issuance, were initially exercisable, at the holder’s option, at $20.00 per share over their 10-year term and featured the same anti-dilution provisions as those included in the Debentures. On September 18, 2023, the Company entered into a convertible senior secured term loan agreement convertible at $6.00 per share. Based on the letter agreement, SPA warrants holders who exchange through March 1, 2024, the exercise price reset from $20.00 to $6.00 a warrant pursuant to the full-ratchet provision. The exchange warrants were reset to $6.00 with a factor of 3.3333, increasing the number of warrants to 552,377. The remaining SPA warrant holders will reset from $20.00 to $6.00 a warrant subsequent from March 1, 2024, pursuant to the full-ratchet provision. See Note 12 for more information regarding the SPA Warrants.
As of December 31, 2023 the convertible secured debentures payable was $19,936,963 including unamortized debt discount of $16,593,357. The debt discount is being accreted to interest expense over the four-year term of the Debentures. Debt discount accretion of $4,014,844 and $1,071,228 was included within interest expense in the consolidated statements of operations for the years ended December 31, 2023 and 2022, respectively. The Debentures effective interest rate was approximately 22.7% at December 31, 2023 and 25.2% at December 31, 2022.
RCB Equities #1, LLC
On July 14, 2023, the Company issued a secured promissory note to RCB Equities #1, LLC, a related party for $5,000,000. The promissory note included a 2.5% original issue discount or $125,000, bears interest at 15% per annum, and matures on September 9, 2026. The promissory note provides for an exit fee of $125,000 if paid off in full between October 12, 2023, and the maturity date, with no other considerations triggered for premiums or penalties. Further, the promissory note provides for an automatic rollover into the structure of certain future debt-financing transactions. On September 18, 2023, the RCB Equities #1, LLC promissory note was rolled into the convertible senior secured term loan discussed below bearing interest at 12.5% per annum including the $125,000 exit fee.
Convertible Senior Secured Term Loan
On September 18, 2023, the Company entered into a convertible senior secured term loan agreement with ATW Special Situations II LLC as collateral agent (in such capacity, the “Collateral Agent”) and lender, and Transocean Finance Limited, ATW Special Situations I LLC, Material Impact Fund II, L.P, and RCB Equities #1, LLC, as lenders.
The Convertible Senior Secured Term Loan Agreement provides the Company with up to $20 million of secured term loans. Any portion of the outstanding principal amount of the Loans is prepayable at the Company’s option pro rata to each Lender upon at least five days’ prior written notice to each Lender.
The initial amount funded under the Convertible Senior Secured Term Loan Agreement was $11,600,000. The Convertible Senior Secured Term Loan Agreement included a 2.5% exit fee of $290,000, bearing interest at 12.50% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing April 1, 2024. The exit fee is being provided for over the period of the loan. The loan agreement included a 2.5% original issue discount of $125,000 from the RCB Equities #1, LLC promissory note. The loan includes assumed legal fees of $557,500 and deemed interest from convertible debentures of $378,118. The debt discount is being accreted to interest expense over the period of the loan. The legal fees are being amortized to general and administrative expenses over the period of the loan. The Loans will mature on the earliest of (a) the third anniversary of the date of the Term Loan Agreement of September 17, 2026, (b) 91 days prior to the maturity of the 5% Original Issue Discount Senior Secured Convertible Debentures, dated as of September 9, 2022.
Subject to the terms and conditions of the Term Loan Agreement, the Company may, upon at least two trading days’ written notice to the Lenders, elect to redeem some or all of the then outstanding principal amount of the Loans. In connection with any such election, which shall be irrevocable, the Company shall pay each Lender, on a pro rata basis, an amount in cash equal to the greater of (x) the sum of (i) 100% of the then outstanding principal amount of the Loans, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Loans (including, without limitation, the Exit Fee (as defined in the Term Loan Agreement)) (the “Optional Redemption Amount”) and (y) the product of (i) the aggregate number of shares of the Company’s common stock, par value $0.0001 per share (“Common

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Stock”), then issuable upon conversion of the applicable Optional Redemption Amount (without regard to any limitations on conversion set forth in the Term Loan Agreement) multiplied by (ii) the highest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date that the applicable notice of redemption is delivered to the Lenders and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made in connection with such redemption.
The Loans are convertible, in whole or in part, at the option of each Lender into shares of Common Stock until the date that the Loans are no longer outstanding, at a conversion rate equal to the outstanding principal amount of the Loans to be converted divided by a conversion price of $6.00 per share of Common Stock (the “Conversion Price”), subject to certain customary anti-dilution adjustments as described in the Term Loan Agreement.
First Amendment to Convertible Senior Secured Term Loan
On December 31, 2023, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Senior Secured Term Loan Agreement, dated as of December 31, 2023 (the “First Amendment”), by and among the Company, the subsidiary guarantors (as defined in the First Amendment) and ATW Special Situations II LLC (“ATW II”), a Delaware limited liability company, which amended that certain Senior Secured Term Loan agreement dated as of September 18, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) with ATW II, as collateral agent (as replaced by Acquiom Agency Services LLC, in such capacity, the “Collateral Agent”) and lender, and Transocean Finance Limited (“Transocean Finance”), ATW Special Situations I LLC (“ATW I”), Material Impact Fund II, L.P. (“MIF”), and RCB Equities #1, LLC (“RCB”), as lenders (collectively, the “Initial Lenders”).
The First Amendment provided the Company with an incremental loan in the aggregate principal amount of $695,000 (the “December 2023 Incremental Loan”), subject to the terms and conditions set forth in the Term Loan Agreement and the First Amendment. The total loan funded under the Term Loan Agreement and First Amendment as of December 31, 2023 is $12,295,000. The December 2023 Incremental Loan would be made on the same terms as the Additional Term Loans funded on the Closing Date and be deemed to be Additional Term Loans for all purposes under the Term Loan Agreement. The loan assumed legal fees of $30,000 which are being amortized to general and administrative expenses over the period of the loan.
As of December 31, 2023 the convertible senior term loan payable was $11,660,686 including unamortized debt issuance costs of $661,922 and a provision for exit fees of $27,608. Interest expense for the year ended December 31, 2023 includes $378,116 of deemed interest expense, $18,486 of debt discount accretion and $27,608 of exit fees provision. General and administrative costs for the year ended December 31, 2023 include $52,092 of amortization of legal fees.
8. Leases
The Company determines if an arrangement is a lease at inception based on whether the Company has the right to control the use of an identified asset, the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset. After the criteria are satisfied, the Company accounts for these arrangements as leases in accordance with ASC 842, Leases. Right-of-use assets represent the Company’s right to use the underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term, including payments at commencement that depend on an index or rate. For leases in which the Company is the lessee that do not have a readily determinable implicit rate, an incremental borrowing rate, based on the information available at the lease commencement date, is utilized to determine the present value of lease payments. When a secured borrowing rate is not readily available, unsecured borrowing rates are adjusted for the effects of collateral to determine the incremental borrowing rate. The Company uses the implicit rate for agreements in which it is a lessor. The Company has not entered into any material agreements in which it is a lessor. Lease expense and lease income are recognized on a straight-line basis over the lease term for operating leases.
In April of 2023, the Company entered into an operating lease for office space. The lease has a 10-year lease term with an additional abatement period of 23 months. The Company’s secured borrowing rate of 15% was used to determine the present value of lease payments and establish the right-of-use asset and lease liability at lease inception for this lease. In December 2023, as a result of the Company looking to right-size the business and utilize cash for operations, the Company started negotiations to exit the lease, prior to occupying the building. These negotiations were completed in March 2024

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
with a settlement figure of $657,000 being agreed between the Company and the lessor. The Company removed the right-of-use asset and lease liability relating to this operating lease from the consolidated balance sheet as of December 31, 2023 and recorded a loss on lease termination of $453,162 which is reported under other (income) expense in the consolidated income statement for the year ended December 31, 2023. The carrying value of leasehold improvements on this office space was included in the impairment loss reported on the consolidated income statement for the year ended December 31, 2023.
In July of 2023, the Company entered into an operating lease for office space in Scotland. The lease has a term of 5 years with two options to extend. The Company’s secured borrowing rate of 15% was used to determine the present value of the lease payments and establish the right-of-use asset and lease liability at lease inception for this lease.
In August of 2023, the Company entered into an operating lease for office space in Norway. The lease has a term of 5 years. The Company’s secured borrowing rate of 15% was used to determine the present value of the lease payments and establish the right-of-use asset and lease liability at lease inception for this lease.
The Company’s other operating leases include its current office and manufacturing facility and leases for certain office equipment.
The following table presents the Company’s lease costs which are included in general and administrative expenses in the consolidated statements of operations:

	Years ended December 31,
	2023	2022
Fixed lease expense	$567,380	$275,763
Variable lease expense	195,637	178,032
Total operating lease expense	763,017	453,795
Short-term lease expense	58,379	-
Total lease expense	$821,396	$453,795
Cash paid for operating leases was $338,979 and $323,434 for the years ended December 31, 2023 and 2022, respectively.
The following table presents the balances of the Company’s right-of-use assets and lease liabilities included in the consolidated balance sheets:

	Years ended December 31,
	2023	2022
Operating lease right-of-use assets	$834,972	$317,208

Current portion of operating lease liabilities	244,774	410,158
Long-term operating lease liabilities	574,260	87,214
Total operating lease liabilities	$819,034	$497,372

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For operating lease assets and liabilities, the weighted average remaining lease term was 8.7 years and 2.2 years as of December 31, 2023 and 2022, respectively. The weighted average discount rate used in the valuation over the remaining lease terms was 14.3% and 8% as of December 31, 2023 and 2022, respectively.
The following table presents the Company's maturities of lease liabilities as of December 31, 2023:

Years Ending December 31,	Operating Leases

2024	$243,350
2025	191,506
2026	186,641
2027	186,641
2028	139,168
2029 onward	325,072
Total lease payments	1,272,378
Total present value discount	(453,344)
Operating lease liabilities	$819,034
9. Commitments and Contingencies
Litigation – From time to time, we may be subject to litigation and other claims in the normal course of business. No amounts have been accrued in the consolidated financial statements with respect to any matters.
10. Income Taxes
The income tax expense consisted of the following:

Year Ended December 31,
	2023	2022
Current income taxes:
Federal	$-	$-
State and local	-	-
Total current tax	-	-

Deferred income taxes:
Federal	-	-
State and local	-	-
Total deferred tax	-	-
Income tax expense	$-	$-

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The effective tax rates on continuing operations for the years ended December 31, 2023 and 2022 were 0% respectively. The table below reconciles these effective tax rates with the U.S. federal statutory income tax rate as follows:

	Year Ended December 31,
	2023	2022
Income (loss) before income taxes	$(50,686,601)	$(28,260,571)
Tax at Federal Statutory Rate	(10,644,186)	(5,934,720)
Non deductible expenses	1,251,583	193,421
Deferred adjustment	510,514	-
Federal return to accrual	(13,141)	-
Change in valuation allowance	8,895,230	5,741,299
Income tax expense	$-	$-
	0.00%	0.00%
The Company’s deferred tax position reflects the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting. Significant components of the deferred tax assets and liabilities are as follows:

	Year Ended December 31,
	2023	2022
Deferred tax assets:
Fixed Assets	$3,377,201	$113,135
Stock Compensation	267,236	758,306
Warrant Liability Gain/Loss	1,356,828	1,356,828
Net Operating Losses	15,627,776	9,666,591
Business Credit Carryforward	1,441,159	1,426,116
Capitalized R & D	614,299	449,626
Other assets	199,680	109,616
Subtotal	22,884,179	13,880,218
Valuation allowance	(22,654,106)	(13,758,875)
Total deferred tax assets	230,073	121,343

Deferred tax liabilities:
Fixed assets	—	-
Unrealized F/X	(54,729)	(54,729)
Other Liabilities	(175,344)	(66,614)
Total deferred tax liabilities	(230,073)	(121,343)

Net deferred tax assets/(liabilities)	$-	$-
The Company has federal net operating loss carryforwards of approximately $74.4 million at December 31, 2023, of which about $646,000 begin to expire in 2035 and the remainder have no expiration. The Company has recorded a full valuation allowance against its net deferred tax assets due to recurring net losses.
11. Equity
Common Stock – A total of 50,035,824 shares of Common Stock were outstanding at December 31, 2023.

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
On December 31, 2023, the Company and ATW Special Situations I LLC, as the purchaser, entered into a Securities Purchase Agreement (the “PIPE SPA”), pursuant to which the purchaser agreed to purchase up to an aggregate of $5,000 of the shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at a $2 per share purchase price. The sale of these shares of Common Stock was subject to the terms and conditions set forth in the PIPE SPA and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder as a transaction by an issuer not involving a public offering. As a result of the sale of shares under the PIPE SPA, the conversion prices under the warrants and debentures issued pursuant to the Securities Purchase Agreement were reset to $2 pursuant to their terms, removing future dilutive effects pursuant to the “ratchet” provisions of such warrants and debentures.
On August 3, 2023, the Company issued 1,890,066 shares of Common Stock, at the closing price of $1.95, to the SPA parties as payment for liquidated damages and interest relating to the Registration Rights Agreement. See further discussion under Note 12, "Warrants".
Earnout Shares – Following the closing of the Business Combination, former holders of shares of Nauticus Common Stock (including shares received as a result of the Nauticus Preferred Stock Conversion and the Nauticus Convertible Notes Conversion) are entitled to receive their pro rata share of up to 7,499,993 additional shares of Nauticus Common Stock which are held in escrow. The Earnout Shares will be released upon occurrence of certain Triggering Events. At December 31, 2023, the earnout targets have not been achieved and the Earnout Shares remain in escrow.
The Earnout Shares were classified in stockholders’ equity and recognized at their fair value upon issuance totaling $4,957,366. Their estimated fair value upon issuance was determined using a Monte Carlo valuation model which simulated our stock price and the timing of the lapse of the transfer restrictions. The issuance of the Earnout Shares was treated as a deemed dividend. Because the Company does not have retained earnings, the issuance was recorded within additional paid in capital.
Series A and Series B Preferred Stock – The Company had 334,800 shares of Series A Preferred Stock and 725,426 shares of Series B Preferred Stock outstanding prior to the Business Combination. Nauticus Robotics Holdings, Inc. Common Stock was issued in connection with the Nauticus Preferred Stock Conversion. Each share of Nauticus Robotics Holdings, Inc. Common Stock was converted into (i) an aggregate of 15,062,525 shares of Common Stock and (ii) a pro-rata number of the total Earnout Shares in the Business Combination.
Common Stock Equity PIPE – At closing, we received proceeds from Private Investment in a Public Entity subscribers (“PIPE Investment”) consisting of the issuance of 3,100,000 shares of Common Stock, for a purchase price of $10.00 per share, for an aggregate of $31 million.
12. Warrants
Public Warrants – We assumed 8,624,991 Public Warrants in the Business Combination which remained outstanding as of December 31, 2023. Each whole Public Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50, subject to adjustment. However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to an available exemption from exemption under the Securities Act. The Public Warrants expire on the fifth anniversary of our completion of the Business Combination, or earlier upon redemption or liquidation. Our Public Warrants are listed on Nasdaq under the symbol “KITTW”.
We may redeem the outstanding Public Warrants, in whole and not in part, at a price of $0.01 per warrant:
•at any time after the Public Warrants become exercisable,
•upon not less than 30 days’ prior written notice of redemption to each warrant holder,

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
•if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $16.50 per share (subject to adjustment for splits, dividends, recapitalizations, and other similar events), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and
•if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.
If we call the Public Warrants for redemption as described above, we have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”
The exercise price and number of shares of Common Stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.
The Public Warrants, which are accounted for as liabilities in our consolidated balance sheets, were valued as of December 31, 2023 at $451,088 based on their publicly-traded price. The gain in value of the Public Warrants during the year ended December 31, 2023 and 2022 totaled $1,825,047 and $570,114, respectively and was reported with other (income) expense in our consolidated statements of operations.
Private Warrants – We assumed 7,175,000 Private Warrants in the Business Combination which remained outstanding as of December 31, 2023. The Private Warrants are exercisable for one share of Common Stock at an exercise price of $11.50 and are identical in all material respects to the Public Warrants except that such Private Warrants are exercisable for cash (even if a registration statement covering the shares of Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The Private Warrants purchased by CleanTech Investments are not exercisable after July 14, 2026, as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these Private Warrants.
The Private Warrants, which are accounted for as liabilities in our consolidated balance sheets, were valued as of December 31, 2023 at $380,531. The fair value of the Private Warrants was estimated using a Black-Scholes option pricing model using the following assumptions: stock price of $0.68, no assumed dividends, a risk-free rate of 3.95%, implied volatility of 80.3% and remaining term of 3.69 years. The gain in value of the Private Warrants during the years ended December 31, 2023 and 2022 totaled $1,554,057and $497,307, respectively, and was reported with other (income) expense in our consolidated statements of operations.
SPA Warrants – Substantially concurrent with the Closing and pursuant to the Securities Purchase Agreement, we issued an aggregate 2,922,425 Original SPA Warrants to the SPA Parties. Upon issuance, each whole Original SPA Warrant was exercisable over its 10-year term for one share of Common Stock at a price of $20.00 per share, subject to certain adjustments including full ratchet anti-dilution price protections.
In connection with the Securities Purchase Agreement, the Company and the SPA Parties entered into that certain Registration Rights Agreement, dated as of September 9, 2022 (the “RRA”), pursuant to which the Company and the SPA Parties agreed to certain requirements and conditions covering the resale by the SPA Parties of the shares of Common Stock underlying the Debentures and Original SPA Warrants. Under the terms of the RRA, the Company was required to (i) file a registration statement (the “Initial Registration Statement”) covering such underlying shares within 15 business days of the Closing and (ii) use its best efforts to cause the Initial Registration Statement to be declared effective as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date (as defined in the RRA) (the “Registration Requirements”). The RRA additionally provided for liquidated damages if the Registration Requirements were not met.
On June 22, 2023, the Company and the SPA Parties entered into the first amendment to the RRA (the “RRA Amendment”), pursuant to which the Company agreed to deliver to the SPA Parties an aggregate 1,890,066 shares of Common Stock at an agreed upon price of $2.286 (the “RRA Amendment Shares”) in exchange for the waiver and release by the SPA Parties of any and all claims, remedies, causes of action and any other Initial Effectiveness Date Claims (as defined in the RRA Amendment) under any of the Transaction Documents (as defined in the RRA), including all past and

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
future claims for liquidated damages under the RRA with respect to, and any other amounts that may be payable by reason of or otherwise relating to, the Effectiveness Date (as defined in the RRA) of the Initial Registration Statement.
During the third quarter of 2023, the Company issued 1,890,066 shares of Common Stock as payment for liquidated damages and interest of $4,320,690, and the damages and interest are recorded under interest expense in the condensed consolidated statements of operations. The settlement date of the liquidated damages occurred August 3, 2023, with a closing price of $1.95, with the change in the agreed upon price of $2.286 to settlement resulting in a gain of $635,061, which is also included in interest expense in the condensed consolidated statements of operations.
Pursuant to the RRA Amendment, the Company also agreed to file a registration statement on Form S-3 (or other appropriate form) for the registration and resale of the RRA Amendment Shares by the SPA Parties and to cause such registration statement to become effective as soon as practicable thereafter in accordance with the terms of the RRA, as amended by the RRA Amendment.
On June 22, 2023, we entered into the Letter Agreements with the SPA Parties (the “Letter Agreements”), pursuant to which the SPA Parties (also being the holders of the Original SPA Warrants) agreed to amend the exercise price of the Original SPA Warrants, which, since issuance, had been exercisable to purchase an aggregate 2,922,425 shares of Common Stock, in exchange for the Company’s agreement to (i) lower the exercise price of the Original SPA Warrants to a weighted average of $3.28 per share, with multiple tranches priced between $2.04 and $4.64 per share, and (ii) upon the SPA Parties’ exercise of the Amended SPA Warrants, issue New SPA Warrants to the SPA Parties to purchase, in the aggregate, up to 2,922,425 shares of Common Stock.
The Letter Agreements will terminate in accordance with their terms on March 1, 2024 (the “Letter Agreement Termination Date”). Upon the Letter Agreement Termination Date, any Amended SPA Warrants then-outstanding will revert to having the terms associated with the Original SPA Warrants, as described herein.
During any period when we shall have failed to maintain an effective registration statement covering the shares of Common Stock issuable upon exercise of the Amended SPA Warrants, the registered holder may exercise its Amended SPA Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.
On June 23, 2023, pursuant to its Letter Agreement with the Company, ATW exercised 165,713 Amended SPA Warrants, pursuant to which 165,713 shares of Common Stock and 165,713 New SPA Warrants were issued to ATW by the Company in accordance with the terms of the Letter Agreement. The Company received proceeds of $338,055 from the warrants exercised by ATW.
On September 18, 2023, the Company entered into a convertible senior secured term loan agreement convertible at $6.00 per share. Based on the letter agreement, SPA warrants holders who exchange through March 1, 2024, the exercise price was reset from $20.00 to $6.00 a warrant pursuant to the full-ratchet provision. The exchange warrants were reset to $6.00 with a factor of 3.3333, increasing the number of warrants to 552,377.
The New SPA Warrants will be (and, with respect to those already issued, are) substantially in the form of the Amended SPA Warrants as described above except that the New SPA Warrants (i) have an exercise price of $20.00 per share (including, for purposes of clarification, full-ratchet anti-dilution on the exercise price and number of underlying shares issuable based on the aggregate exercise price using $20.00 as the base exercise price), (ii) are immediately exercisable upon issuance, and (iii) are exercisable until September 9, 2032.
If a registration statement covering the shares of Common Stock issuable upon exercise of the New SPA Warrants is not effective 60 days after March 1, 2024 (or, in the event of a “full review” by the SEC, 120 days after March 1, 2024), upon the registered holder’s election to exercise its New SPA Warrants, the registered holder may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise its New SPA Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.

On December 31, 2023, the Company and ATW Special Situations I LLC, as the purchaser, entered into a Securities Purchase Agreement (the “PIPE SPA”), pursuant to which the purchaser agreed to purchase up to an aggregate of $5,000 of the shares of common stock of the Company at a $2 per share purchase price. Based on the PIPE SPA, the exercise price of the SPA Warrants was reset from $6.00 to $2.00.

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As indicated in Note 1 above, unless context otherwise requires, the term “SPA Warrants” means (i) before the entry into the Letter Agreements, the Original SPA Warrants, and (ii) upon and following the entry into the Letter Agreements, (a) the Amended SPA Warrants, and (b) the New SPA Warrants.
The SPA Warrants, which are accounted for as liabilities in our consolidated balance sheets, were valued as of December 31, 2023, at $17,544,561 and were estimated using a Black-Scholes valuation model using the following assumptions: stock price $0.68, implied volatility of 80.3%, and remaining term of 8.75 years. Management’s future assumptions to raise enough debt capital in the near term to become cash-flow positive have eliminated reset events and have affected the valuation’s variability from the prior quarter. The change in the value of the SPA Warrants during the year ended December 31, 2023 is a gain of $11,523,323, and during the year ended December 31, 2022 was a loss of $7,528,508 and was reported with other (income) expense in our consolidated statements of operations. Due to entering into the Letter Agreements, the warrants were accounted for and treated as warrant repricing, resulting in a loss of $590,266, which was reported with other (income) expense in our condensed consolidated statements of operations. Proceeds from the exercise of SPA Warrants for the year ended December 31, 2023, were $338,055.
13. Stock-Based Compensation
On September 6, 2022, shareholders approved our 2022 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and on September 9, 2022, our board of directors ratified the Omnibus Incentive Plan. The Omnibus Incentive Plan provides for the grant of options, stock appreciation rights, RSUs, restricted stock and other stock-based awards, any of which may be performance-based, and for incentive bonuses, which may be paid in cash, Common Stock or a combination thereof. As of December 31, 2023, there were 10,525,072 shares authorized for issuance under the Omnibus Incentive Plan, and there were 7,651,662 remaining shares available for future grants.
At the Closing Date of the Business Combination, Nauticus Robotics Holdings, Inc. had 279,464 options outstanding for the purchase of its common stock (originally issued under the 2015 Plan). The outstanding options were converted into 3,970,266 options to purchase shares of our Common Stock. As of December 31, 2023, 3,011,247 of those options remained outstanding and there were no remaining shares available for future grant. Options vest assuming continuous service to the Company with 25% of the options vesting one year after grant and the balance vesting in a series of 36 successive equal monthly installments measured from the first anniversary of grant. During the vesting period, holders have no rights of a stockholder with respect to the shares of Common Stock subject to an option, and the options may not be sold, assigned, transferred, pledged, or otherwise encumbered. Unvested options are forfeited upon termination of employment.
Compensation expense for stock option grants is recognized based on the fair value at the date of grant using the Black-Scholes option pricing model.
The following inputs were used to calculate the fair value of the options as of the date of each grant:

	Years ended December 31,
	2023	2022

Expected volatility	N/A	36.7 - 36.9%

Expected term (years)	N/A	4.69 - 4.94

Risk-free interest rate	N/A	4.03% - 4.06%

Expected dividends	0.00%	0.00%
The expected volatility was calculated using the historical volatility of the Company’s publicly traded common stock. The Company used the “simplified method” for estimating the expected term of options, which is the average of the weighted-average vesting period and contractual term of the option. The risk-free rate was based on the U.S. Treasury yield

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
curve in effect at the time of grant for the expected term of the stock options. The Company assumed the expected dividends to be zero as it has never paid dividends and at the grant date of the options had no plans to do so.
Stock-based compensation expense, which relates to options originally issued under the 2015 Plan, totaled $530,019 in 2023 and $784,320 in 2022 and was recorded in general and administrative expense. As of December 31, 2023, there was $800,513 of total unrecognized compensation cost related to options to be recognized over a remaining weighted average period of 1.68 years.
The following table summarizes options outstanding, as well as activity for the period presented:

	Shares	Weighted Average Exercise Price		Aggregate Intrinsic Value

Outstanding as of December 31, 2022	3,506,184	$1.87		$6,554,541
Exercised	(227,837)	$1.85
Forfeited	(92,040)	$1.98
Expired	(175,060)	$2.18
Outstanding as of December 31, 2023	3,011,247	$1.85	$1.85	$9,717

Exercisable as of December 31, 2023	2,259,124	$1.74		$9,717
The weighted average remaining contractual term of outstanding options and exercisable options as of December 31, 2023, was 3.9 years and 3.97 years, respectively. The maximum contractual term of options is ten years.
The weighted-average grant-date fair value of options granted during the years ended December 31, 2023 and 2022 was $0 and $1.31, respectively. The total intrinsic value of all options exercised during the years ended December 31, 2023 and 2022 was $104,985 and $0, respectively.
During the year ended December 31, 2023, proceeds from option exercises under the 2015 plan were $421,175 and the tax benefit realized from those option exercises was $196,711. Realization of this amount is dependent on the generation of future taxable income.
The following tabulation summarizes certain information related to outstanding and exercisable options at December 31, 2023:

		Options Outstanding			Options Exercisable
Range of Exercise Prices		As of December 31, 2023	Weighted Average Remaining Contractual Life In Years	Weighted Average Exercise Price	As of December 31, 2023	Weighted Average Exercise Price

$0.63	$0.63	197,103	1.86	$0.63	197,103	$0.63
$0.70	$0.70	71,034	2.49	$0.70	71,034	$0.70
$1.13	$1.13	237,963	3.31	$1.13	237,963	$1.13
$1.46	$1.46	235,833	6.67	$1.46	191,613	$1.46
$1.94	$1.94	1,586,707	4.74	$1.94	1,225,479	$1.94
$2.50	$2.50	682,607	1.93	$2.50	335,932	$2.50
$0.63	$2.50	3,011,247	3.90	$1.85	2,259,124	$1.74

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Incentive Plans – The Compensation Committee and Board of Directors grant restricted units of our common stock to certain of our key executives, employees, and non-employee directors. Each Restricted Stock Unit (“RSU”) is a notional amount that represents the right to receive one share of common stock of the Company if and when the RSUs vest. RSUs were issued to the following recipients and vest as follows:
Employee RSU grants are time-based and typically vest equally over a three-year period, conditional upon continued employment.
Non-employee director RSU grants are time-based and vest fully on the earlier of the one-year anniversary of the grant date or the next Board of Directors Annual General Meeting if a grantee is not on the election ballot, conditional upon continued service as a director.
Executive RSU grants issued as executive sign-on bonuses are time-based and vest 50% on the one-year anniversary of the new hire date and 50% on the two-year anniversary of the new-hire date.
In addition, during 2022, the Compensation Committee and Board of Directors granted Performance-based Restricted Stock Units (“PRSUs”) to senior executives. Each PRSU is a notional amount that represents the right to receive one share of common stock if and when the PRSU vests. PRSU participants may earn between 0% and 150% of the PRSUs, subject to attainment of certain performance conditions which were based upon the Company’s 2022 revenues.
In April 2023, the Company’s board of directors determined that 51% of the performance target of the PRSUs was achieved and an aggregate 619,438 PRSUs were deemed earned by the members of the senior executive management team and vested/will vest 50% on December 31, 2023 and 50% on December 31, 2024, in accordance with the terms of the applicable award agreements.
The Compensation Committee has a policy that the Company will not provide U.S. federal income tax gross-up payments to any of its directors or executive officers in connection with future awards of restricted stock or stock units.
The following is a summary of our restricted and performance stock unit activity for 2023:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2022	3,134,677	$4.73
Granted	1,185,666	1.97
Vested	(501,437)	4.31
Forfeited	(1,446,933)	4.60
Outstanding as of December 31, 2023	2,371,973	$3.51
The weighted-average grant-date fair value of RSUs and PRSUs granted during the year ended December 31, 2023 and 2022 was $1.97 and $4.73, respectively. The total fair value of RSUs and PRSUs vested during the years ended December 31, 2023 and 2022 was $1,132,352 and $0.
The RSUs and PRSUs granted in 2022 and 2023 do not have voting rights or dividend rights unless the RSU or PRSU has vested and the share of common stock underlying it has been distributed to the participant.
Grants of RSUs are valued at their estimated fair values as of their respective grant dates. RSU grants in 2022 and 2023 were subject only to service and vesting conditions based on continued employment or service as a non-employee director; therefore, these grants were valued using the closing price of our stock on the Nasdaq Capital Market on the date of grant. The PRSUs granted in 2022 were subject only to performance and service conditions and did not contain a market condition. As a result, these grants were also valued using the closing price of our stock on the Nasdaq Capital Market on the date of grant.
Stock-based compensation expense attributable to PRSUs under the Omnibus Incentive Plan for the years ended December 31, 2023 and December 31, 2022 was $480,279 and $858,278, respectively and recorded in general and

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
administrative expense. Stock-based compensation expense attributable to RSUs under the Omnibus Incentive Plan for years ended December 31, 2023 and December 31, 2022, respectively, was $3,416,775 and $959,367 and recorded in general and administrative expense. As of December 31, 2023, we had $386,976 of future expense related to PRSUs and $4,384,798 of future expense related to RSUs to be recognized over a weighted-average period of 2.16 years.
Total stock-based compensation expense for the years ended December 31, 2023 and December 31, 2022, including options, PRSUs, and RSUs, totaled $4,427,073 and $2,602,175, respectively. Total related recognized tax benefit for the years ended December 31, 2023 and 2022, was $818,000 and $409,000, respectively.
14. Employee Benefit Plan
Nauticus offers a 401(k) plan which permits eligible employees to contribute portions of their compensation to an investment trust. The Company makes contributions to the plan totaling 3% of employees’ gross salaries and such contributions vest immediately. The 401(k) plan provides several investment options, for which the employee has sole investment discretion. The Company’s cost for the 401(k) plan was $342,459 and $367,796 at December 31, 2023 and 2022, respectively.
15. Related Party Transactions
PIPE Investment and Securities Purchase Agreement – Concurrent with the closing of the Business Combination, the Company received (i) $2,500,000 from related party Material Impact Fund II, L.P. (“Material Impact”) as their contribution to the PIPE Investment, (ii) $7,500,000 from related party Schlumberger Technology Corporation as their contribution to the PIPE Investment, (iii) $7,500,000 from related party Transocean Ltd. as their contribution to the PIPE Investment, (iv) $5,000,000 from related party RCB Equities #4, LLC, as their contribution to the PIPE Investment and (v) $1,836,720 from related party SLS Family Irrevocable Trust, $29,591,600 from related party ATW and $5,102,000 from related party Material Impact pursuant to the Securities Purchase Agreement.
ATW, Material Impact and SLS Family Irrevocable Trust currently hold $29,591,600, $5,102,000 and $1,836,720 respectively, of the outstanding Debentures, which bear interest at a rate of 5% per annum, payable quarterly, and mature on September 9, 2026. During the years ended December 31, 2023 and 2022, ATW Material Impact, and SLS Family Irrevocable Trust received $1,006,993 and $573,588, respectively, in interest payments on the Debentures from the Company.
Contingently Convertible Promissory Notes – As discussed in Note 5, upon consummation of the Business Combination outstanding contingently convertible promissory notes, including those held by related parties Schlumberger and Transocean Ltd., were converted into Common Stock.
Convertible Senior Secured Term Loan – The Company entered into a convertible senior secured term loan agreement with ATW Special Situations II LLC as collateral agent (in such capacity, the “Collateral Agent”) and lender, and Transocean Finance Limited, ATW Special Situations I LLC, Material Impact Fund II, L.P., and RCB Equities #1, LLC, as lenders. See “Financial Statements – Note 7 Notes Payable” for additional information.
RRA Amendment – On June 22, 2023, the Company and the SPA Parties entered into the RRA Amendment, pursuant to which, among other things, the Company agreed to issue 1,531,059, 263,976 and 95,031 RRA Amendment Shares to ATW, Material Impact and SLS Family Irrevocable Trust, respectively, in exchange for their waiver and release of any and all claims, remedies, causes of action and any other Initial Effectiveness Date Claims (as defined in the RRA Amendment) under any of the Transaction Documents (as defined in the RRA), including all past and future claims for liquidated damages under the RRA with respect to, and any other amounts that may be payable by reason of or otherwise relating to, the Effectiveness Date (as defined in the RRA) of the Initial Registration Statement. See Note 12 Warrants, for more information.
Letter Agreements – On June 22, 2023, the Company entered into Letter Agreements with ATW, Material Impact and SLS Family Irrevocable Trust, pursuant to which such, among other things, the Company agreed to (i) lower the exercise price of the Original SPA Warrants from $20.00 per share to a weighted average of $3.28 per share, with multiple tranches priced between $2.04 and $4.64 per share, and (ii) upon the exercise of Amended SPA Warrants, issue to the exercising party New SPA Warrants to purchase up to a number of shares of Common Stock equal to the number of Original SPA Warrants initially issued to such party.

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
On June 23, 2023, pursuant to its Letter Agreement with the Company, ATW exercised 165,713 Amended SPA Warrants, pursuant to which 165,713 shares of Common Stock and 165,713 New SPA Warrants were issued to ATW by the Company in accordance with the terms of the Letter Agreement. The Company received proceeds of $338,039 from the warrants exercised by ATW.
On September 18, 2023, the Company entered into a convertible senior secured term loan agreement convertible at $6.00 per share. Based on the Letter Agreement, SPA warrants holders who exchange through March 1, 2024, the exercise price was reset from $20.00 to $6.00 per warrant pursuant to the full-ratchet provision. The exchange warrants were reset to $6.00 with a factor of 3.3334, increasing the number of warrants to 552,377.
Flexible Consulting, LLC - On December 1, 2023, the Board appointed Victoria Hay as the Interim Chief Financial Officer and principal financial officer of the Company. Victoria Hay is the co-owner and President of Flexible Consulting, LLC, a financial and accounting consulting firm, with which the Company has engaged with since January 2023 to provide it with accounting and finance services relating to its quarterly reporting and mergers/acquisition activity. Flexible Consulting, LLC is considered to be a related party from December 1, 2023. The total value of services provided by Flexible Consulting, LLC to the Company from December 1, 2023 through December 31, 2023 is $65,735 and accounts payable included $95,177 due to Flexible Consulting, LLC at December 31, 2023.
Revenue and Accounts Receivable – Revenue from Transocean Ltd. for contract services totaled $500 and $224,400 for the years ended December 31, 2023 and 2022, respectively. Accounts receivable included $0 and $21,000 outstanding from Transocean Ltd. at December 31, 2023 and 2022, respectively.
16. Loss Per Share
Following is the computation of loss per basic and diluted share:

	Year Ended December 31,
	2023	2022
Numerator:
Net loss	$(50,686,601)	$(28,260,571)
Less: deemed dividend for Earnout Shares	—	(4,957,366)
Net loss attributable to common stockholders	$(50,686,601)	$(33,217,937)
Denominator:
Weighted average shares used to compute basic and diluted EPS	40,943,444	18,982,139

Basic and diluted loss per share	$(1.24)	$(1.75)

Anti-dilutive securities excluded from shares outstanding:
Stock options	3,011,247	3,506,184
Restricted and performance stock units	2,371,973	3,134,677
Warrants	43,524,241	18,722,425
Earnout shares	7,499,993	7,499,993
Convertible debt	4,971,592	2,922,425
Total	61,379,046	35,785,704
17. Fair Value Measurements
The Company measures and reports certain financial and non-financial assets and liabilities on a fair value basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels related to fair value measurements are as follows:
Level 1 –Observable inputs such as quoted prices in active markets for identical assets or liabilities.

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Level 2 –Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable or can be corroborated by observable market data.
Level 3 –Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.
The estimated fair values of accounts receivable, contract assets, accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity or time to maturity of these instruments. Notes payable with related parties may not be arms-length transactions and therefore may not reflect fair value. The estimated fair value of the Debentures approximates their carrying amount due to their recent issuance.
The Company’s non-financial assets measured at fair value on a recurring basis include SPA Warrants and Private Warrants. These are considered Level 3 measurements as they involve significant unobservable inputs. See Note 12 for more information about the valuation methodologies and assumptions.
In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial liabilities that are required to be measured at fair value on a recurring basis and the related activity for periods presented:

	Fair Value as of December 31, 2023
	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities:
Warrant liability - Public Warrants	$451,088	$451,088	$-	$-
Warrant liability - Private Warrants	380,531	-	-	380,531
Warrant liability - SPA Warrants	17,544,561	-	-	17,544,561
Total	$18,376,180	$451,088	$-	$17,925,092
The following table sets forth a summary of the changes in fair value of the Company’s financial liabilities:

Warrant Liability
Balance, December 31, 2022	$32,688,341
Loss on exchange of warrants	590,266
Change in fair value of warrant liabilities	(14,902,427)
Balance, December 31, 2023	$18,376,180

18. Subsequent Events
Second Amendment to Senior Secured Term Loan Agreement
On January 30, 2024, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment to Senior Secured Term Loan Agreement, dated as of January 30, 2024 (the “Second Amendment”), by and among the Company, the guarantors (as defined in the Second Amendment) and the required lenders (as defined in the Second Amendment), which amended that certain Senior Secured Term Loan Agreement, dated as of September 18, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2023 Term Loan Agreement”), by and among the Company, Transocean Finance Limited (“Transocean Finance”), ATW Special Situations I LLC (“ATW I”), Material Impact Fund II, L.P. (“Material Impact”), and RCB Equities #1, LLC (“RCB”), as lenders (collectively, the “Initial Lenders”), and ATW Special Situations II LLC (“ATW II”), as collateral agent (as succeeded by Acquiom Agency Services LLC, the “Collateral Agent”).

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In connection with the Second Amendment, the Company also entered into a Second Agreement Regarding Incremental Loans, dated as of January 30, 2024 (the “Second Agreement”), by and among the Company, the guarantors (as defined in the Second Agreement), and ATW II and Material Impact, as incremental lenders. The Second Agreement provides the Company with an incremental loan in the aggregate principal amount of $3,753,144 (the “January 2024 Incremental Loan”). The January 2024 Incremental Loan would be made on the same terms as the Additional Term Loans funded on the Closing Date and be deemed to be Additional Term Loans for all purposes under the 2023 Term Loan Agreement.
New Senior Secured Term Loan Agreement
On January 30, 2024, the Company also entered into a senior secured term loan agreement (the “Term Loan Agreement”) with ATW Special Situations Management LLC (“ATW Management”), as collateral agent (in such capacity, the “Collateral Agent”) and lender, and ATW Special Situations III LLC (“ATW III”), Material Impact, VHG Investments LLC (“VHG Investments”), ATW II LLC and ATW I LLC, as lenders (collectively, the “Lenders”).
The Term Loan Agreement provides the Company with an aggregate $9.55 million of secured term loans (the “Loans”). Any portion of the outstanding principal amount of the Loans is prepayable at the Company’s option pro rata to each Lender upon at least 5 days’ prior written notice to each Lender. The Term Loan Agreement also provides for up to an additional $6 million of secured term loans within 180 days of signing, $1 million of which has already been committed by ATW III or an affiliate.
The Loans bear interest at the rate of 15% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing April 1, 2024. The Loans (other than the ATW Extended Maturity Term Loan) will mature on the earliest of: (a) the third anniversary of the date of the Term Loan Agreement, (b) the maturity of the Indebtedness under that certain Senior Secured Term Loan Agreement among the Company, the lenders party thereto and Acquiom Agency Services LLC, as collateral agent, dated September 18, 2023, as amended on December 31, 2023, and as further amended on January 30, 2024 (the “2023 Term Loan Agreement”), and (c) 91 days prior to the maturity of the 5% Original Issue Discount Senior Secured Convertible Debentures, dated as of September 9, 2022 (the “Original Debentures”), issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021, as amended on January 31, 2022, and as further amended on September 9, 2022, and as further amended on January 30, 2024 (the “SPA”). The ATW Extended Maturity Term Loan will mature on the earlier of the 30th anniversary of the date of the Term Loan Agreement or such earlier date as is required or permitted to be repaid under the Term Loan Agreement.
The proceeds of the Loans are to be used by the Company solely for general administrative costs and working capital or other payments for the business operations of the Company and its subsidiaries; provided that the proceeds must be used in accordance with the initial budget of the Company produced in form and substance reasonably acceptable to the Collateral Agent. Together with the January 2024 Incremental Loan, the total gross proceeds to the Company were approximately $13.3 million.
The Term Loan Agreement contains customary negative and affirmative covenants, subject to certain exceptions, as well as events of default customary for transactions of this nature, including with respect to (subject in certain cases to cure periods, thresholds and other qualifiers, as applicable), among other things, non-payment of principal, interest and other amounts contemplated by the Obligations, material inaccuracy of representations and warranties, covenant noncompliance, cross-defaults triggered by certain indebtedness, bankruptcy and insolvency, monetary judgments, change of control, failure to comply with certain financial covenants and other fundamental transactions and failure to deliver shares of Common Stock upon conversion of the Loans in accordance with the Term Loan Agreement. Subject to certain applicable cure periods, the occurrence of an event of default will result in the acceleration of the Obligations (as defined in the Term Loan Agreement). Commencing five business days after any event of default, the interest rate on the Obligations shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. The Term Loan Agreement also provided for liquidated damages (and not as a penalty) in the event of late delivery of the conversion shares, late or failure to remove restrictive legends from the conversion shares or the delay in or reduction of Lender’s ability to sell the conversion shares due to the Company’s failure to satisfy the current public information requirement under Rule 144.

Termination of Merger Agreement with 3D at Depth

On April 4, 2024, the Company and 3D at Depth, Inc. mutually agreed to terminate the Agreement and Plan of Merger, dated October 2, 2023, by and among the Company, 3D Merger Sub, Inc., and 3D at Depth, Inc., which was previously

NAUTICUS ROBOTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
disclosed on the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2023. Pursuant to the Agreement and Plan of Merger, 3D Merger Sub, Inc. would have merged with and into 3D at Depth, Inc., with 3D at Depth, Inc. surviving the merger as a wholly owned subsidiary of the Company. Under the terminated Agreement and Plan of Merger, the “base equity value” at signing was $34 million. The consideration in the transaction would have been shares of the Company’s common stock.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 9A. Controls and Procedures
Evaluation of disclosure controls and procedures. Our management, with the participation and supervision of our Chief Executive Officer and our Interim Chief Financial Officer, have evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Annual Report on Form 10-K. Our disclosure controls and procedures are designed to ensure that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Interim Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, our Chief Executive Officer and our Interim Chief Financial Officer concluded that, as of December 31, 2023, our disclosure controls and procedures were not effective because of a material weakness in our internal control over financial reporting described below.
We note that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving the stated goals under all potential future conditions.
Management’s Annual Report on Internal Control over Financial Reporting
Management is responsible for establishing and maintaining adequate internal control over financial reporting at the Company. The Company’s internal control over financial reporting is a process designed under the supervision of the Chief Executive Officer and Interim Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:
•Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and
•Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
With the participation of the Chief Executive Officer and the Interim Chief Financial Officer, management conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2023, based on the framework and criteria established in Internal Control – Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
Because of the previously disclosed material weakness in our internal control over financial reporting discussed below, our Chief Executive Officer and Interim Chief Financial Officer concluded that, as of December 31, 2023, our internal control over financial reporting was not effective, and the previously reported material weakness was not considered remediated. In light of previously reported material weaknesses, our management, including our Chief Executive Officer and Interim Chief Financial Officer, has performed additional analyses, reconciliations, and other post-closing procedures and has concluded that the consolidated financial statements for the periods covered by and included in this Annual Report on Form 10-K fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with GAAP.

Previously identified material weakness. In 2021, we identified a material weakness in our internal control over financial reporting, as defined in the standards established by the Sarbanes-Oxley Act of 2002. This material weakness related to a lack of qualified accounting and financial reporting personnel with an appropriate level of experience and inadequate procedures for the accounting close process including obtaining information supporting significant accounting estimates and judgments affecting the financial statements on a timely basis. As a result, our management concluded that a material weakness existed in our internal control over financial reporting.
Through the year ended December 31, 2022 and 2023, we continued to implement remediation initiatives in response to the previously identified material weakness, including, but not limited to, hiring additional experienced accounting and financial reporting personnel in the late 2022 and modifying a new Enterprise Resource (ERP) System which will assist in the automation of processes, including standardizing workflows, enhancing segregation of duties, and ensuring compliance with policies. As a result of the significant turnover of key finance personnel at the end of 2023 we have concluded there was a gap in the implementation of the above remediation initiatives with certain tasks that would have to be completed to remediate the material weakness not being handed over to the new personnel. Our remediation activities are ongoing and are subject to continued management review supported by ongoing design and testing of our framework of internal controls over financial reporting.
Remediation Plan. In order to remediate the material weakness, the Company plans to formally document the system controls that we have in place, including user access reviews and a formally documented segregation of duties that includes formal system-based roles. In addition, there is a plan, which is expected to be completed prior to the end of the second quarter of 2024, that will ensure that all internal controls are fully documented with a testing plan that will be reviewed and signed off quarterly. We will not consider the material weakness remediated until our enhanced control is operational for a sufficient period of time and tested, enabling management to conclude that the enhanced controls are operating effectively.
Previously Identified Material Weakness as of September 2022. We identified a material weakness in controls over the accounting for complex warrant issuances and the classification of these issued warrants. This material weakness resulted in the failure to prevent material errors in accounting for the warrants as equity classification when the warrants should have been classified as liabilities, and marked to market each reporting period, resulting in restatement of our financial statements for the nine months ended September 30, 2022. Our remediation plan included enhancing our contract review process, particularly in the context of complex agreements and transactions, as well as internal communications in connection therewith, in addition to continuing our engagement of third-party specialists to assist with accounting, valuation, and financial reporting functions in relation to significant contracts, agreements and complex transactions. This material weakness has since been remediated.
Changes in internal control over financial reporting. During the fiscal quarter ended December 31, 2023, there were no other changes in our internal control over financial reporting identified in connection with the evaluation required by Rules 13a-15(d) and 15d-15(d) of the Exchange Act that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
Inherent limitation on the effectiveness of internal control. The effectiveness of any system of internal control over financial reporting, including ours, is subject to inherent limitations, including the exercise of judgment in designing, implementing, operating, and evaluating the controls and procedures, and the inability to eliminate misconduct completely. Accordingly, in designing and evaluating the disclosure controls and procedures, management recognizes that any system of internal control over financial reporting, including ours, no matter how well designed and operated, can only provide reasonable, not absolute assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs. Moreover, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. We intend to continue to monitor and upgrade our internal controls as necessary or appropriate for our business but cannot assure you that such improvements will be sufficient to provide us with effective internal control over financial reporting.
Item 9B. Other Information
Trading Plans

During the three months ended December 31, 2023, no director or Section 16 officer of the Company adopted or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.
Termination of Merger Agreement with 3D at Depth
On April 4, 2024, the Company and 3D at Depth, Inc. mutually agreed to terminate the Agreement and plan of Merger dated October 2, 2023 that was previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2023.
Item 9C. Disclosures Regarding Foreign Jurisdiction that Prevent Inspections
None.

PART III
Item 10. Directors, Executive Officers and Corporate Governance
The information required by this Item is incorporated herein by reference to our Proxy Statement for the 2024 Annual Meeting of Stockholders, which is expected to be filed with the SEC within 120 days after the close of our fiscal year.
Item 11. Executive Compensation
The information required by this Item is incorporated herein by reference to our Proxy Statement for the 2024 Annual Meeting of Stockholders, which is expected to be filed with the SEC within 120 days after the close of our fiscal year.
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The information required by this Item is incorporated herein by reference to our Proxy Statement for the 2024 Annual Meeting of Stockholders, which is expected to be filed with the SEC within 120 days after the close of our fiscal year.
Item 13. Certain Relationships and Related Transactions and Director Independence
The information required by this Item is incorporated herein by reference to our Proxy Statement for the 2024 Annual Meeting of Stockholders, which is expected to be filed with the SEC within 120 days after the close of our fiscal year.
Item 14. Principal Accountant Fees and Services
The information required by this Item is incorporated herein by reference to our Proxy Statement for the 2024 Annual Meeting of Stockholders, which is expected to be filed with the SEC within 120 days after the close of our fiscal year.
Item 15. Exhibits and Financial Statement Schedules
(a)The following documents are filed as part of this report:
(1)All financial statements:
(2)Financial statement schedules
Not Applicable

(3)Exhibits required by Item 601 of Regulation S-K:

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1	Merger Agreement dated as of December 16, 2021, by and among CleanTech Acquisition Corp., CleanTech Merger Sub, Inc., Nauticus Robotics, Inc., and Nicolaus Radford, as amended on January 30, 2021.	Form 8-K	001-40611	2.1	December 17, 2021
2.1.1	Amendment No. 1 to Underwriting Agreement dated January 27, 2023	Form 8-K	001-40611	2.1	June 6, 2022
3.1	Second Amended and Restated Certificate of Nauticus Robotics, Inc.	Form 8-K	001-40611	3.5	September 15, 2022
3.2	Amended and Restated Bylaws of Nauticus Robotics, Inc.	Form 8-K	001-40611	3.1	May 15, 2023
4.1	Specimen Unit Certificate of CleanTech Acquisition Corp.	Form S-1/A	333-256578	4.1	July 6, 2021
4.2	Specimen Common Stock Certificate of CleanTech Acquisition Corp.	Form S-1/A	333-256578	4.2	July 6, 2021
4.3	Specimen Warrant Certificate of CleanTech Acquisition Corp.	Form S-1/A	333-256578	4.3	July 6, 2021
4.4	Warrant Agreement, dated July 14, 2021, by and between Continental Stock Transfer & Trust Company and CleanTech Acquisition Corp.	Form 8-K	001-40611	4.1	July 21, 2021
4.5	Rights Agreement, dated July 14, 2021, by and between Continental Stock Transfer & Trust Company and CleanTech Acquisition Corp.	Form 8-K	001-40611	4.2	July 21, 2021
4.6	Form of 5% Original Issue Discount Senior Secured DEBENTURE to be issued pursuant to the Securities Purchase Agreement dated December 16, 2021	Form S-4 Am. No. 4	333-262431	4.6	June 16, 2022
4.7	Form of Warrants to be issued pursuant to the Securities Purchase Agreement dated December 16, 2021	Form S-4 Am. No. 4	333-262431	4.7	June 16, 2022
4.8†	Description of Registrant’s Securities
10.1	Letter Agreement, dated July 14, 2021, by CleanTech Acquisition Corp.’s officers and directors.	Form 8-K	001-40611	10.1	July 21, 2021
10.2	Letter Agreement, dated July 14, 2021, by CleanTech Sponsor, LLC and CleanTech Investments, LLC.	Form 8-K	001-40611	10.2	July 21, 2021
10.3	Investment Management Trust Agreement, dated July 14, 2021, by and between Continental Stock Transfer & Trust Company and CleanTech Acquisition Corp.	Form 8-K	001-40611	10.3	July 21, 2021
10.3.1	Amendment to the Investment Management Trust Agreement, dated July 19, 2022, by and between Continental Stock Transfer & Trust Company and CleanTech Acquisition Corp.	Form 8-K	001-40611	1.1	July 19, 2022
10.4	Escrow Agreement, dated July 14, 2021, by and among CleanTech Acquisition Corp., Continental Stock Transfer & Trust Company and each of the initial stockholders.	Form 8-K	001-40611	10.4	July 21, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.5	Registration Rights Agreement, dated July 14, 2021, by and among CleanTech Acquisition Corp., and the initial stockholders.	Form 8-K	001-40611	10.5	July 21, 2021
10.6	Indemnity Agreements dated July 14, 2021 by and between CleanTech Acquisition Corp. and its directors and officers.	Form 8-K	001-40611	10.6	July 21, 2021
10.7	Subscription Agreement, dated July 14, 2021, by and between CleanTech Acquisition Corp., CleanTech Sponsor, LLC and CleanTech Investments, LLC.	Form 8-K	001-40611	10.7	July 21, 2021
10.8	Business Combination Marketing Agreement, dated July 14, 2021, by and between CleanTech Acquisition Corp. and Chardan Capital Markets, LLC.	Form 8-K	001-40611	10.8	July 21, 2021
10.9	Administrative Services Agreement, dated July 14, 2021, by and between CleanTech Acquisition Corp. and Chardan Capital Markets, LLC.	Form 8-K	001-40611	10.9	July 21, 2021
10.10	Financial Advisory Agreement by and between CleanTech Acquisition Corp. and Chardan Capital Markets, LLC dated December 14, 2021.	Form S-4 Am. No. 1	333-262431	10.10	March 31, 2022
10.11	Support Agreement by and among CleanTech Acquisition Corp., CleanTech Sponsor I LLC, CleanTech Investments, LLC and Nauticus Robotics, Inc.	Form 8-K	001-40611	10.1	December 17, 2021
10.12	Support Agreement by and among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and certain shareholders of Nauticus Robotics, Inc.	Form 8-K	001-40611	10.2	December 17, 2021
10.13	Form of Subscription Agreement for certain investors	Form 8-K	001-40611	10.3	December 17, 2021
10.14	Securities Purchase Agreement by and among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and certain investors named therein.	Form 8-K	001-40611	10.4	December 17, 2021
10.14.1	Agreement among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and ATW Partners Opportunities Management, LLC dated January 31, 2022	Form S-4 Am. No. 1	333-262431	10.14.1	March 31, 2022
10.14.2	Letter Agreement between ATW Special Situations I LLC and Material Impact Fund II, L.P. dated December 15, 2021	Form S-4 Am. No. 3	333-262431	10.14.2	May 23, 2022
10.14.3	Letter Agreement between ATW Special Situations I and The 2022 SLS Family Irrevocable Trust dated September 9, 2022	Form 8-K	001-40611	10.14.3	September 15, 2022
10.15	Form of Nauticus Robotics, Inc. Stockholder Lock-up Agreement (included as Exhibit H-1 to Exhibit 2.1 hereto)	Form 8-K	001-40611	10.5	December 17, 2021
10.16	Form of Lock-up Agreement for certain holders of Nauticus Robotics, Inc. (f/k/a CleanTech Acquisition Corp.) (included as Exhibit H-2 to the Exhibit 2.1 hereto)	Form 8-K	001-40611	10.6	December 17, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.17	Form of Amended and Restated Registration Rights Agreement by and among CleanTech Acquisition Corp., Nauticus and certain stockholders.	Form 8-K	001-40611	10.7	December 17, 2021
10.18	Form of Director Nomination Agreement.	Form 8-K	001-40611	10.8	December 17, 2021
10.19	Director Designation Agreement	Form 8-K	001-40611	10.9	December 17, 2021
10.20	Battery Supplier Agreement, dated as of January 18, 2021.	Form S-4 Am. No. 4	333-262431	10.20	June 16, 2022
10.21	Fabrication Agreement, dated as of January 17, 2022.	Form S-4 Am. No. 4	333-262431	10.21	June 16, 2022
10.22	Construction Agreement, dated as of February 14, 2022.	Form S-4 Am. No. 4	333-262431	10.22	June 16, 2022
10.23	Commercial Proposal, dated as of December 6, 2021.	Form S-4 Am. No. 4	333-262431	10.23	June 16, 2022
10.24	Defense Innovation Unit Agreement, dated as of August 10, 2021.	Form S-4 Am. No. 4	333-262431	10.24	June 16, 2022
10.25	Subcontract Agreement, dated as of August 10, 2021.	Form S-4 Am. No. 4	333-262431	10.25	June 16, 2022
10.26	Amended and Restated Financial Advisory Agreement by and between Nauticus Robotics, Inc. and Coastal Equities, Inc. dated April 25, 2022	Form S-4 Am. No. 2	333-262431	10.27	April 27, 2022
10.27	Financial Advisory Agreement by and between CleanTech Acquisition Corp. and Roth Capital Partners, LLC dated February 11, 2022	Form S-4 Am. No. 3	333-262431	10.28	May 23, 2022
10.28	Financial Advisory Agreement by and among CleanTech Acquisition Corp., Nauticus Robotics, Inc. and Lake Street Capital Markets dated February 28, 2022	Form S-4 Am. No. 3	333-262431	10.29	May 23, 2022
10.29	Kongsberg Maritime AS Agreement, dated March 21, 2022	Form S-4 Am. No. 4	333-262431	10.30	June 16, 2022
10.30	Collaboration Agreement, dated as of December 4, 2020	Form S-4 Am. No. 4	333-262431	10.31	June 16, 2022
10.31	Memorandum of Understanding, effective as of April 21, 2022	Form S-4 Am. No. 3	333-262431	10.32	May 23, 2022
10.32++	2022 Nauticus Robotics, Inc. Omnibus Incentive Plan.	Form 8-K	001-40611	10.9	September 15, 2022
10.33+**	Agreement by and between Nauticus Robotics Brazil Ltda. and Petróleo Brasileiro S.A. entered into on May 23, 2023.	Form 8-k	001-40611	10.1	May 30, 2023
10.34	Form of Letter Agreements.	Form 8-K	001-40611	10.1	June 23, 2023
10.35	First Amendment to Registration Rights Agreement, dated as of June 22, 2023.	Form 8-K	001-40611	10.2	June 23, 2023
10.36+	Senior Secured Term Loan Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., ATW Special Situations II LLC, as collateral agent and lender, and the lenders party thereto.	Form 8-K	001-40611	10.1	September 21, 2023

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.37+	Pledge and Security Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., ATW Special Situations II LLC, as collateral agent.	Form 8-K	001-40611	10.2	September 21, 2023
10.38	Intellectual Property Security Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc. and ATW Special Situations II LLC, as collateral agent.	Form 8-K	001-40611	10.3	September 21, 2023
10.39	Subsidiary Guarantee, dated as of September 18, 2023, by Nauticus Robotics Holdings, Inc. and acknowledged and agreed to by Nauticus Robotics, Inc.	Form 8-K	001-40611	10.4	September 21, 2023
10.40	Intercreditor Agreement, dated as of September 18, 2023, by and between ATW Special Situations II LLC, as first lien collateral agent, and ATW Special Situations I LLC, as second lien collateral agent, and acknowledged and agreed by Nauticus Robotics, Inc. and Nauticus Robotics Holdings, Inc.	Form 8-K	001-40611	10.5	September 21, 2023
10.41+	Amendment to Securities Purchase Agreement, Senior Secured Convertible Debentures and Pledge and Security Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc. and ATW Special Situations I LLC, as agent and the Required Creditors.	Form 8-K	001-40611	10.6	September 21, 2023
10.42+	Pledge and Security Agreement, dated as of September 9, 2022, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc. and ATW Special Situations I LLC, as agent and creditor, and the other creditors party thereto.	Form 8-K	001-40611	10.7	September 21, 2023
10.43++	Offer Letter, dated September 27, 2023	Form 8-K	001-40611	10.1	October 2, 2023
10.44+	Agreement and Plan of Merger, dated as of October 2, 2023, by and among Nauticus Robotics, Inc., 3D Merger Sub, Inc. and 3D at Depth, Inc.	Form 8-K	001-40611	2.1	October 6, 2023
10.45+	Company Stockholder Support Agreement, dated as of October 2, 2023	Form 8-K	001-40611	10.1	October 6, 2023
10.46	Form of Lock-Up Agreement (large stockholders of 3DAD Form A)	Form 8-K	001-40611	10.2	October 6, 2023
10.47	Form of Lock-Up Agreement (large stockholders of 3DAD Form B)	Form 8-K	001-40611	10.3	October 6, 2023
10.48	Form of Lock-Up Agreement (minority stockholders of 3DAD) (included as Exhibit F to Exhibit 2.1)	Form 8-K	001-40611	10.4	October 6, 2023
10.49	Director Designation Letter Agreement, dated as of October 2, 2023, by and between Nauticus Robotics, Inc. and Schlumberger Technology Corporation	Form 8-K	001-40611	10.5	October 6, 2023
10.50	First Amendment to Senior Secured Term Loan Agreement dated December 31, 2023	Form 8-K	001-40611	10.1	January 5, 2024
10.51	Securities Purchase Agreement dated December 31, 2023	Form 8-K	001-40611	10.2	January 5, 2024
10.52	Nauticus Second Lien Restructuring Agreement dated December 31, 2023	Form 8-K	001-40611	10.3	January 5, 2024

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.53+	Senior Secured Term Loan Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., ATW Special Situations Management LLC, as collateral agent and lender, and the lenders party thereto	Form 8-K	001-40611	10.1	February 5, 2024
10.54+	Pledge and Security Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and ATW Special Situations Management LLC, as collateral agent	Form 8-K	001-40611	10.2	February 5, 2024
10.55+	Intellectual Property Security Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and ATW Special Situations Management LLC, as collateral agent	Form 8-K	001-40611	10.3	February 5, 2024
10.56	Subsidiary Guarantee, dated as of January 30, 2024, by Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, and Nauticus Robotics USA LLC, and acknowledged and agreed to by Nauticus Robotics, Inc.	Form 8-K	001-40611	10.4	February 5, 2024
10.57	Pari Passu Intercreditor Agreement, dated as of January 30, 2024, by and among ATW Special Situations Management LLC, as collateral agent for the lenders under the Term Loan Agreement, Acquiom Agency Services LLC, as collateral agent for the lenders under the 2023 Term Loan Agreement, and Nauticus Robotics, Inc., and Nauticus Robotics Holdings, Inc., as grantors	Form 8-K	001-40611	10.5	February 5, 2024
10.58	Intercreditor Agreement, dated as of January 30, 2024, by and between ATW Special Situations Management LLC, as 2024 first lien collateral agent, ATW Special situations I LLC, as second lien collateral agent, and acknowledged by Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC	Form 8-K	001-40611	10.6	February 5, 2024
10.59	Second Amendment to Senior Secured Term Loan Agreement, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, ATW Special Situations II LLC, ATW Special Situations I LLC, and Material Impact Fund II, L.P.	Form 8-K	001-40611	10.7	February 5, 2024
10.60+	Second Agreement Regarding Incremental Loans, dated as of January 30, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, ATW Special Situations II LLC, and Material Impact Fund II, L.P.	Form 8-K	001-40611	10.8	February 5, 2024
10.61	Form of Amendment and Exchange Agreement	Form 8-K	001-40611	10.9	February 5, 2024
10.62	Form of Original Issue Discount Exchanged Senior Secured Convertible Debenture Due September 9, 2026	Form 8-K	001-40611	10.10	February 5, 2024

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.63	Nauticus Second Lien Restructuring Agreement, entered into as of January 31, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and SLS Family Irrevocable Trust	Form 8-K	001-40611	10.11	February 5, 2024
10.64	Nauticus Second Lien Restructuring Agreement, entered into as of January 31, 2024, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., NautiWorks LLC, Nauticus Robotics Fleet LLC, Nauticus Robotics USA LLC, and Material Impact Fund II, L.P.	Form 8-K	001-40611	10.12	February 5, 2024
10.65++	Employment Agreement dated February 21, 2024 between John W. Gibson Jr. and Nauticus Robotics, Inc.	Form 8-K	001-40611	10.1	February 22, 2024
14.1	Code of Business Conduct and Ethics of Nauticus Robotics, Inc.	Form 8-K	001-40611	14.1	September 15, 2022
16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission	Form 8-K	001-40611	16.1	September 15, 2022
21.1†	List of Subsidiaries.
23.1†	Consent of Independent Registered Public Accounting Firm
31.1†	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2†	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.
32.2*	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.
97.1†	Nauticus Robotics, Inc. Clawback Policy
101.INS†	Inline XBRL Instance Document.
101.CAL†	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH†	Inline XBRL Taxonomy Extension Schema Document.
101.DEF†	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB†	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE†	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104 †	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

†Filed herewith
*This certification is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
**Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.
+Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
++Management contract, compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 9, 2024	/s/ John W. Gibson, Jr.
John W. Gibson, Jr.
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

April 9, 2024	/s/ John W. Gibson, Jr.
John W. Gibson Jr.
Chief Executive Officer and President, and Director
(Principal Executive Officer)

April 9, 2024	/s/ Victoria Hay
Victoria Hay
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

April 9, 2024	/s/ Lisa J. Porter
Lisa J. Porter
Chairman of the Board

April 9, 2024	/s/ Jim Bellingham
Jim Bellingham
Director

April 9, 2024	/s/ Joseph W. Dyer
Joseph W. Dyer
Director

April 9, 2024	/s/ William H. Flores
William H. Flores
Director

April 9, 2024	/s/ Adam Sharkawy
Adam Sharkawy
Director

April 9, 2024	/s/ Eli Spiro
Eli Spiro
Director

Exhibit 4.8

DESCRIPTION OF REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
DESCRIPTION OF CAPITAL STOCK

The following summary sets forth the material terms of our securities. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Charter and the amended and restated bylaws, of which a copy of each is filed as an exhibit to the Annual Report on Form 10-K of which this description forms a part. We urge you to read the Charter and our amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 635,000,000 total shares, consisting of (a) 625,000,000 shares of Common Stock, and (b) 10,000,000 shares of preferred stock. 50,035,824 shares of Common Stock were issued and outstanding as of December 31, 2023. No shares of preferred stock are outstanding as of the date of this Annual Report on Form 10-K.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of the Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding series of our preferred stock, the holders of the Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by our board of directors in accordance with applicable law. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Liquidation

Subject to the rights and preferences of any holders of any shares of any outstanding series of our preferred stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to our stockholders shall be distributed among the holders of the then outstanding the Common Stock pro rata in accordance with the number of shares of the Common Stock held by each such holder.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter and the amended and restated bylaws (the “Bylaws”) limit the liability of our directors and provide for the indemnification of our current and former officers and directors, in each case, to the fullest extent permitted by Delaware law.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter and Bylaws. The Charter and Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions.

In connection with the Closing, CleanTech purchased a tail policy with respect to liability coverage for the benefit of former CleanTech officers and directors. We will maintain such tail policy for a period of no less than six (6) years following the Closing.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Certain Anti-Takeover Provisions of Delaware Law; Charter and Bylaws

The Charter and Bylaws contain, and the General Corporate Law of the State of Delaware (“DGCL”) contains, provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the Board’s ability to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Delaware Law

We are governed by the provisions of Section 203 of the DGCL. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of the Company not approved in advance by the Board.

Special Meetings

The Charter provides that special meetings of the stockholders may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Advance Notice of Director Nominations and New Business

The Bylaws state that in order for a stockholder to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the secretary at the principal executive offices of Nauticus within the time periods set forth in the Bylaws. Such notice must contain, among other things, certain information about the stockholder giving the notice (and the beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business. Stockholder proposals of business other than director nominations cannot be submitted in connection with special meetings of stockholders.

The Bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Supermajority Voting for Amendments to Our Governing Documents

Certain amendments to the Charter require the affirmative vote of at least 66⅔% of the voting power of all shares of our Common Stock then outstanding. The Charter provides that the Board is expressly authorized to adopt, amend or repeal the Bylaws and that our stockholders may amend certain provision of the Bylaws only with the approval of at least 66⅔% of the voting power of all shares of our Common Stock then outstanding. These provisions make it more difficult for stockholders to change the Charter or Bylaws and may, therefore, defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to amend the Charter or Bylaws or otherwise attempting to influence or obtain control of the Company.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. The Charter does not provide for cumulative voting. The prohibition on cumulative voting has the effect of making it more difficult for stockholders to change the composition of the Board.

Classified Board of Directors

The Charter provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. The terms of Class I, Class II and Class III directors end at our 2026, 2024 and 2025 annual meetings of stockholders, respectively. Directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board and require a longer time period to do so. The Charter provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more meetings of stockholders at which directors are elected.

Removal of Directors; Vacancies

The Charter and Bylaws provide that, so long as the Board is classified, directors may be removed only for cause and only upon the affirmative vote of holders of at least 66⅔% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Therefore, because stockholders cannot call a special meeting of stockholders, as discussed above, stockholders may only submit a stockholder proposal for the purpose of removing a director at an annual meeting. The Charter and Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office or by a sole remaining director. Therefore, while stockholders may remove a director, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such removal.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. The Charter and Bylaws preclude stockholder action by written consent. This prohibition, combined with the fact stockholders cannot call a special meeting, as discussed above, means that stockholders are limited in the manner in which they can bring proposals and nominations for stockholder consideration, making it more difficult to effect change in our governing documents and the Board.

Warrants

As of the date of this Annual Report on Form 10-K, 8,625,000 Public Warrants are outstanding. Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the completion of the Business Combination. However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to an available exemption from exemption under the Securities Act. The Public Warrants will expire on the fifth anniversary of our completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants, as well as any warrants underlying the additional Units we issued to officers, directors or their affiliates in payment of working capital loans made to us, are identical in all material respects to the Public Warrants underlying the public Units except that (i) each Private Warrant is exercisable for one share of Common Stock at an exercise price of $11.50 per share, and (ii) such Private Warrants will be exercisable for cash (even if a registration statement covering the shares of Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The Private Warrants purchased by CleanTech Investments will not be exercisable more than five years from July 14, 2021, in accordance with FINRA Rule 5110(g)(8), as long as Chardan Capital Markets, LLC or any of its related persons beneficially own these private warrants.

Concurrent with the Closing and pursuant to the Securities Purchase Agreement, Nauticus issued 2,922,425 warrants to certain investors (the “SPA Warrants”) which was later increased to 15,800,000 pursuant to the provisions of the SPA Warrants and subsequent transactions entered into by Nauticus and the holders thereof. The SPA Warrants are immediately exercisable upon issuance and entitle the registered holder to purchase one share of Common Stock at a price of $0.0001. If a registration statement covering the shares of Common Stock issuable upon exercise of the SPA Warrants is not effective upon the registered holder’s election to exercise their SPA Warrants, the registered holder may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise their SPA Warrants on a cashless basis pursuant to an available exemption from exemption under the Securities Act. The SPA Warrants will expire ten years after their initial issuance date, or earlier upon redemption or liquidation.

Redemption

We may call the outstanding Public Warrants for redemption (excluding the Private Warrants and SPA Warrants but including any warrants already issued upon exercise of the unit purchase option), in whole and not in part, at a price of $0.01 per warrant:

•at any time after the Public Warrants become exercisable,

•upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $16.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants, however, such redemption may occur at a time when the redeemable warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our Common Stock had your Warrants remained outstanding. Historical trading prices for our Common Stock have not exceeded the $16.50 per share threshold at which the Public Warrants would become redeemable. However, this could occur in connection with or after the closing of the Business Combination.

In the event we determined to redeem our Public Warrants, holders of redeemable Public Warrants will be notified of such redemption as described in our warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, dated July 14, 2021 (the “Warrant Agreement”). Specifically, in the event that we elect to redeem all of the redeemable Warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the redeemable Warrants to be redeemed at their last addresses as they appear on the Warrant Register. Any notice mailed in the manner provided in the Warrant Agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable Warrants will be notified of such redemption via posting of the redemption notice to DTC.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Stock to be issued and thereby lessen the dilutive effect of a warrant redemption.

We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after the Business Combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the Private Warrants and their permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The Warrants were issued in registered form under the Warrant Agreement which provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. In addition, if we issue additional shares of Common Stock or equity- linked securities for capital raising purposes in connection with the closing of the Business Combination at a newly issued price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares or private warrants held by them, as applicable, prior to such issuance), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the $16.50 per share redemption trigger price described below under will be adjusted (to the nearest cent) to be equal to 165% of the market value (the volume weighted average trading price of the Common Stock during the 20 trading day period starting on the trading day prior to the consummation of the Business Combination).

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash, and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants, and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the Warrants may have no value, the market for the Warrants may be limited, and the Warrants may expire worthless.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify) of Common Stock outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the

Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Contractual Arrangements with respect to the Certain Warrants

We have agreed that so long as the Private Warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, and we will allow the holders to exercise such warrants on a cashless basis. However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the private warrants were issued in a private transaction, the holders and their transferees are allowed to exercise the private warrants for cash even if a registration statement covering the shares of Common Stock issuable upon exercise of such Warrants is not effective and receive unregistered shares of Common Stock.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing of Securities

Our Common Stock and Warrants are listed on Nasdaq under the symbols “KITT” and “KITTW”.

Exhibit 21.1

List of Subsidiaries of CleanTech Acquisition Corp.

Name of Subsidiary	Jurisdiction of Organization
CleanTech Merger Sub, Inc.	Texas

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos 333-267375 and 333-273752 ), Form S-3 (File No 333-277034), Form S-4 (File No 333-262431) and Form S-8 (File No 333-269349) of Nauticus Robotics, Inc. and subsidiary of our report dated April 9, 2024, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Nauticus Robotics, Inc. and subsidiary for the year ended December 31, 2023.

/s/ Whitley Penn LLP

Houston, Texas

April 9, 2024

Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, John W. Gibson, Jr., certify that:
1.I have reviewed this annual report on Form 10-K of Nauticus Robotics, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

April 9, 2024	/s/ John W. Gibson, Jr.
Chief Executive Officer

Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, Victoria Hay, certify that:
1.I have reviewed this annual report on Form 10-K of Nauticus Robotics, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

April 9, 2024	/s/ Victoria Hay
Interim Chief Financial Officer

Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002
Solely for the purposes of complying with 18 U.S.C. s.1350 as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002, I, the undersigned Chief Executive Officer of Nauticus Robotics, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 9, 2024	/s/ John W. Gibson, Jr.
Chief Executive Officer

Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002
Solely for the purposes of complying with 18 U.S.C. s.1350 as adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002, I, the undersigned Chief Financial Officer of Nauticus Robotics, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 9, 2024	/s/ Victoria Hay
Interim Chief Financial Officer

Exhibit 97.1

Nauticus Robotics, Inc.
Dodd-Frank Restatement Recoupment Policy (Adopted and Approved on November 7, 2023)

1.Introduction

The Board of Directors (the “Board”) of Nauticus Robotics, Inc. (the “Company”) has determined that it is in the best interests of the Company to adopt this policy providing for the recoupment by the Company of certain Incentive-Based Compensation paid to Executives Officers in the case of a Restatement (the “Policy”). Capitalized terms used in the Policy that are not otherwise defined shall have the meanings set forth in Section 2 of the Policy.

2.Definitions
For purposes of this Policy, the following terms shall have the meanings set forth below: “Committee” means the Compensation Committee of the Board.
“Erroneously Awarded Compensation” means the amount of Incentive-Based Compensation Received by an Executive Officer on or after October 2, 2023, that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had it been determined based on the restated amounts resulting from a Restatement and must be computed without regard to any taxes paid. For Incentive- Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Restatement: (a) the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received; and (b) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the Nasdaq Stock Market. For the avoidance of doubt “Erroneously Awarded Compensation” does not include any Incentive-Based Compensation Received by a person (x) before such person began service in a position or capacity meeting the definition of an Executive Officer, (y) who did not serve as an Executive Officer at any time during the performance period for that Incentive-Based Compensation, or (z) during any period the Company did not have a class of its securities listed on a national securities exchange or a national securities association.

“Executive Officer” means any person who is currently, or within the Relevant Period was, the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a significant policy-making function, or any other person who performs similar significant policy-making functions for the Company, including Executive Officers of the Company’s subsidiaries if they perform such policy making functions for the Company, and shall include each Named Executive Officer as determined under Section 402(a)(3) of Regulation S-K.

“Financial Reporting Measures” mean those measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission.

“Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

“Non-Employee Board” means the members of the Board who are not employed by the Company or any affiliate thereof.
“Received” Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.
“Recoupment Rules” means Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 under the Securities Exchange Act of 1934 and Rule 5608 of the Nasdaq Stock Market.

“Relevant Period” means the three completed fiscal years of the Company immediately preceding the earlier of (a) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement, or (b) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. The “Relevant Period” also includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following the three completed fiscal years identified in the preceding sentence (except that a transition period that comprises a period of at least nine months shall count as a completed fiscal year).

“Restatement” means an accounting restatement required to be prepared by the Company due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

3.Administration of this Policy

This Policy shall be administered by the Committee. The Committee shall have full power and authority to construe and interpret this Policy, and to recommend to the Non- Employee Board its determinations as to whether recoupment is required under the Policy, the amount of Incentive-Based Compensation to recoup from an Executive Officer and whether any other action should be taken pursuant to Section 5 of the Policy. Upon the approval of the Committee’s recommendations by a majority of the members of the Non-Employee Board (even if less than a quorum), the final decision shall be binding and conclusive on all parties.

4.Recoupment of Incentive Compensation

In the event that the Company is required to prepare a Restatement, except as otherwise provided below, the Company must recover, reasonably promptly, all Erroneously Awarded Compensation from Executive Officers. The Company’s obligation to recover Erroneously Awarded Compensation is not dependent on if or when restated financial statements are filed. Notwithstanding the foregoing, if the Company is required to prepare a Restatement, the Company will not be required to recover the Erroneously Awarded Compensation Received by an Executive Officer if a majority of the members of the Non- Employee Board has made a determination that recovery would be impracticable and one of the following conditions is met:

a.the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered and the Company (i) has made a reasonable attempt to recover the Erroneously Awarded Compensation, (ii) has documented such reasonable attempt(s) to recover, and (iii) has provided such documentation to the Nasdaq Stock Market;

b.the recovery would violate the home country law of the jurisdiction of incorporation of the Company where that law was adopted prior to November 28, 2022, and the Company provides the Nasdaq Stock Market with an opinion of home country counsel, acceptable to such listing exchange, that recovery would result in such a violation; or

c.the recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.

The Committee can recommend to the Non-Employee Board any method of recovering Erroneously Awarded Compensation under this Policy, in its sole discretion, which may include, without limitation, that the Non-Employee Board recoup from the Executive Officer all or a portion of the following in order to satisfy the Executive Officer’s recoupment obligation:

Cash Incentive Plan: The Committee can recommend that the Non-Employee Board (i) cancel and forfeit the Executive Officer’s annual or other cash incentive opportunity for the then current plan year, and/or (ii) require repayment of any annual or other cash incentive awards previously paid for prior years within the Relevant Period.

Stock Plan: The Committee can recommend that the Non-Employee Board (i) cancel and forfeit any outstanding equity awards under the Company’s stock plans, (ii) require the Executive Officer to return a number of shares of Company stock received upon vesting and settlement of any restricted stock and restricted stock unit awards during the Relevant Period (or pay the cash value of such shares), and (iii) require the Executive Officer to return a number of shares received upon the exercise of any stock options during the Relevant Period (or pay the cash value of such shares). The cash value shall be determined as of the date of the Committee’s demand for recoupment.

The Committee can also recommend that the Non-Employee Board recoup similar compensation under any subsequently adopted plans, arrangements or agreements, or compensation under any severance arrangements or any non-qualified deferred compensation arrangements.

5.No Indemnification or Reimbursement.
Notwithstanding the terms of any other policy, program, agreement or arrangement, in no event will the Company indemnify or reimburse any current or former Executive Officer for any loss of Erroneously Awarded Compensation under this Policy, and the Company shall not pay or reimburse any Executive Officer for premiums on any insurance policy to fund such Executive Officer’s potential recovery obligations under this Policy.

6.No Impairment of Other Remedies

This Policy shall not preclude the Committee from recommending that the Non- Employee Board take any other action to enforce an Executive Officer’s obligation to the Company, including termination of employment, institution of civil proceedings, or action to effect criminal proceedings. Further, the Company shall be entitled to recover from an Executive Officer any and all reasonable costs and expenses incurred by the Company to recover all Erroneously Awarded Compensation from such Executive Officer under this Policy. Such Executive Officer shall repay such amounts to the Company within fifteen (15) calendar days of the Company’s written demand to such Executive Officer for repayment.

7.Miscellaneous

Notwithstanding the foregoing, to the extent any provision of applicable law, including the Recoupment Rules, requires non-discretionary recoupment or would result in a larger recoupment than permitted under this Policy, the provision of such applicable law shall supersede the relevant provisions of this Policy.

The Committee may amend the Policy from time to time in its sole discretion and shall amend the Policy as it deems necessary to reflect the regulations adopted by the Securities and Exchange Commission and to comply with any rules or standards adopted by a national securities exchange on which the Company’s securities are then listed (including the Recoupment Rules). It is intended that the Policy be interpreted in a manner that is consistent with the requirements of the Recoupment Rules.

The Company will provide notice and seek acknowledgement of the Policy from each Executive Officer, provided that the failure to provide such notice or obtain such acknowledgement will have no impact on the applicability or enforceability of the Policy. The Company must be in receipt of an Executive Officer’s acknowledgement as a condition to such person’s eligibility to Receive Incentive-Based Compensation.

8.Effective Date

This Policy shall apply to all Incentive-Based Compensation Received on or after October 2, 2023, even if such Incentive-Based Compensation was approved, awarded, granted or paid prior to that date.

Policy Acknowledgment and Consent

I hereby acknowledge that I have been designated an Executive Officer, I acknowledge and agree to the terms of this Policy, I agree to fully cooperate with the Company in connection with the enforcement of the Policy, including the repayment by or recovery from me of Erroneously Awarded Compensation, and I agree that the Company may enforce its rights under the Policy through any and all reasonable means permitted under applicable law as the Company deems necessary or appropriate under the Policy.

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